AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ________, 1999
                                                REGISTRATION NO. 333-_______
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ---------------
                                  FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      PP&L TRANSITION BOND COMPANY LLC
                     (Issuer with respect to the Bonds)
     (Exact name as specified in registrant's Certificate of Formation)


         DELAWARE
    -------------------                                 --------------------
      (State or other                                      (I.R.S. Employer
      jurisdiction of                                    Identification No.)
     incorporation or
       organization)

                     PP&L TRANSITION BOND COMPANY LLC,
                           TWO NORTH NINTH STREET
                       ALLENTOWN, PENNSYLVANIA 18101
                               (610)774-5151

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive
                                  offices)

                               JAMES E. ABEL
                           TWO NORTH NINTH STREET
                       ALLENTOWN, PENNSYLVANIA 18101
                               (610) 774-5151

          (Name, address, including zip code, and telephone number
                 including area code, of agent for service)
                                -----------
                                 Copies to:

           CHRISTOPHER J. KELL                         DEAN E. CRIDDLE
 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP    ORRICK, HERRINGTON & SUTCLIFFE LLP
             919 THIRD AVENUE                        400 SANSOME STREET
         NEW YORK, NEW YORK 10022                  SAN FRANCISCO, CA 94111
             (212) 735-2160                            (415) 773-5783

  Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|-|

  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                      CALCULATION OF REGISTRATION FEE
==============================================================================================
                                                                  PROPOSED
                                                                   MAXIMUM
                                             PROPOSED MAXIMUM     AGGREGATE       AMOUNT OF
   TITLE OF EACH CLASS OF        AMOUNT TO    OFFERING PRICE       OFFERING      REGISTRATION
SECURITIES TO BE REGISTERED    BE REGISTERED    PER UNIT(1)        PRICE(1)        FEE (2)
----------------------------------------------------------------------------------------------
    Transition Bonds            $ 1,000,000       ____%             $____           $ 278
   Issuable in Series
----------------------------------------------------------------------------------------------

------------------
(1) Estimated solely for the purpose of calculating the registration fee.
(2) Previously paid.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON ANY DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON A DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                SUBJECT TO COMPLETION, DATED ________, 1999

                           Prospectus Supplement
                   (To Prospectus dated __________, 1999)

                   $_____ Transition Bonds, Series 1999-_ Bonds
                      PP&L Transition Bond Company LLC
                      PP&L, Inc., Seller and Servicer

THE FOLLOWING SECURITIES ARE BEING OFFERED IN THIS PROSPECTUS SUPPLEMENT*:

                        Class   Bonds     Class   Bonds     Class   Bonds
Principal Amount        $                 $                 $
                         ------------      ------------      ------------
Price                    ------------%     ------------%     ------------%
Underwriting Discounts
   and Commissions       ------------%     ------------%     ------------%
Net Proceeds
Bond Rate                ------------%     ------------%     ------------%
Expected Final
   Payment Date          ------------      ------------      ------------
Final Maturity Date      ------------      ------------      ------------

=====================
(*) These securities will be defined as the "Series 1999-_ Bonds" in this Prospectus Supplement.

Interest and principal on the Series 1999-_ Bonds will be payable , on the _____ day of __________ or the first business day after these dates.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE OF THE PROSPECTUS.

THE SERIES 1999-_ BONDS REPRESENT OBLIGATIONS OF PP&L TRANSITION BOND COMPANY LLC, THE "ISSUER", AND ARE BACKED ONLY BY THE ASSETS OF THE ISSUER. NEITHER PP&L, INC., PP&L RESOURCES, INC. NOR ANY OF THEIR AFFILIATES ARE LIABLE FOR PAYMENTS ON THE BONDS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      There currently is no secondary market for the Series 1999-_ Bonds, and there is no assurance that one will develop.

      All capitalized terms used in this Prospectus Supplement are defined in this Prospectus Supplement or in the Prospectus. See the "Index of Principal Definitions" which begins on page S-21 of this Prospectus Supplement and on page 111 of the Prospectus for the location of the definitions of capitalized terms that appear in this Prospectus Supplement.

                          Morgan Stanley Dean Witter

      The date of this Prospectus Supplement is __________, 1999.

  This prospectus supplement does not contain complete information about the offering of the Series 1999-_ Bonds. Additional Information is contained in the Prospectus. Prospective Investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Series 1999-_ Bonds may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                               TABLE OF CONTENTS

                             Prospectus Supplement

WHERE TO FIND INFORMATION IN THESE DOCUMENTS...............................S-4
SUMMARY OF TERMS - PROSPECTUS SUPPLEMENT...................................S-6
THE SERIES 1999-_ BONDS....................................................S-9
DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY.............................S-12
DESCRIPTION OF PP&L'S BUSINESS............................................S-16
MATERIAL FEDERAL INCOME TAX MATTERS FOR THE SERIES 1999-_ BONDS...........S-17
UNDERWRITING THE SERIES 1999-_ BONDS......................................S-18
RATINGS FOR THE SERIES 1999-_ BONDS.......................................S-19
INDEX OF PRINCIPAL DEFINITIONS............................................S-21






                 WHERE TO FIND INFORMATION IN THESE DOCUMENTS

This Prospectus Supplement and the attached Prospectus provide information about the Issuer and PP&L, Inc., including terms and conditions that apply to the Series 1999-_ Bonds. The specific terms of the 1999-_ Bonds are contained in this Prospectus Supplement. You should rely only on information on the Series 1999-_ Bonds provided in this Prospectus Supplement and the attached Prospectus. We have not authorized anyone to provide you with different information.

We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections describing the Issuer and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

   o Summary of Terms of the Series 1999-_ Bonds-- provides information concerning the amounts and the payment terms of each class of Series 1999-_ Bonds.

   o Risk Factors -- describes briefly some of the risks to investors of a purchase of the Series 1999-_ Bonds.

Cross references may be contained in the introductory sections which will direct you elsewhere in this Prospectus Supplement or the attached Prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

You can find a listing of the pages where capitalized terms are defined under the caption "Index of Principal Definitions" beginning on page S-21 in this Prospectus Supplement and under "Index of Terms" beginning on page 111 of the attached Prospectus.

FORWARD-LOOKING INFORMATION

      Some statements contained in this Prospectus Supplement and the Prospectus concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts, are forward-looking statements within the meaning of the federal securities laws. Although PP&L and the Issuer believe that the expectations and the underlying assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct. The forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:

1. state and federal legal or regulatory developments;

2. national or regional economic conditions;

3. market demand and prices for energy and capacity;

4. weather variations affecting customer energy usage;

5. the need for and effect of any business or industry restructuring;

6. new accounting requirements or new interpretations or applications of existing requirements;

7. operating performance of PP&L's facilities;

8. environmental conditions and requirements; and

9. system conditions (including actual results in achieving Year 2000 compliance by PP&L, its subsidiaries, affiliates, vendors and others).

Any forward-looking statements should be considered in light of these important factors and in conjunction with PP&L Resources' and PP&L's other documents on file with the SEC.

      New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time. It is not possible for PP&L or the Issuer to predict all of these factors, or the extent to which any factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which the statement is made and neither PP&L nor the Issuer undertakes any obligation to update the information contained in the statement to reflect subsequent developments or information.


                   SUMMARY OF TERMS - PROSPECTUS SUPPLEMENT

      This summary contains a brief description of the Series 1999-_ Bonds. You will find a detailed description of the terms of the offering of the Series 1999-_ Bonds following this summary. The terms that apply to all Series of Transition Bonds appear in the Prospectus which follows this Prospectus Supplement.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THE PROSPECTUS.


THE ISSUER:                   PP&L Transition Bond Company LLC, a
                              Delaware limited liability company, wholly owned by CEP Group, Inc., a Pennsylvania corporation wholly owned by PP&L, Inc.

ISSUER'S ADDRESS:             Two North Ninth Street; Allentown, PA 18101

ISSUER'S TELEPHONE NUMBER:    (610) 774-5151

SELLER OF THE PROPERTY TO     PP&L, Inc., an operating electric utility,
THE ISSUER:                   incorporated under the laws
                              of the Commonwealth of Pennsylvania in 1920.
                              PP&L serves approximately 1.3 million
                              customers in 29 counties of central eastern
                              Pennsylvania, with a population of
                              approximately 2.6 million persons.

SELLER'S ADDRESS:             Two North Ninth Street, Allentown, PA  18101

SELLER'S TELEPHONE NUMBER:    (610) 774-5151

SERVICER OF THE PROPERTY:     PP&L, Inc.

TRUSTEE:                      The Bank of New York

THE TERMS OF THE SERIES 1999 -   BONDS


                                      Class Bonds          Class Bonds
Principal Amount:                          $__________          $__________

Interest Rate Per Annum:                        _____%               _____%

Interest Accrual Method:                        _____                _____

Payment Dates:                              ____ (___)           ____ (___)
                                                                         ,
First Payment Date:                    _________, 1999      _________, 1999

Expected Final Payment Date:*             ____________         ____________

Final Maturity Date:                      ____________         ____________

Anticipated Ratings
  (Moody's/Standard & Poor's/Fitch
  IBCA/Duff & Phelps):**                       _______              _______
----------------
* The expected final payment date is the date upon which the issuer expects to make the final payment on the Series 1999-_ Bonds. However, under some circumstances the final payment on the Series 1999-_ Bonds may be made after that date. The Series 1999-_ Bonds will not be in default unless they are not paid in full by the final maturity date.

** It is a condition to the offering of the Series 1999-_ Bonds that these ratings be obtained upon issuance. However, a rating agency in its discretion may lower or withdraw its rating in the future.


THE COLLATERAL

The Issuer will own intangible transition property, a property right created under the Competition Act. In general terms, the intangible transition property represents the right to recover, through intangible transition charges payable by retail consumers of electricity within PP&L's service territory who access PP&L's transmission and distribution system,
(i) the principal amount of the transition bonds, and (ii) the interest, fees, expenses, credit enhancement and premiums, if any, associated with the transition bonds. The principal amount of the transition bonds is equal to a portion of PP&L's stranded costs. Stranded costs are an electric utility's net electric generation related costs which traditionally would be recoverable under a regulated environment but which may not be recoverable in a competitive electric generation market. The intangible transition property is described in more detail under "The Sale Agreement --PP&L's Sale and Assignment of Intangible Transition Property" in the Prospectus.

In connection with the issuance of the Series 1999-_ Bonds, PP&L will sell [$ ] billion of its intangible transition property to the issuer. PP&L, as servicer of the intangible transition property, will collect the intangible transition charges from Customers on behalf the Issuer. Other entities may be required to collect intangible transition charges from Customers and pay the amounts collected to PP&L, as Servicer. See "The Seller and Servicer of the Intangible Transition Property" in the Prospectus.

PAYMENT SOURCES

On each payment date, the trustee will pay amounts owed on Series 1999-_ Bonds from

   o amounts received from the servicer with respect to intangible transition charges during the prior quarter; and

   o amounts available for withdrawal from trust accounts held by the trustee or paid pursuant to contracts pledged to secure one or more series of transition bonds. See "The Indenture-The Collection Account for the Transition Bonds" in the Prospectus.


PRINCIPAL PAYMENTS

On each payment date, the amount required to be paid as principal on the transition bonds, including the Series 1999-_ Bonds, will equal:

  o the principal scheduled to be paid on the transition bonds on that payment date; plus

  o the unpaid principal amount of any series due on the final payment date of that series; plus

  o the unpaid principal amount if there is a default on the transition bonds and the trustee or the holders of a majority of the principal amount of the transition bonds declare the transition bonds to be due and payable.

On each payment date, the issuer will distribute principal on the Series 1999-_ Bonds in the following order:

                        [To be provided at issuance]

INTEREST PAYMENTS

On each payment date, the issuer will pay interest on each class of the Series 1999-_ Bonds as follows:

                        [To be provided at issuance]

OPTIONAL REDEMPTION

[Optional redemption provisions, if any, to be provided at issuance.]

PARTICULAR CREDIT ENHANCEMENT FEATURES

Credit enhancement for the Series 1999-_ Bonds includes the following:

  o PP&L, Inc., as servicer of the intangible transition property on behalf of the Issuer, will make adjustments to the intangible transition charges it bills to customers, upon approval by the Pennsylvania PUC. PP&L will make these adjustments if it determines that it is not collecting sufficient intangible transition charges for the Issuer to make timely payments on the Series 1999-_ Bonds and to pay transaction fees and expenses, or if any of the subaccounts is not funded to its required level. PP&L can make these changes, with the approval of the PUC, once a year, except during the last year of the transaction, when it can make these adjustments as frequently as monthly. See "The PUC Order and the Intangible Transition Charges - The PUC Order" in the Prospectus.

[Additional credit enhancement, if any, to be provided at issuance.]

The credit enhancement for the Series 1999-_ Bonds is intended to protect you against losses or delays in scheduled payments on your Series 1999-Bonds.

TAX STATUS

In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP for federal income tax purposes, and in the opinion of Morgan, Lewis & Bockius LLP for Pennsylvania income tax purposes:

  o the Series 1999-_ Bonds will be characterized as debt of PP&L, Inc.; and

  o the issuer will be treated as a division of PP&L and not as a separate taxable entity.

The issuer and PP&L have received a private letter ruling from the Internal Revenue Service regarding the federal income tax aspects of the transactions described above. Tax counsel have relied on that ruling in rendering their opinions.

If you purchase a Series 1999-_ Bond, you agree to treat it as debt of PP&L for tax purposes.

ERISA CONSIDERATIONS

Pension plans and other investors subject to ERISA may acquire the Series 1999-_ Bonds subject to specified conditions. The acquisition and holding of the Series 1999-_ Bonds could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the Series 1999-_ Bonds, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the Series 1999-_ Bonds would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, see "ERISA Considerations" in the Prospectus.


                            THE SERIES 1999-_ BONDS

   The PP&L Transition Bond Company LLC Transition Bonds, Series 1999-_ (the "Series 1999-_ Bonds") will be issued under and secured pursuant to a base indenture dated as of __________, 1999 between the Issuer and the Trustee, as supplemented by the Series 1999-_ Supplemental Indenture thereto (as so supplemented, the "Indenture"). The following summary does not purport to be complete and is subject to, and qualified by reference to, the terms and provisions of the Indenture and by reference to the terms and provisions of the Series 1999-_ Bonds.

GENERAL

   The Series 1999-_ Bonds will be issued on the Series Issuance Date and will include the following Classes:

                                    TABLE 1

            Initial Clas       Expected Final      Final
     Class  Principal Balance   Payment Date    Maturity Date     Bond Rate*



            $___________        ____________     ____________    [_________%]
                                  (_______)       (_______)
[           $___________        ____________     ____________    [_________%]
                                  (_______)       (_______)
            $___________        ____________     ____________    [_________%]
                                  (_______)       (_______)

* Calculated as described below under "Interest."

      How the Issuer Will Make Series 1999-_ Bond Payments. The Issuer will pay interest and principal relating to the Series 1999-_ Bonds through DTC or, if the Series 1999-_ Bonds are no longer in book-entry form, at the offices of ___________ at __________, New York, New York ____. The Issuer will make payments by wire transfer in immediately available funds to the account designated by Cede & Co. as nominee of DTC or, if the Series 1999-_ Bonds are no longer in book entry form, by check mailed first-class, postage prepaid to a Series 1999-_ Bondholder's address as it appears on the Record Date. After prior notice to the Series 1999-_ Bondholders, the Issuer will pay the final installment of principal and premium, if any, only upon presentation and surrender of the Series 1999-_ Bonds at a place specified in the notice. A beneficial owner of a Series 1999-_ Bond will receive payments from the securities intermediary through whom it holds the Series 1999-_ Bonds.

INTEREST

      Interest on each Class of the Series 1999-_ Bonds will accrue beginning on the Series Issuance Date at the respective Bond Rates indicated above, in each case payable on each Payment Date, commencing __________, 1999, to the persons in whose names the Series 1999-_ Bonds of each Class are registered at the close of business on the preceding record date.

      Interest on the Series 1999-_ Bonds Class ___ will be calculated as follows:

  [To be provided at issuance for any Class with a floating rate Bond Rate]

      On each Payment Date, each Class of Series 1999-_ Bonds will be entitled to receive payments of interest as follows:

                        [To be provided at issuance]


      The Record Date with respect to any Payment Date will be the close of business on the Business Day preceding the Payment Date.

PRINCIPAL

      On each Payment Date, holders of each Class of Series 1999-_ Bonds will be entitled to receive payments of principal, to the extent funds are available, as follows:

                       [To be provided at issuance.]

provided that the principal payment on any Class on a Payment Date will not be greater than the amount necessary to reduce the Class Principal Balance of the Class to the amount specified in Table 2 for the Class and Payment Date.

      The entire unpaid principal amount of each Class of the Series 1999-_ Bonds will be due and payable on the Final Maturity Date for the Class.

      The Expected Amortization Schedule for the Series 1999-_ Bonds. The following table sets forth the Principal Balance that is scheduled to remain outstanding for each Class of the Series 1999-_ Bonds at each Payment Date after giving effect to the payments made on that date from the Series Issuance Date to the Expected Final Payment Date for the Class. In preparing the table, it has been assumed, among other things, that:

   1. the Series 1999-_ Bonds are issued on ________,

   2. payments on the Series 1999-_ Bonds are made on each Payment Date, commencing on ________,

   3. the Quarterly Servicing Fee for the Series 1999-_ Bonds equals ,

   4. there are no net earnings on amounts on deposit in the Collection
      Account,

   5. operating expenses, including all fees, costs and expenses of the Issuer and amounts owed by the Issuer to the Trustee, are paid (in the amount of $_____ in the aggregate for all Series on each Payment
      Date), and

   6. all ITC Collections are deposited in the Collection Account in accordance with the PP&L's forecasts.



                                    TABLE 2
                        EXPECTED AMORTIZATION SCHEDULE

                                    Outstanding Class Principal Balance
Payment Date                        Series/Class [                       ]
------------                        --------------------------------------
            , 1999
            , 1999
            , 1999
            , 1999
            , 2000
            , 2000
            , 2000
            , 2000
            , 2001
            , 2001
            , 2001
            , 2001
             [etc.]

      Series 1999-_ Bond Principal Payments May Be Made Later than Scheduled. There can be no assurance that the principal balance of any Class of the Series 1999-_ Bonds will be reduced in the amounts indicated in the foregoing table. The actual principal payments on the Class may be made on a Payment Date later than indicated in the table. The Series 1999-_ Bonds will not be in default if not paid on the date specified in Table 2.

OPTIONAL REDEMPTION OF THE SERIES 1999-_ BONDS

     [Optional redemption provisions, if any, to be provided at issuance.]

THE OVERCOLLATERALIZATION AND CAPITAL AMOUNT

      The Overcollateralization Subaccount. The Overcollateralization Amount for the Series 1999-_ Bonds is $_______ million. As shown in Table 3, the Intangible Transition Charges related to the Series 1999-_ Bonds will be calculated at and periodically adjusted to a level that is designed to collect the Overcollateralization Amount in equal amounts over the life of the Series 1999-_ Bonds. The Scheduled Overcollateralization Level for each Payment Date for all Series of Transition Bonds and the Scheduled Overcollateralization Level for each Payment Date, in each case as of the date of this Prospectus Supplement, are set forth below. See also "The Transition Bonds--Credit Enhancement for the Transition Bonds" and "The Indenture-How Funds in the General Subaccount Will be Allocated" in the Prospectus.

                                   TABLE 3

                                                Calculated
      Payment Date                        Overcollateralization Level
      ------------                        ---------------------------


                        [To be provided at issuance.]


On each Payment Date, the Trustee will draw on amounts in the Series 1999-_ Bondholders Overcollateralization Subaccount to the extent that amounts available in the General Subaccount and the Reserve Subaccount are insufficient to make scheduled allocations to the Series 1999-_ Bondholders and to pay expenses of the Issuer, the Trustee and the Servicer and other fees and expenses specified in the Indenture. See "The Transition Bonds--Credit Enhancement for the Transition Bonds" and "The Indenture-How Funds in the General Subaccount Will Be Allocated" in the Prospectus.

      The Capital Subaccount. Upon the issuance of the Series 1999-_ Bonds, PP&L will deposit the Required Capital Amount for the Series 1999-_ Bonds of $____ in the Capital Subaccount. On each Payment Date, the Trustee will draw on any amounts in the Capital Subaccount in excess of to the extent amounts available in the General Subaccount, the Reserve Subaccount and the Overcollateralization Subaccount are insufficient to make scheduled distributions to the Series 1999-_ Bondholders and to pay expenses of the Issuer, the Trustee, the Servicer and other fees and expenses specified in the Indenture.

OTHER CREDIT ENHANCEMENT

      The Reserve Subaccount for the Series 1999-_ Bonds. ITC Collections available on any Payment Date in excess of the amount necessary to pay:

   1. expenses of the Trustee and the Servicer and other fees and expenses,

   2. the amounts allocable to Series Subaccounts for principal of and interest on each Series of Transition Bonds payable on the next Payment Date,

   3. the amounts allocable to the Overcollateralization Subaccount, all as described under "The Indenture--How Funds in the General Subaccount Will Be Allocated" in the Prospectus and

   4. any amount required to replenish the Capital Subaccount will be allocated to the Reserve Subaccount. On each Payment Date, the Trustee will draw on any amounts in the Reserve Subaccount to the extent amounts available in the General Subaccount are insufficient to make scheduled distributions to the Series 1999-_ Bondholders and to pay expenses of the Issuer, the Trustee, the Servicer and other fees and expenses specified in the Indenture.

                   [Any others to be provided at issuance.]

See "The Indenture--The Collection Account for the Transition Bonds" in the Prospectus.

                DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY

      Intangible Transition Property is a property right created by the Competition Act. Intangible Transition Property represents the irrevocable right of an electric utility or assignee to receive through the imposition of Intangible Transition Charges amounts sufficient to recover all of the following:

   1. the transition or stranded costs of an electric utility approved by the PUC for recovery through the issuance of transition bonds;

   2. the costs of retiring existing debt or equity capital of the electric utility or its holding company parent, including accrued interest and acquisition or redemption premium, costs of defeasance, and other related fees, costs and charges relating to, through the issuance of transition bonds or the assignment, sale or other transfer of intangible transition property; and

   3. the costs incurred to issue, service or refinance the transition bonds, including accrued interest and acquisition or redemption premium, and other related fees, costs and charges, or to assign, sell or otherwise transfer intangible transition property.

Each Customer Class is responsible for a fixed percentage of the Intangible Transition Charges. The Intangible Transition Charges will be applied among Rate Schedules within the three Customer Classes, and will be adjusted by Customer Class.


CUSTOMER CLASS DESCRIPTIONS:

      PP&L's Customer Classes. Three customer classes (each, a "Customer Class") make up PP&L's customer base: residential ("Residential"), small commercial and industrial, including street-lighting ("Small Commercial and Industrial") and large commercial and industrial ("Large Commercial and Industrial"). Each Customer Class includes a number of rate schedules (each, a "Rate Schedule"). Customer Classes and Rate Schedules are created by PP&L and approved by the PUC, and are subject to change. Any changes will be reflected in any Adjustment Request filed with the PUC by PP&L. The current Customer Classes and Rate Schedules were effective on or before November 1, 1997.

PP&L WILL ASSESS INTANGIBLE TRANSITION CHARGES ON PARTICULAR CUSTOMERS

      PP&L will assess Intangible Transition Charges on the bills of each person:

   1. was a retail customer of electric service of PP&L located within PP&L's service territory on January 1, 1997 or that became a customer of electric service within PP&L's service territory after January 1, 1997,

   2. is still located within PP&L's service territory, and

   3. is receiving distribution service from PP&L.

However, the Intangible Transition Charge is not payable by any person who self-generates electricity with facilities that are not operated in parallel with PP&L's transmission and distribution grid. The Intangible Transition Charges have been allocated among the three Customer Classes as well as the various Rate Schedules within each Customer Class. For a description of the Customer Classes and the Rate Schedules within each Customer Class, see "PP&L's Intangible Transition Charges" below.

PP&L'S INTANGIBLE TRANSITION CHARGES

      The Qualified Transition Expenses authorized in the Final Order issued on August 27, 1998 (the "PUC Order") by the Pennsylvania Public Utility Commission (the "PUC") are to be recovered from each Customer in each of PP&L's Customer Classes and Rate Schedules, so long as the Customer accesses PP&L's transmission and distribution system, even if the Customer elects to purchase electricity from another supplier or if the Customer chooses to operate self-generation equipment while still accessing PP&L's transmission and distribution system, as long as the Customer is located within PP&L's retail electric service area.

      Recovery of Qualified Transition Expenses will be allocated among PP&L's Customer Classes based on the relative generation-related charges borne by PP&L's Customer Classes through the electric rates specified in PP&L's current electricity rate tariff. PP&L will determine the amount to be allocated to each Rate Schedule within that Customer Class. That amount will to be expressed as a charge or charges for each Rate Schedule. From this determination, PP&L will calculate the total amount of Intangible Transition Charges required to be billed to each Customer Class in order to generate ITC Collections sufficient to ensure timely recovery of Qualified Transition Expenses. Those charges will be reflected in each Customer's bill within each Rate Schedule. The charges will vary among Customer Classes and among Rate Schedules within a Customer Class.

      The dollar amount of the charge on a Customer's bill is the Intangible Transition Charge payable by the Customer. To the extent that total revenues are affected by changes in usage, number of Customers, rate of delinquencies and write-offs or other factors, ITC Collections will vary from projections. PP&L will recalculate the charge applied to Customers' bills to adjust for such variations on each Calculation Date. See Tables 3, 4, 5, 6, 7, 8 and 9 under "The Seller and Servicer of the Intangible Transition Property" in the Prospectus.

      The Average Intangible Transition Charge for Customers. Initially, the Intangible Transition Charges billed will be approximately $_________ per month for an average Customer in the Residential Customer Class, approximately $_________ per month for an average Customer in the Small Commercial and Industrial Customer Class and approximately $________ per month for an average Customer in the Large Commercial and Industrial Customer Class. Intangible Transition Charges will be collected from Customers in accordance with the design of existing Rate Schedules which consist of "block structure" demand (per kilowatt) and, in the case of most of the Rate Schedules, use (per kilowatt hour) components. The "Average ITC Rate" tabulated below reflects the Rate Schedule ITC Collections divided by the Rate Schedule use in kilowatt hour ("kwh"). The average monthly bill for each PP&L Customer Class during 1998 was $______, $____ and $______, respectively. The following projected average Intangible Transition Charges (expressed as a rate applied to each Customer's total bill or non-generation portion of the bill, as applicable) will be imposed on Customers in each Customer Class, and the Rate Schedules within each Customer Class, beginning on the Series Issuance Date for the Series 1999-_
Bonds:


                                    TABLE 4

PROJECTED AVERAGE INTANGIBLE TRANSITION CHARGES FOR THE PERIOD FROM
      TO DECEMBER 31, 1999

                                 RESIDENTIAL

      Rate Schedule                              Average ITC Rate per kwh
      -------------                              ------------------------

      Rate Schedule RS
      Rate Schedule RTS
      Rate Schedule RTD

                       SMALL COMMERCIAL AND INDUSTRIAL

      Rate Schedule                              Average ITC Rate per kwh
      -------------                              ------------------------

      Rate Schedule GS-1
      Rate Schedule GS-3
      Rate Schedule GH-1(R)
      Rate Schedule GH-2(R)
      Rate Schedule IS-1
      Rate Schedule SA
      Rate Schedule SM
      Rate Schedule SHS
      Rate Schedule SE
      Rate Schedule SI-1(R)
      Rate Schedule TS
      Rate Schedule BL

                       LARGE COMMERCIAL AND INDUSTRIAL

      Rate Schedule                              Average ITC Rate per kwh
      -------------                              ------------------------

      Rate Schedule LP-4
      Rate Schedule IS-P
      Rate Schedule LP-5
      Rate Schedule LP-6
      Rate Schedule IS-T
      Rate Schedule LPEP
      Rate Schedule ISM
      Rate Schedule Standby

PP&L MAY OBTAIN ADJUSTMENTS TO THE INTANGIBLE TRANSITION CHARGES

      The Servicer on behalf of the Issuer is required to seek adjustments to the Intangible Transition Charges on each Calculation Date as described under "The PUC Order and the Intangible Transition Charges" in the Prospectus.

      The PUC's Intangible Transition Charge Adjustment Process. In order to enhance the likelihood that the actual ITC Collections are neither more nor less than the amount necessary to pay the principal of the Transition Bonds of each Series in accordance with the Expected Amortization Schedule, to pay interest on the Series and to fund the related expenses and reserves, the Servicing Agreement requires the Servicer to seek, and the Competition Act and the PUC Order require the PUC to approve, annual adjustments to the Intangible Transition Charges on January 1 of each year based on actual ITC Collections and updated assumptions by the Servicer as to projected future usage of electricity by Customers, expected delinquencies and write-offs and future expenses relating to the Series 1999- Bonds. In addition, the PUC Order provides that adjustments during the final year of ITC Collections for any Series of Transition Bonds may be made quarterly or monthly. The final Adjustment Date for the Series 1999-Bonds will be ____.

      The following table reflects information regarding the adjustments to the Intangible Transition Charges assessed on each Customer Class and each Rate Schedule that have been implemented since the first Adjustment
Date:

      [To be provided at issuance of subsequent Series, if applicable.]

                        DESCRIPTION OF PP&L'S BUSINESS

      The following is information which supplements that provided under the heading "PP&L, Inc." in the Prospectus. For a more complete discussion of the Seller and the Servicer, see "PP&L, Inc." and "The Seller and Servicer of the Intangible Transition Property" in the Prospectus.

PP&L'S OPERATIONS

      PP&L is an operating electric utility, incorporated under the laws of the Commonwealth of Pennsylvania in 1920. PP&L is the primary subsidiary of PP&L Resources, Inc., a holding company formed in 1995. The assets of PP&L equal approximately 92% of PP&L Resources's consolidated assets, and the financial condition and results of operation of PP&L are currently the principal factors affecting the financial condition and results of operations of PP&L Resources.

      PP&L reported net income of $________ on revenue of $_________ for the [quarter][year] ended __________, 1999 as compared with net income of $________ on revenue of $________ for the [quarter][year] ended _________, 1998.

      Actual usage is dependent on factors such as weather conditions, demographic changes, and economic conditions. See "Risk Factors-Unusual Nature of Intangible Transition Property" in the Prospectus. The total annual usage adjusted for weather effects has increased for the past two years. The compounded annual growth rate in the usage, adjusted for weather effects, by all Customer Classes from 1988 through 1998 was __%. There can be no assurance that future usage growth rates for PP&L will be similar to historical experience.

      The Percentage Concentration Within PP&L's Large Commercial and Industrial Customers. For the period ended __________, the largest Customer represented approximately ____%, and the ten largest Customers represented approximately ____%, of PP&L's Large Commercial and Industrial Customer Class revenues. There are no material concentrations in either of the other two Customer Classes.

      There can be no assurance that current Customers will remain Customers or that the levels of Customer concentration in the future will be similar to those set forth above.

      During the three years ending December 31, 1998, the delinquency experience for all Customers has improved substantially due to more aggressive collection efforts. However, these efforts have also increased the amount of write-offs, because these efforts led PP&L to write off delinquent accounts at a faster rate. The amount of write-offs is expected, but is not assured, to decline in coming years do to the implementation of a residential security deposit policy which is expected to be completed by the end of 1999. PP&L does not expect, but cannot assure, that the delinquency or write-off experience with respect to ITC Collections will differ substantially from its delinquency and write-off history in collecting electricity usage charges from its Customers.

INFORMATION WHICH IS AVAILABLE TO THE SERIES 1999-_ BONDHOLDERS

      The Issuer Will File Information With the SEC. The Issuer will file with the Securities and Exchange Commission (the "SEC") all periodic reports as are required by the Securities Exchange Act of 1934, (the "Exchange Act"), and the rules, regulations or orders of the SEC thereunder. Copies of the Registration Statement and exhibits thereto may be obtained at the locations specified in the Prospectus under "Available Information" at prescribed rates. Information filed with the SEC can also be inspected at the SEC's site on the World Wide Web at http://www.sec.gov. The Issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of Transition Bonds of any Series if there are fewer than 300 holders of Transition Bonds of that Series.

      Disclaimers About the Prospectus. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the Prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by the Issuer, PP&L, the Underwriters or any dealer, salesperson or other person. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make any similar offer or solicitation.

                     MATERIAL FEDERAL INCOME TAX MATTERS
                          FOR THE SERIES 1999-_ BONDS

      Tax Treatment of Any Original Issue Discount for the Series 1999-_ Bonds. In the event a Class of Series 1999-_ Bonds is issued at a price which is lower than its stated principal amount by more than a de minimis amount, the excess of a Series 1999-_ Bond's stated redemption price at expected maturity over its issue price will give rise to OID, which will be treated as additional interest income to the holder of a Series 1999-_ Bond. Accordingly, a Series 1999-_ Bondholder will be subject to the following tax consequences in addition to the tax consequences described in the Prospectus. In general, the issue price of a Class of Series 1999-_ Bonds is the first price at which a substantial amount of Series 1999-_ Bonds of the Class is sold to the public. In general, if the principal amount of a Series 1999-_ Bond exceeds its issue price by an amount that is less than 0.25% of the Series 1999-_ Bond's principal amount payable at expected maturity multiplied by the weighted average number of years to maturity (the "De Minimis Amount"), then the excess is treated as de minimis OID and the Series 1999-_ Bond is not treated as having been issued with OID. Unless a Series 1999-_ Bondholder makes an election to accrue all interest on a constant-yield basis, the Series 1999-_ Bondholder must include de minimis OID in income proportionately as stated principal payments on the Series 1999-_ Bond are made.

      OID Is Calculated on Constant-Yield Basis. Except as set forth above, a Series 1999-_ Bondholder that is a United States Person will be required to include in taxable income any OID income as it accrues on a constant-yield method based on the compounding of interest before the receipt of cash payments attributable to this income. A Series 1999-_ Bondholder must take any OID income into account currently, regardless of the Series 1999-_ Bondholder's general method of accounting for other items. In general, a Series 1999-_ Bondholder will be required to include in gross income the sum of the daily portions of OID with respect to the Series 1999-_ Bond for each day during the taxable year in which the Series 1999-_ Bondholder holds the Series 1999-_ Bond. The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Series 1999-_ Bond may be of any length selected by the Series 1999-_ Bondholder and may vary in length over the term of the Series 1999-_ Bond, so long as:

   1. no accrual period is longer than one year and

   2. each scheduled payment of interest or principal on the Series 1999-_ Bond occurs on either the final day or the first day of the accrual period. The amount of OID on a Series 1999-_ Bond that is allocable to the accrual period is equal to the excess of:

      a. the product of the adjusted issue price of the Series 1999-_ Bond at the beginning of the accrual period and the yield to maturity of the Series 1999-_ Bond (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over

      b. the sum of the payments of interest on the Series 1999-_ Bond that are allocable to the accrual period.

The adjusted issue price of a Series 1999-_ Bond at the beginning of any accrual period is the issue price of the Series 1999-_ Bond, increased by the amount of accrued OID for each prior accrual period and decreased by the amount of any payments of principal previously made on the Series 1999-_ Bond. A Series 1999-_ Bondholder that is a United States Person will have a tax basis in a Series 1999-_ Bond equal to the Series 1999-_ Bondholder's purchase price (exclusive of any portion thereof representing accrued but unpaid interest), decreased by any principal repayments and increased by the amount of any OID previously taken into income.

      OID Taxation Issues for Foreign Persons. A Series 1999-_ Bondholder that is a Foreign Person will be subject to a United States withholding tax of 30% upon the actual payment of OID income, except as described in the Prospectus in the context of:

   1. a Foreign Person that:

      a. does not own directly or constructively 10% or more of the total combined voting power of all classes of stock of PP&L entitled to vote,

      b. is not a controlled foreign corporation that is related to PP&L through stock ownership and

      c. meets the withholding documentation requirements discussed in the Prospectus; and

   2. where an applicable tax treaty provides for the reduction or elimination of the withholding tax.

In the context of backup withholding and information reporting requirements, the discussion in the Prospectus regarding interest income would be similarly applicable to OID income. A Series 1999-_ Bondholder that is a Foreign Person generally will be taxable in the same manner as a United States corporation or resident with respect to OID income if the income is effectively connected with the conduct of a trade or business in the United States.

                     UNDERWRITING THE SERIES 1999-_ BONDS

      Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Issuer, PP&L and the underwriters named below (the "Underwriters") for whom Morgan Stanley Dean Witter is acting as the representative, the Issuer has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase, the principal amount of Series 1999-_ Bonds set forth opposite each Underwriter's name below:

      Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and to pay for all of the Series 1999-_ Bonds offered hereby, if any are taken.

      The Underwriters' Sales Price for the Series 1999- Bonds. The Underwriters propose to offer the Series 1999-_ Bonds in part directly to retail purchasers at the initial public offering prices set forth on the cover page of this Prospectus Supplement, and in part to some securities dealers at a price less a concession not in excess of percent of the principal amount of the Series 1999-_ Class Bonds, percent of the principal amount of the Series 1999-_ Class Bonds and percent of the principal amount of the Series 1999-_ Class Bonds. The Underwriters may allow and the dealers may reallow a concession to some brokers and dealers not in excess of percent of the principal amount of the Series 1999-_ Class ___ Bonds, percent of the principal amount of the Series 1999-_ Class Bonds and percent of the principal amount of the Series 1999-_ Class ___ Bonds. After the Series 1999-_ Bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

      No Assurance as to Resale Price or Resale Liquidity for the Series 1999- Bonds. The Series 1999-_ Bonds are a new issue of securities with no established trading market. The Series 1999-_ Bonds will not be listed on any securities exchange. The Issuer has been advised by the Underwriters that they intend to make a market in the Series 1999-_ Bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series 1999-_ Bonds.

      Various Types of Underwriter Transactions Which May Affect the Price of the Series 1999-_ Bonds. The Underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Series 1999-_ Bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Series 1999-_ Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Series 1999-_ Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Series 1999-_ Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Series 1999-_ Bonds to be higher than they would otherwise be in the absence of these transactions. None of the Seller, the Issuer or the Trustee or any of the Underwriters represent that the Underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

      In the ordinary course of business, each Underwriter and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Issuer and its affiliates, including PP&L. In addition, each Underwriter may from time to time take positions in the Series 1999-_ Bonds.

      Under the terms of the Underwriting Agreement, the Issuer and PP&L have agreed to reimburse the Underwriters for some expenses.

      The Issuer and the Seller have agreed to indemnify the several Underwriters against some liabilities, including liabilities under the Securities Act.

                     RATINGS FOR THE SERIES 1999-_ BONDS

      It is a condition of any Underwriter's obligation to purchase the Series 1999- Bonds that the Series 1999-_ Class Bonds be rated " " by S&P, " " by Moody's , " " by Fitch and " " by Duff & Phelps, the Series 1999-_ Class Bonds be rated " " by S&P, " " by Moody's , " " by Fitch and " " by Duff & Phelps, and the Series 1999-_ Class Bonds be rated " " S&P, " " by Moody's , " " by Fitch and " " by Duff & Phelps, which, in each case, is in one of the four highest rating categories of the Rating Agency.

      Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Series 1999-_ Bond, and, accordingly, there can be no assurance that the ratings assigned to any Class of Series 1999-_ Bonds upon initial issuance will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Series 1999-_ Bonds is revised or withdrawn, the liquidity of the Class of Series 1999-_ Bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Series 1999-_ Bonds other than payment in full of each Class of Series 1999-_ Bonds by the applicable Final Maturity Date.


                        INDEX OF PRINCIPAL DEFINITIONS

      Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definition may be found. Some of the defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Principal
Definitions" on page 110 of the Prospectus.


TERM                                                                      PAGE

   De Minimis Amount......................................................S-17
   Exchange Act...........................................................S-17
   PUC Order..............................................................S-13
   PUC....................................................................S-13
   SEC....................................................................S-17
   Series 1999-_ Bonds................................................S-2, S-9
   Underwriters...........................................................S-18



                                  Prospectus

                   PP&L Transition Bond Company, LLC, Issuer

                       PP&L, Inc., Seller and Servicer

                               Transition Bonds


CONSIDER                THE ISSUER
CAREFULLY THE
RISK FACTORS              o   may periodically issue transition bonds in one or
BEGINNING                     more series with one or more classes;
ON PAGE OF
THIS PROSPECTUS.          o   will own:

These securities are      o   intangible transition property, which is the
backed by an                  right, created by Pennsylvania's Competition
intangible asset and          Act, to collect intangible transition charges
issued by an issuer           in amounts designed to be sufficient to repay
that has no assets            the transition bonds, to pay other expenses
other than the                specified in the Indenture and to fund the
property described            trust accounts
in this Prospectus.
These securities are      o   other property described in this Prospectus.
not obligations of
PP&L, Inc. or any       THE TRANSITION BONDS
affiliate other than
the issuer.               o   will be payable only from assets of the Issuer;

This Prospectus may       o   will be supported by trust accounts held by the
be used to offer and          trustee for the transition bonds, and, if so
sell a series of              stated in the applicable prospectus
transition bonds              supplement, other credit enhancement; and
only if accompanied
by the Prospectus         o   will be issued in series, each of which the
Supplement for that           issuer may issue without the consent of
series.                       existing transition bondholders.

                         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, NOR HAVE THEY DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is __________.



                             TABLE OF CONTENTS

                                                                          Page

INFORMATION ABOUT THE ISSUER THAT IS PUBLICLY AVAILABLE......................5

REPORTS TO TRANSITION BONDHOLDERS............................................5

INCORPORATION OF DOCUMENTS BY REFERENCE......................................5

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS..............6

      Forward Looking Information............................................6

SUMMARY OF TERMS - PROSPECTUS................................................8

RISK FACTORS................................................................14

      Legal, Legislative or Regulatory Action Which Could Adversely
      Affect Transition Bondholders.........................................14
      Unusual Nature of Intangible Transition Property......................15
      Servicing Risks.......................................................16
      The Risks Associated With Potential Bankruptcy Proceedings............18
      Other Risks Associated With An Investment In The Transition Bonds.....20

PP&L, INC...................................................................23

THE COMPETITION ACT.........................................................24

      The Competition Act's General Effect on the Electric Utility
      Industry in Pennsylvania..............................................24
      Recovery of Stranded Costs for PP&L and Other Pennsylvania Utilities..24
      PP&L and Other Utilities May Securitize Stranded Costs................25
      Only a Pennsylvania Utility May Sue for Nonpayment of Intangible
      Transition Charges....................................................27

PP&L'S RESTRUCTURING PLAN...................................................27

      The History of PP&L's Restructuring Plan..............................27
      The PUC Order.........................................................28
      How the Electricity Generation Service Provider of Last
      Resort Will be Determined.............................................31
      Other Provisions of PP&L's Restructuring Plan.........................31

THE PUC ORDER AND THE INTANGIBLE TRANSITION CHARGES.........................32

      The PUC Order ........................................................32
      PP&L's Intangible Transition Charges..................................34
      Customers Within PP&L's Service Territory May Choose How Their
      Electricity Consumption Is Billed.....................................35
      PP&L's Universal Service Program for Low-Income Customers.............37

LEGAL ACTIVITY CHALLENGING THE COMPETITION ACT OR THE PUC ORDER.............37

      Litigation Relevant to the Competition Act............................37
      Legislative Activity..................................................39
      Potential Unexpected Regulatory Action by the PUC.....................40

THE SELLER AND SERVICER OF THE INTANGIBLE TRANSITION PROPERTY...............41

      PP&L, Inc.............................................................41
      PP&L Resources, Inc...................................................41
      PP&L's Customer Classes and Rate Schedules............................41
      How PP&L Forecasts the Number of Customers and the Amount of
      Electricity Usage.....................................................53
      PP&L's Billing Process................................................55
      PP&L Maintains Limited Information on its Customers' Creditworthiness.56 PP&L's Procedures for Collecting Intangible Transition Charges
      from Electric Generation Suppliers and Other Third Party Billers......58
      PP&L's Efforts to Deal With the Year 2000 Computer Issue..............59

PP&L TRANSITION BOND COMPANY LLC, THE ISSUER................................60

HOW THE ISSUER WILL USE THE PROCEEDS OF THE TRANSITION BONDS................62

THE TRANSITION BONDS........................................................62

      General Terms of the Transition Bonds.................................63
      Payments of Interest and Principal on the Transition Bonds............64
      Redemption of the Transition Bonds....................................64
      Credit Enhancement for the Transition Bonds...........................64
      Transition Bonds Will be Issued in Book-Entry Format..................65
      Definitive Transition Bonds...........................................68

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
FOR  THE TRANSITION BONDS...................................................69

THE SALE AGREEMENT..........................................................70

      PP&L's Sale and Assignment of Intangible Transition Property..........70
      PP&L's Representations and Warranties.................................71
      PP&L's Obligation to Indemnify the Issuer and the Trustee and to
      Take Legal Action.....................................................75
      Successors to  PP&L...................................................75
      Governing Law for the Sale Agreement Between PP&L and the Issuer......76

THE SERVICING AGREEMENT.....................................................76

      PP&L's Servicing Procedures...........................................76
      Potential Limitations to Collecting Intangible Transition Charges.....77
      The PUC's Intangible Transition Cost Adjustment Process...............78
      PP&L May Provide a Letter of Credit to Ensure Remittances on Each
      Remittance Date ......................................................79
      PP&L May Make Advances of Interest and Principal on the
      Transition Bonds......................................................79
      PP&L's Compensation for Its Role as Servicer and Its Release of Other
      Parties...............................................................79
      PP&L's Duties as Servicer.............................................79
      PP&L's Representations and Warranties as Servicer.....................80
      PP&L, as Servicer, Will Indemnify the Issuer and Other Related
      Entities..............................................................81
      PP&L, as Servicer, Will Provide Statements to the Issuer and to the
      Trustee...............................................................81
      PP&L to Provide Compliance Reports Concerning the Servicing Agreement.82
      Matters Regarding PP&L as Servicer....................................82
      Events Constituting a Default by PP&L in Its Role as Servicer.........83
      The Trustee's Rights If PP&L Defaults in Its Role as Servicer.........84
      The Obligation of a Servicer That Succeeds PP&L.......................84

THE INDENTURE...............................................................84

      The Security for the Transition Bonds.................................84
      Transition Bonds May Be Issued in Various Series or Classes...........85
      The Collection Account for the Transition Bonds.......................86
      How Funds in the General Subaccount Will Be Allocated.................89
      Reports to Holders of the Transition Bonds............................91
      The Issuer and the Trustee May Modify the Indenture...................91
      What Constitutes an Event of Default on the Transition Bonds..........94
      Covenants of the Issuer...............................................96
      Access to the List of Holders of the Transition Bonds.................97
      The Issuer Must File an Annual Compliance Statement...................97
      The Trustee Must Provide an Annual Report to All Transition
      Bondholders...........................................................97
      What Will Trigger Satisfaction and Discharge of the Indenture.........98
      The Issuer's Legal Defeasance and Covenant Defeasance Options.........98
      The Trustee...........................................................99

HOW A BANKRUPTCY OF THE ISSUER, SELLER OR SERVICER MAY AFFECT YOUR
INVESTMENT.................................................................100

MATERIAL TAX MATTERS FOR THE TRANSITION BONDS..............................102

      General: Scope of Federal Income Tax Opinion.........................102
      Tax Status of the Issuer and of the Transition Bonds.................104
      Taxation of United States Transition Bondholders.....................104
      Information Reporting and Backup Withholding.........................104
      Taxation of Foreign Transition Bondholders...........................105
      Material Commonwealth of Pennsylvania Tax Matters....................106

ERISA CONSIDERATIONS.......................................................107

      Plan Asset Issues for an Investment in the Transition Bonds..........107
      Prohibited Transaction Exemptions....................................107
      Special Considerations Applicable to Insurance Company General
      Accounts.............................................................108
      General Investment Considerations For Prospective Plan Investors
      in the Transition Bonds..............................................109

PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS..............................109

RATINGS FOR THE TRANSITION BONDS...........................................110

VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS.....................110

INDEX OF PRINCIPAL DEFINITIONS.............................................111



            INFORMATION ABOUT THE ISSUER THAT IS PUBLICLY AVAILABLE

      The Issuer has filed with the Securities and Exchange Commission (the "SEC") a registration statement (as amended, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), with respect to bonds it proposes to issue (the "Transition Bonds"). This Prospectus, which forms a part of the Registration Statement, and any supplement to this Prospectus (each, a "Prospectus Supplement") describe the material terms of some documents filed as exhibits to the Registration Statement; however, this Prospectus and any Prospectus Supplement do not contain all of the information contained in the Registration Statement and its exhibits. Any statements contained in this Prospectus or any Prospectus Supplement concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed. Each statement concerning those provisions is qualified in its entirety by reference to the complete document. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov. The Issuer will file with the SEC all periodic reports as are required by the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules, regulations or orders of the SEC thereunder. The Issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the Transition Bonds of any Series if there are fewer than 300 holders of the Transition Bonds.

                       REPORTS TO TRANSITION BONDHOLDERS

      Pursuant to the Indenture, The Bank of New York, as Trustee (the "Trustee"), will provide to the holders of record of the Transition Bonds regular reports prepared by the Servicer containing information concerning, among other things, the Issuer and the Intangible Transition Property and all other property pledged to the Trustee (the "Collateral"). Unless and until Transition Bonds are issued in definitive form, the reports will be provided to Cede & Co. ("Cede"), as the nominee for The Depository Trust Company ("DTC"). The reports will be available to beneficial owners of the Transition Bonds (each, a "Transition Bondholder") upon request to the Trustee or the Servicer. The financial information provided to Transition Bondholders will not be examined and reported upon, nor will an opinion thereon be provided, by an independent public accountant. See "The Indenture --The Trustee Must Provide an Annual Report to All Transition Bondholders" in this Prospectus and "Description of Intangible Transition Property-Reports to Transition Bondholders" in the Prospectus Supplement.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

      All reports and other documents filed by the Issuer pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Transition Bonds will be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained in this Prospectus, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained in this Prospectus, in a Prospectus Supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this Prospectus or any Prospectus Supplement. The Issuer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of this person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to the documents (unless these exhibits are specifically incorporated by reference in the documents). Written requests for these copies should be directed to the Issuer, c/o __. Telephone requests for these copies should be directed to the Issuer at ___.


                               IMPORTANT NOTICE
                ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on information on the Transition Bonds provided in this Prospectus and in the related Prospectus Supplement. We have not authorized anyone to provide you with different or additional information.

      We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

      The information in this Prospectus and a Prospectus Supplement may not be current as of any date after the date of the Prospectus or Prospectus Supplement.

      This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make this offer or solicitation.

      You can find a listing of the pages where capitalized terms used in this Prospectus are defined beginning on page 111 in this Prospectus.

FORWARD-LOOKING INFORMATION

      Some statements contained in this Prospectus and the related Prospectus Supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts, are forward-looking statements within the meaning of the federal securities laws. Although PP&L and the Issuer believe that the expectations and the underlying assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct. The forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:

   1. state and federal legal or regulatory developments;

   2. national or regional economic conditions;

   3. market demand and prices for energy and capacity;

   4. weather variations affecting customer energy usage;

   5. the need for and effect of any business or industry restructuring;

   6. new accounting requirements or new interpretations or applications of existing requirements;

   7. operating performance of PP&L's facilities;

   8. environmental conditions and requirements; and

   9. system conditions (including actual results in achieving Year 2000 compliance by PP&L, its subsidiaries, affiliates, vendors and others).

Any forward-looking statements should be considered in light of these important factors and in conjunction with PP&L Resources' and PP&L's other documents on file with the SEC.

      New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time. It is not possible for PP&L or the Issuer to predict all of these factors, or the extent to which any factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which the statement is made and neither PP&L nor the Issuer undertakes any obligation to update the information contained in the statement to reflect subsequent developments or information.



                         SUMMARY OF TERMS - PROSPECTUS

      This summary contains a brief description of the Transition Bonds that applies to all Series of Transition Bonds issued under this Prospectus. Information that relates to a specific Series of Transition Bonds can be found in the Prospectus Supplement related to that Series. You will find a detailed description of the terms of the offering of Transition Bonds following this summary.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS.


THE ISSUER:                   PP&L Transition Bond Company LLC, a Delaware
                              limited liability company (the "Issuer"), wholly owned by CEP Group, Inc., a Pennsylvania corporation wholly owned by
                              PP&L, Inc. ("PP&L") was formed solely to purchase intangible transition property and to issue one or more series of transition bonds secured by the intangible transition property. Each series may consist of one or more classes. On the issue date for each series, except in the event of a refunding of outstanding transition bonds, PP&L will sell intangible transition property to the Issuer pursuant to an agreement between PP&L and the Issuer. PP&L, acting as servicer, will service the transferred intangible transition property pursuant to a servicing agreement between the Issuer and the servicer.

Issuer's Address:             Two North Ninth Street; Allentown, PA 18101

Issuer's Telephone Number:    (610) 774-5151

Seller of the Intangible      PP&L, an operating electric utility,
Transition                    incorporated under the laws of the
Property to the Issuer:       Commonwealth of Pennsylvania in 1920.  PP&L
                              serves approximately 1.3 million customers in 29 counties of central eastern Pennsylvania, with a population of approximately 2.6 million persons.

Seller's Address:             Two North Ninth Street, Allentown, PA  18101

Seller's Telephone Number:    (610) 774-5151

Servicer of the Intangible    PP&L will be responsible for collecting
Transition Property:          intangible transition charges on behalf of the
                              Issuer.

Trustee:                      The Bank of New York

The Assets of the Issuer:     The Issuer will own:

                              o the portion of the intangible transition property transferred to the Issuer (See "The Sale Agreement --PP&L's Sale and Assignment of Intangible Transition Property" in this Prospectus);

                              o  trust accounts held by the Trustee; and

                              o other credit enhancement acquired or held to ensure payment of the transition bonds.


                              THE COLLATERAL

The Issuer will own intangible transition property, a property right created under the Competition Act. In general terms, the intangible transition property represents the right to recover, through intangible transition charges payable by retail consumers of electricity within PP&L's service territory who access PP&L's transmission and distribution system,
(i) the principal amount of the transition bonds, and (ii) the interest, fees, expenses, credit enhancement and premiums, if any, associated with the transition bonds. The principal amount of the transition bonds is equal to a portion of PP&L's stranded costs. Stranded costs are an electric utility's net electric generation related costs which traditionally would be recoverable under a regulated environment but which may not be recoverable in a competitive electric generation market. The intangible transition property is described in more detail under "The Sale Agreement --PP&L's Sale and Assignment of Intangible Transition Property" in this Prospectus.

PP&L's Customers belong to one of three customer classes. These classes are: residential, small commercial and industrial (which includes street-lighting), and large commercial and industrial. Each customer class is further divided into rate schedules. These rate schedules total 23. These customer classes are described in greater detail in "The Seller and Servicer of the Intangible Transition Property-PP&L's Customers" in this Prospectus.

PP&L will sell up to $2.85 billion of its intangible transition property to the Issuer. PP&L, as servicer of the intangible transition property, will collect the intangible transition charges from Customers within its service territory on behalf of the Issuer. Other entities may be required to collect intangible transition charges from Customers within PP&L's service territory and pay the amounts collected to the Servicer. See "The Seller and Servicer of the Intangible Transition Property" in this Prospectus.

PAYMENT SOURCES

On each payment date, the Trustee will pay amounts owed on all outstanding series of transition bonds from:

  o amounts collected by the Servicer for the Issuer with respect to intangible transition charges during the prior quarter; and

 o amounts available for withdrawal from trust accounts held by the Trustee, including specified investment earnings on amounts in the trust accounts, or paid pursuant to contracts pledged to secure one or more series of transition bonds. All accounts referred to in this Prospectus will be held by the Trustee in trust, and are described in greater detail under "The Indenture-The Collection Account for the Transition Bonds" in this Prospectus.

PRIORITY OF DISTRIBUTIONS

On each payment date specified in the related Prospectus Supplement, the Trustee will pay or allocate remittances by the Servicer of collections of intangible transition charges and certain investment earnings, to the extent funds are available in the collection account, in the following order of priority:

  (1)  payment of the Trustee's fee;

  (2)  payment of fees to the independent manager of the Issuer;

  (3) payment of the servicing fee to the Servicer in the amount specified in the related Prospectus Supplement;

  (4) payment of the administration fee payable under the administration agreement between the Issuer and PP&L;

  (5)  payment of current operating expenses of the Issuer (up to an
       aggregate of [$      ] for each payment date for all series);

  (6) payment of the interest then due on the transition bonds, including payment of any amount payable to the swap counterparty on any interest rate swap;

  (7) payment of the principal then legally required to be paid on the transition bonds;

  (8) payment of the principal then scheduled to be paid on the transition bonds;

  (9) payment of any remaining unpaid operating expenses then owed by the Issuer;

  (10) replenishment of any shortfalls in the capital subaccount;

  (11) allocation of any required amount to the overcollateralization subaccount;

  (12) allocation of the remainder, if any, to the reserve subaccount.

If, on any payment date, available collections of intangible transition charges, together with available amounts in the subaccounts, are not sufficient to pay interest due on all outstanding transition bonds, amounts available will be allocated among the outstanding series of transition bonds pro rata based on the amount of interest payable on the outstanding series. If on any payment date, remaining collections on the intangible transition property, together with available amounts in the subaccounts, are not sufficient to pay principal legally due on all outstanding series of transition bonds, amounts available will be allocated among the outstanding series pro rata based on the sum of interest and principal then legally due on the outstanding series. If on any payment date, remaining collections on the intangible transition property, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding class or series of transition bonds, amounts available will be allocated on a pro-rata basis based on the sum of interest and scheduled principal payable on the payment date.

For a diagram depicting how the intangible transition charges will be allocated, refer to page 12 in this Prospectus.

CREDIT ENHANCEMENT AND ACCOUNTS

Unless otherwise specified in any Prospectus Supplement, credit enhancement for the transition bonds will be as follows:

  o The servicer of the intangible transition property on behalf of the Issuer will make adjustments to the intangible transition charges it bills to customers, once the Pennsylvania PUC approves these adjustments. PP&L will make these adjustments if it determines that intangible transition charges are either greater or lesser than the amount necessary to make timely payments on the transition bonds and to pay transaction fees and expenses, or if any of the subaccounts is not funded to its required level. The servicer can make these changes, with the approval of the PUC, once a year, except during the last year of the transaction, when it can make these adjustments as frequently as monthly. See "The PUC Order and the Intangible Transition Charges - The PUC Order" in this Prospectus.

  o Collection Account - Under the Indenture, the Issuer will establish a single collection account for all series of transition bonds which will be held by the Trustee. The collection account will be divided into "subaccounts" which will allocate the funds deposited in the collection account to specific uses. Funds received from collections of the intangible transition charges will initially be allocated to the general subaccount of the collection account. In addition, each series of transition bonds will have its own series subaccount. Amounts on deposit in a series subaccount will be used to pay the principal of and interest on the related series of transition bonds. The primary subaccounts for credit enhancement purposes are:

   1) Overcollateralization Subaccount - Each Prospectus Supplement will set a funding level for the overcollateralization subaccount that takes into account the issuance of the additional series of transition bonds. The overcollateralization amount to be funded by each series of transition bonds will equal the percentage of the principal amount of that series stated in the related Prospectus Supplement. That amount will be funded over the term of the transition bonds.

   2) Capital Subaccount - The amount of capital required to be held by the Issuer for a series of transition bonds, which will be the amount specified in the related Prospectus Supplement, will be deposited into the capital subaccount on the date of issuance of that series. Any shortfall in the aggregate capital subaccount for an existing series will be replenished before a new series may be issued and to the extent funds are depleted during the term of the transaction.

   3) Reserve Subaccount - If the Issuer collects intangible transition charges in excess of amounts then scheduled to be paid or due on a series of transition bonds plus related expenses, any required replenishment of the capital subaccount and the scheduled overcollateralization amount, the excess will be held in the reserve subaccount.

Each of the overcollateralization subaccount, the capital subaccount and the reserve subaccount will be available to make payments on all series of transition bonds on each payment date.

Additional credit enhancement for any Series may include surety bonds or letters of credit or other forms of credit enhancement, as specified in the related Prospectus Supplement. The credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

STATE PLEDGE

The Commonwealth of Pennsylvania has pledged that it will not limit, alter, impair or reduce the value of the intangible transition property or the intangible transition charges which were approved by an order of the PUC until the transition bonds are fully repaid or discharged. However, the Commonwealth may limit or alter the value of intangible transition charges or intangible transition property if adequate compensation is made for the full protection of the transition bondholders. The Competition Act does not define adequate compensation. Thus, the amount of this compensation may not be sufficient to protect your transition bond investment.

OPTIONAL REDEMPTION

A Prospectus Supplement may provide for redemption of a series of transition bonds at the option of the Issuer.

PAYMENT AND RECORD DATES

The payment and record dates for each series of transition bonds will be listed in the corresponding Prospectus Supplement.

EXPECTED FINAL PAYMENT DATES AND FINAL MATURITY DATES

The expected final payment date for each series or class of transition bonds will be the date when all interest and principal of that series or class is expected to be paid in full. The final maturity date for a series or class of transition bonds will be on or after the expected final payment date. Failure to pay the entire outstanding amount of the transition bonds of any class or series by the expected final payment date will not result in a default with respect to that class or series until the final maturity date for the class or series. The expected final payment date and the final maturity date of each series and class of transition bonds will be specified in the corresponding Prospectus Supplement.



            THE ALLOCATIONS AND DISTRIBUTIONS DIAGRAM IS OMITTED





             THE PARTIES TO THE TRANSACTION DIAGRAM IS OMITTED





                                 RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase transition bonds.

     Legal, Legislative or Regulatory Action Which Could Adversely Affect
                            Transition Bondholders


Legal Action May Reduce  The intangible transition property is the creation
The Value of Your        of the Competition Act and  an order issued by
Investment               the Pennsylvania Public Utility Commission (the"PUC").
                         A court decision or a federal or state law might seek to overturn either the Competition Act or the PUC's order. If this occurs, you may lose some or all of your investment or you may experience delays in recovering your investment.

                         Three lawsuits have challenged the validity of the Competition Act. Two of these alleged that the Competition Act was not validly enacted by the Pennsylvania legislature. A Pennsylvania court has rejected these claims. The court's decisions in those cases have not been appealed and the period for filing appeals has lapsed.

                         The third law suit asserted that the Competition Act provisions that allowed for the recovery of intangible transition charges violated the Commerce Clause of the U.S. Constitution. The Pennsylvania courts rejected that claim, and a petition that the U.S. Supreme Court hear the case was denied. For a more complete description of relevant litigation, see "Legal Activity Challenging the Competition Act or the PUC Order-Litigation Relevant to the Competition Act" in this Prospectus.

                         In addition to any future direct challenges, a court might overturn a similar statute in another state. Such a decision would not automatically invalidate the Competition Act or the related PUC Order, but it might give rise to a challenge to the Competition Act. Therefore, legal activity in other states may indirectly affect the value of your investment. See "Legal Activity Challenging The Competition Act or The PUC Order" in this Prospectus.

Future Legislative       The value of your investment may decline due to
Action May Reduce        legislative action.  For example
The Value of Your
Investment               o    The Pennsylvania legislature may repeal the
                              Competition Act in order to serve a
                              significant public purpose such as protecting the public health and safety.

                          o The Pennsylvania legislature may limit or alter the intangible transition property so as to reduce its value if the legislature provides you with an amount deemed to be adequate compensation. However, that compensation ultimately may not be sufficient for you to recover fully your investment.

                           o Congress or a federal agency may decide that it can preempt the Pennsylvania legislature and pass a law or adopt a rule or regulation prohibiting or limiting the collection of intangible transition charges.

                         PP&L will not indemnify you for any changes in the law that may affect the value of your transition bonds. See "Legal Activity Challenging the Competition Act or the PUC Order-Legislative Activity" in this Prospectus.

The PUC May Take         Apart from key items set forth in the PUC Order,
Actions Which May        which are stated to be irrevocable, the PUC
Reduce the Value of      retains the power to adopt, revise or rescind rules
Your Investment          or regulations affecting PP&L or a successor utility.
                         PP&L has agreed to resist any PUC rule, regulation or decision that would reduce the value of the intangible transition property. However, PP&L may not be successful in its efforts. Thus, future PUC rules, regulations or decisions may materially reduce the value of your investment. See "Legal
                         Activity Challenging the Competition Act or the
                         PUC Order-Potential Unexpected Regulatory Action by the PUC" in this Prospectus.

              Unusual Nature of Intangible Transition Property

A Plant Shutdown by      Under the Competition Act, the Issuer's authority to
PP&L May Reduce the      collect intangible transition charges may depend
Value of Your            on the continued operation of generation
Investment               facilities for which the PUC has awarded stranded
                         cost recovery to PP&L. Failure to operate those facilities at reasonable availability levels might adversely affect the Issuer's right to collect intangible transition charges. This may materially reduce the value of your investment. See "The
                         Competition Act--Recovery of Stranded Costs for
                         PP&L and Other Pennsylvania Utilities" in this
                         Prospectus.

Adjustments To           PP&L, as servicer, is required to request from the
Intangible               PUC, on behalf of the Issuer, periodic adjustments
Transition Charges       of the intangible transition charges.  These
May Not Be               adjustments are intended to provide, among other
Sufficient To            things, for timely payment of the transition bonds.
Protect Your             However, the frequency of these adjustments is
Investment               limited. PP&L will base its adjustment requests on
                         any shortfalls during the prior adjustment period and on projections of future electricity use and the customers' ability to pay their electric bills. However, unforeseen events, such as weather, changes in economic conditions or market changes due to increased competition, may make projections inaccurate. Moreover, PP&L might request adjustments that are insufficient to provide for timely payment of the transition bonds. In addition, the PUC may not approve PP&L's requests in a timely fashion. One or more of these factors may prevent PP&L from collecting a sufficient amount of intangible transition charges to repay the transition bonds on a timely basis.
                         This may materially reduce the value of your investment. See "The Servicing Agreement" in this
                         Prospectus.

Adjustments To           The customers who will be responsible for paying
Intangible Transition    intangible transition charges are divided into
Charges by Rate          twenty-three rate schedules.  These rate schedules
Schedule May Result In   are grouped among three customer classes. Intangible
Insufficient Collections transition charges will be assessed by rate schedule within each customer class and adjustments to the intangible transition charges will also be made to each rate schedule within each customer class. A shortfall in collection in one rate schedule must be made up by adjustments to the other rate schedules within that customer class. However, shortfalls in a customer class may not be corrected by making adjustments to rate schedules in any other customer class. Some rate schedules in a particular class have a significantly smaller number of customers than other rate schedules in that customer class. If customers in a rate schedule fail to pay intangible transition charges, or if consumers representing a significant percentage of a rate schedule cease to be customers, the servicer may have to substantially increase the intangible transition charges for the remaining customers in that rate schedule and the other rate schedules in that customer class. Such increases could lead to further failures by the remaining customers in that customer class to pay intangible transition charges, thereby increasing the risk of a shortfall in funds to pay the transition bonds.

One Customer Class       The Competition Act and the PUC Order do not permit
Cannot Compensate        costs to be shifted among customer classes.  As a
For the Failure To       result, a shortfall in collections of intangible
Collect Intangible       transition charges in one customer class cannot be
Transition Charges       made up by adjustments of intangible transition
From Another             charges in the other customer classes.  See "The
Customer Class           Competition Act" in this Prospectus.

The Amount of Intangible The Competition Act and the PUC Order set a cap on
Transition Charges May   adjustments of intangible transition charges
Not Exceed a Statutory   through December 31, 2009. This cap applies to
Cap                      each rate schedule within each customer class
                         separately. If there is a severe or persistent shortfall in collections of intangible transition charges in any rate schedule, the rate cap applicable to that rate schedule may prevent the servicer from adjusting intangible transition charges for that rate schedule. If the servicer cannot adjust intangible transition charges within a rate schedule for that reason, the servicer would have to adjust intangible transition charges for the remaining rate schedules within that customer class. These adjustments to the remaining rate schedules in that customer class may result in intangible transition charges which are assessed on those remaining rate schedules reaching their rate caps. This could reduce the amount or the rate of collections of intangible transition charges, which may materially and adversely affect the value of your transition bond investment. See "The Competition Act" in this
                         Prospectus.

The Issuer May Not       PP&L may not charge intangible transition charges
Charge Intangible        for electricity usage after December 31, 2009. If
Transition Charges       the transition bonds are not paid in full from
After December 31, 2009  intangible transition charges imposed for electricity usage through December 31, 2009, or from credit enhancement funds, no other funds will be available to pay the unpaid balance due on the transition bonds. See "The PUC Order and the Intangible Transition Charges--PP&L's Intangible
                         Transition Charges" in this Prospectus.

                                  Servicing Risks

Your Investment Relies   PP&L, as servicer, will be responsible for billing
on PP&L or its Successor and collecting intangible transition charges and
Acting as Servicer of    for submitting requests to the PUC to adjust these
the Intangible           charges. If PP&L ceased servicing the intangible
Transition Property      transition property, it might be hard to find a
                         successor servicer. A successor servicer may have difficulty performing these functions. For example, a successor servicer that is not a utility may not adjust intangible transition charges or terminate electricity service to customers or otherwise take action against customers who fail to pay their bills. The PUC would have to approve any adjustment to intangible transition charges necessary to pay any increased servicing fee for a successor servicer and the Issuer can not assure that this approval would be obtained. This may reduce the value of your investment. See "The Servicing Agreement" in this
                         Prospectus.

Billing and Collection   PP&L cannot change the method of determining the
Practices May            amount of intangible transition charges the Issuer
Reduce the Value Of      imposes on each customer, because the methodology
Your Investment          of calculating such charges is set in the PUC
                         Order. However, PP&L, as servicer, may set its own billing and collection arrangements with each customer. For example, to recover part of an outstanding electricity bill, PP&L may agree to extend a customer's payment schedule or to write off the remaining portion of the bill. Also, PP&L, or a successor to PP&L as servicer, may change billing and collection practices or the PUC may require changes to these practices. These billing and collection adjustments may materially reduce the value of your investment. See "The Seller and Servicer of the Intangible Transition
                         Property--How PP&L Forecasts the Number of
                         Customers and the Amount of Electricity Usage" in this Prospectus.

PP&L has Limited         If PP&L incorrectly evaluates the Customers'
Information On The       ability to pay their bills, it may experience
Customers' Ability To    delays in receiving payments and it may have to
Pay Intangible           write off some payments. In that case, it may have
Transition Charges       to request adjustments of the intangible
                         transition charges and, if those adjustments are not timely and accurate, your investment's value may be materially reduced. See "The Seller and Servicer of the Intangible Transition
                         Property--PP&L Maintains Limited Information on its Customers' Creditworthiness" in this
                         Prospectus.

It May be More           Customers may pay intangible transition charges to
Difficult to             third parties which will forward the charges to
Collect Intangible       PP&L, as servicer for the Issuer. These entities
Transition               must pay PP&L the intangible transition charges
Charges From Third       even if they do not collect them from retail
Parties Than             customers. PP&L will have limited rights to
From Pp&l's Retail       collect intangible transition charges directly
Customers                from those customers who receive their electricity
                         bills from a third party. If many customers within PP&L's service territory elect to receive their electricity bills from third parties, the Issuer may have to rely on a relatively small number of entities for the collection of the bulk of the intangible transition charges. This may adversely affect your investment because:

                         o    Third parties might use more permissive
                              standards in bill collection and credit
                              appraisal than PP&L uses towards its retail customers or might be less effective in billing and collecting.

                         o If a third party collector defaults, PP&L or a successor servicer may subsequently directly bill and collect intangible transition charges due from the third party's customers. However, the servicer will generally have only limited rights to pursue these customers to pay amounts owed to the Issuer by the defaulted third party. Also, a default by a third party which collects from a large number of retail customers would have a greater impact than a default by a single retail customer.

                         Although the adjustment mechanism and other credit enhancement may be available to compensate for a failure by a third party collector to pay intangible transition charges over to the Issuer, credit enhancement funds may not be sufficient to protect your investment. See "The PUC Order and the Intangible Transition Charges" in this Prospectus.

Customers Within PP&L'S  Customer within PP&L's service territory may stop or
Service Territory May    delay paying intangible transition charges
Delay Making Intangible  for the following reasons:
Transition Charge
Payments                 o    They may become confused by the assessment of a
                              charge they have not seen before.

                         o Economic or demographic changes may lower the number of customers within one or more of PP&L's customer classes. This would increase intangible transition charges to other customers in that customer class and raise the possibility that customers would seek legal intervention to reduce or eliminate the intangible transition charges.

                         o    A significant number of consumers of
                              electricity may decide to generate some or all of the electricity they need. If they do not operate these generating facilities in parallel with PP&L's transmission and distribution system, they generally will not be obligated to pay intangible transition charges. If they remain connected to PP&L's distribution system, they will still be responsible for paying intangible transition charges. However, these consumers, and the amount of intangible transition charges they must pay, may be difficult to identify.

                         For a discussion of electric utility deregulation in Pennsylvania, see "The Servicing
                         Agreement-Potential Limitations to Collecting Intangible Transition Charges" in this Prospectus.

Potential Delays In      Principal and interest payments on the transition
Payments On Transition   bonds could be delayed if PP&L, in its capacity as
Bonds Due To             servicer, or the Trustee experiences problems in
Potential Computer       its computer programs (or those of vendors on whom
Program Problems         they rely) relating to the year 2000. Many
Beginning In             existing computer programs use only two digits to
The Year 2000            identify a year. These programs could fail or
                         produce erroneous results during the transition from the year 1999 to the year 2000 and afterwards. PP&L has evaluated the impact of preparing its systems for the year 2000. It has identified areas of potential impact and is implementing conversion efforts. As of December
                         31, 1998 more than 75% of PP&L's mainframe applications were Year 2000 compliant. All mainframe computer systems are expected to be Year
                         2000 compliant by mid-1999. If PP&L (or a third party on whom PP&L relies for collection of intangible transition charges) does not have a computer system that is year 2000 compliant by January 1, 2000, PP&L's ability to service the intangible transition property may be materially and adversely affected. If the Trustee does not have a computer system that is year 2000 compliant by January 1, 2000, the Trustee's ability to make distributions on the transition bonds may be materially and adversely affected. See "The Seller and Servicer of the Intangible Transition
                         Property--PP&L's Efforts to Deal With the Year
                         2000 Computer Issue" in this Prospectus.

        The Risks Associated With Potential Bankruptcy Proceedings

PP&L Will Commingle      PP&L will not segregate the intangible transition
Intangible Transition    charges from the other funds it collects from its
Charges With Other       customers. The intangible transition charges will
Revenues Which May       be segregated only after PP&L pays them to the
Harm Your Investment     Trustee. If at any time PP&L has the requisite
In Case of Bankruptcy    credit ratings from the rating agencies, or if
                         PP&L provides credit enhancement satisfactory to the rating agencies to assure remittance by PP&L to the Trustee of the intangible transition charges it collects, then PP&L will be required to remit collections on a monthly basis only.
                         Otherwise, PP&L will be required to remit collections within two business days of receipt.
                         Despite these requirements, PP&L might fail to pay the full amount of the intangible transition charges to the Trustee or might fail to do so on a timely basis and this could materially reduce the value of your investment.

                         The Competition Act provides that the rights of the Issuer to the intangible transition property are not affected by the commingling of the funds with PP&L's other funds. In a bankruptcy of PP&L, however, a bankruptcy court might rule that federal bankruptcy law, which may take precedence over state law, does not recognize the right of the Issuer to collections of the intangible transition charges that are commingled with other funds of PP&L as of the date of bankruptcy. If so, the collections of intangible transition charges held by PP&L as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds, and the Issuer would have a general unsecured claim against PP&L for that amount. That treatment could cause material delays in payment or losses on your transition bonds and could materially reduce the value of your investment. See "How a Bankruptcy of the Issuer, Seller or Servicer May Affect Your Investment" in this Prospectus.

Bankruptcy Of PP&L       The Competition Act and the PUC order provide that
Could Result in          as a matter of Pennsylvania state law,
Losses or Delays In
Payments On The            o  intangible transition property is a continuous
Transition Bonds.             current property right of PP&L for all purposes,

                           o PP&L may make a present transfer of that property right, including the right to receive future intangible transition charges that customers do not yet owe, and

                           o  a transfer of the intangible transition
                              property from PP&L to the Issuer is a true sale of the intangible transition property, not a pledge of the intangible transition property to secure a financing by PP&L.

                         See "The Competition Act" in this Prospectus. These three provisions are important to maintaining payments on the transition bonds in accordance with their terms during any bankruptcy of PP&L. In addition, the transaction has been structured with the objective of keeping the Issuer separate from PP&L in the event of a bankruptcy of PP&L.

                         A bankruptcy court generally follows state property law on issues such as those addressed by the three provisions described above. However, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a PP&L bankruptcy concluded that one or more of the state property law provisions described above violate fundamental bankruptcy policies and therefore refused to enforce them, or if the bankruptcy court concluded that despite the separateness of PP&L and the Issuer, the two companies should be consolidated, the effect on you as a transition bondholder would be similar to the treatment you would receive in a PP&L bankruptcy if the transition bonds had been issued directly by PP&L. That treatment could cause material delays in payment of or losses on your transition bonds and could materially reduce the value of your investment. For example:

                         o the Trustee could be prevented from exercising any remedies against PP&L on your behalf, from recovering funds to repay the transition bonds or from replacing PP&L as servicer, without permission from the bankruptcy court;

                        o the bankruptcy court could order the Trustee to exchange the intangible transition property for other property, which might be of lower value;

                        o   tax or other government liens on PP&L's
                            property that arose after the transfer of the intangible transition property to the Issuer might nevertheless have priority over the Trustee's lien and might be paid from intangible transition charge collections before payments on the transition bonds;

                        o the Trustee's lien might not be properly perfected in intangible transition property collections that were commingled with other funds PP&L collects from its customers as of the date of PP&L's bankruptcy, or might not be properly perfected in all of the intangible transition property, and the lien could therefore be set aside in the bankruptcy, with the result that the transition bonds would represent only general unsecured claims against PP&L;

                        o the bankruptcy court might rule that the intangible transition charges collected by the Issuer should be used to pay a portion of the cost of providing electric service; or

                        o the bankruptcy court might rule that the remedy provisions of the intangible transition property sale agreement are unenforceable, leaving the Issuer with a claim of actual damages against PP&L, which may be difficult to prove.

                         See "How a Bankruptcy of the Issuer, Seller or Servicer May Affect Your Investment" in this Prospectus.

A PUC Sequestration      If PP&L defaults on its obligations as servicer,
Order for Intangible     the Competition Act allows the PUC to order the
Transition Property      sequestration and payment of all intangible
In Case of Default       transition charge collections to the transition
Might Not Be             bondholders. The Competition Act states that this
Enforceable In           PUC order would be effective even if made while
Bankruptcy               PP&L or its successor is in bankruptcy. However,
                         federal bankruptcy law may prevent the PUC from issuing or enforcing this order. The indenture requires the Trustee to request an order from the bankruptcy court to permit the PUC to issue and enforce the order, but the bankruptcy court may deny the request. See "How a Bankruptcy of the Issuer, Seller or Servicer May Affect Your
                         Investment" in this Prospectus.

     Other Risks Associated With an Investment in the Transition Bonds

Absence of Secondary     The underwriters for the transition bonds may
Market for Transition    assist in resales of the transition bonds but they
Bonds Could Limit Your   are not required to do so. A secondary market for
Ability to Resell        the transition bonds may not develop. If a
Transition Bonds         secondary market for the transition bonds does
                         develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your transition bonds. See "Plan of Distribution for the Transition Bonds" in this Prospectus.

Potential Loss On        You may suffer a material loss on your transition
Transition               bonds if the assets of the Issuer are insufficient
Bonds Due to Limited     to pay the principal amount of the transition
Assets of the Issuer     bonds in full. The only source of funds for
                         payments on the transition bonds will be the assets of the Issuer. These assets are limited to the intangible transition property, the funds on deposit in the trust accounts held by the Trustee, contractual rights under various contracts and any other credit enhancement described in the related prospectus supplement. The transition bonds will not be insured or guaranteed by PP&L, including in its capacity as servicer or seller, or by the Trustee or any other person or entity. Thus, you must rely for payment of the transition bonds solely upon collections of the intangible transition charges, funds on deposit in the trust accounts held by the Trustee and any other credit enhancement described in the related prospectus supplement. See "PP&L Transition Bond Company LLC,
                         The Issuer" in this Prospectus.

The Issuer May Issue     The Issuer may issue other series of transition bonds
Additional Series Of     without your prior review or approval.  These series
Bonds                    may include terms and provisions which would be
                         unique to that particular series. A new series of transition bonds may not be issued if it would result in the credit ratings on any outstanding series of transition bonds being reduced or withdrawn, but it may reduce or delay payment on your transition bonds. See "The Transition Bonds" and "The Indenture" in this Prospectus. In addition, some matters may require the vote of the holders of all series and classes of transition bonds. Your interests in these votes may conflict with the interests of the transition bondholders of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.

Limited Nature Of        The transition bonds will be rated by one or more
Ratings                  established rating agencies. The ratings
                         merely analyze the probability that the Issuer will repay the total principal amount of the transition bonds at final maturity and will make timely interest payments. The ratings do not assess the speed at which the Issuer will repay the principal of the transition bonds. Thus, the principal of your transition bonds may be repaid earlier (but only in the case of a redemption or acceleration) or later than you expect, which may materially reduce the value of your investment. A rating is not a recommendation to buy, sell or hold transition bonds. The rating may change at any time, and a rating agency has the authority to revise or withdraw its bond rating based solely upon its own judgment. See "Ratings for the Transition Bonds" in this Prospectus.

You May Have To          If so provided in a Prospectus Supplement, there
Reinvest the Principal   may be optional redemptions of the transition
Of Your Transition       bonds. Future market conditions may require you to
Bonds At a Lower Rate    reinvest the proceeds of a redemption at a rate
Of Return Because Of     lower than the rate you received on the transition
Optional Redemption      bonds. The Issuer cannot predict whether it will
Of the Transition        redeem any series of transition bonds. See
Bonds                    "Weighted Average Life And Yield Considerations For
                         The Transition Bonds" and "The Transition
                         Bonds--Credit Enhancement for The Transition
                         Bonds" in this Prospectus.

PP&L's Obligation To     If the seller breaches a representation or
Indemnify the Issuer     warranty, it is obligated to indemnify the Issuer
For a Breach of A        and the trustee for any liabilities, obligation,
Representation Or        claims, actions, suit or payments resulting from
Warranty May Not Be      that breach, as well as any reasonable costs and
Sufficient to ProtecT    expenses incurred. In addition, the seller is
Your Investment          obligated to indemnify the Issuer and the trustee
                         for principal and interest on the transition bonds not paid when due in accordance with their terms and the amount of any deposits to the Issuer required to have been made which are not made when so required as a result of a breech of a representation or warranty. However, the amount of any indemnification paid by the servicer or the seller may not be sufficient for you to recover your transition bond investment. See "The Sale
                         Agreement - PP&L's Obligation to Indemnify the
                         Issuer and the Trustee and to Take Legal Action" in this Prospectus.

You Might Receive        The amount and the rate of collection of
Principal Payments       intangible transition charges that PP&L will
Later Than You           collect from each customer class will partially
Expected                 depend on actual electricity usage and the amount
                         of delinquencies and write-offs for that customer class. The amount and the rate of collection of intangible transition charges, together with the intangible transition charge adjustments described above, will generally determine whether there is a delay in the scheduled repayments of transition bond principal. If PP&L collects intangible transition charges at a slower rate than expected from any customer class, it may have to request adjustments of the intangible transition charges.
                         If those adjustments are not timely and accurate, you may experience a delay in payments of principal and interest or a material decrease in the value of your investment. Unless there is a redemption or acceleration of the transition bonds before maturity, the transition bonds will not be retired earlier than scheduled. See "The PUC Order
                         And The Intangible Transition Charges--The PUC
                         Order" in this Prospectus.



                                 PP&L, INC.

      PP&L's Operations. PP&L, Inc. ("PP&L") is an operating electric utility, incorporated under the laws of the Commonwealth of Pennsylvania (the "Commonwealth") in 1920. Operating under the name of the Pennsylvania Power & Light Company, until its name was changed in 1997, PP&L is the primary subsidiary of PP&L Resources, Inc. ("PP&L Resources"), a holding company formed in 1995. The assets of PP&L comprise approximately 92% of PP&L Resources' consolidated assets, and the financial condition and results of operation of PP&L are currently the principal factors affecting the financial condition and results of operations of PP&L Resources. PP&L serves approximately 1.3 million customers in a 10,000 square mile territory in 29 counties of central and eastern Pennsylvania, with a population of approximately 2.6 million persons. This service area has 129 communities with populations over 5,000, the largest cities of which are Allentown, Bethlehem, Harrisburg, Hazleton, Lancaster, Scranton, Wilkes-Barre and Williamsport. In addition to delivering its own generation or purchased power, PP&L delivers power supplied by licensed electricity generation suppliers pursuant to the Competition Act. PP&L also markets wholesale electricity in 28 states and Canada. During 1998, about 96% of total operating revenue was derived from electric energy sales and marketing activities, with 26% coming from residential customers, 22% from commercial customers, 15% from industrial customers, 34% from wholesale sales and 3% from others. PP&L Resources' other subsidiaries include:

   1. PP&L Global, Inc., an international independent power company which invests in and develops world-wide power projects;

   2. PP&L Spectrum, Inc., which markets energy-related services and products;

   3. PP&L Capital Funding, which engages in financing for PP&L Resources and its subsidiaries other than PP&L;

   4. Penn Fuel Gas, Inc., which provides natural gas distribution, transmission and storage services, and sells propane; and

   5. H.T. Lyons, Inc., McClure Company and McCarl's Inc., which provide mechanical contractor and engineering services.

      The electric utility industry is undergoing fundamental restructuring. See "The Competition Act" in this Prospectus. In addition to the Competition Act, in 1996 the Federal Energy Regulatory Commission issued Order No. 888 providing for competition in wholesale generation by requiring that all public utilities file non-discriminatory, open-access transmission tariffs.

      Where to Find Information About PP&L Resources. PP&L Resources and PP&L file periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of periodic reports and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov.

                            THE COMPETITION ACT

THE COMPETITION ACT'S GENERAL EFFECT ON THE ELECTRIC UTILITY INDUSTRY IN PENNSYLVANIA

      An Overview of the Competition Act. The Pennsylvania Electricity Generation Customer Choice and Competition Act (the "Competition Act"), enacted in December 1996, provides for the restructuring of the electric utility industry in Pennsylvania. The Competition Act requires the unbundling of electric services into separate generation, transmission and distribution services with open retail competition for generation services. While electric utilities will continue to provide transmission and distribution services, the Competition Act authorizes electric generation suppliers licensed by the PUC ("electric generation suppliers") to provide generation and related services, including billing and metering. Under the Competition Act, electric generation suppliers are subject to some limited financial and disclosure requirements and some customer protection requirements, but are generally unregulated by the Pennsylvania Public Utility Commission (the "PUC"). When PP&L provides generation service to its Customers within its service territory, it is referred to as serving as the "provider of last resort". Electric distribution and transmission services will remain regulated.

      Requirements for Utilities Under the Competition Act. The Competition Act requires utilities to submit restructuring plans, which must include unbundled rates for electricity generation and transmission and distribution services, as well as proposed competitive transition charges (with respect to PP&L, "Competitive Transition Charges"). Competitive Transition Charges are assessed on and collected from all retail consumers of electricity within a utility's service territory who access the utility's transmission and distribution system (with respect to PP&L, a "Customer") and generally may be collected over a maximum period of nine years from enactment of the Competition Act. This period may be extended by the PUC (and in the case of PP&L was extended to December 31, 2009). Under the Competition Act, utilities are subject to a rate cap on charges for generation through December 31, 2005 which provides that total generation charges, including the intangible transition charge and the competitive transition charge, to customers generally cannot exceed rates in place at December 31, 1996. In the case of PP&L, this generation rate cap has been extended to December 31, 2009. The Competition Act also caps transmission and distribution rates from December 31, 1996 through June 30, 2001. In the case of PP&L, this transmission and distribution rate cap has been extended to December 31, 2004. Under the Competition Act, each regulated electric utility was required to implement a retail access pilot program for customers representing 5% of the peak load of each customer class for the period from November 1, 1997 through December 31, 1998.

      In August 1997, the PUC issued an order modifying and approving PP&L's pilot program under Competition Act and PUC guidelines. Retail customers participating in the PP&L and other Pennsylvania utilities' pilot programs began to receive power from their supplier of choice in November 1997. Under its pilot program, approximately 60,000 PP&L residential, commercial and industrial customers chose their electric supplier. PP&L continued to provide all transmission and distribution, customer service and back-up energy supply services to participating customers in its service area. Only those alternative suppliers licensed by the PUC and in compliance with the state tax obligations set forth in the Competition Act could participate in the pilot programs. Approximately 87 suppliers obtained such licenses to participate in the pilot programs.

RECOVERY OF STRANDED COSTS FOR PP&L AND OTHER PENNSYLVANIA UTILITIES

      The Competition Act allows utilities (including PP&L) an opportunity to recover their allowed stranded costs. Stranded costs include regulatory assets, the unfunded portion of the utility's projected nuclear generating plant decommissioning costs and long-term power purchase commitments for which full recovery is allowed and other costs, including investment in generating plants, spent nuclear fuel disposal, retirement costs and other transition costs, for which an opportunity for recovery is allowed in an amount determined by the PUC as just and reasonable. As a mechanism to recover these stranded costs, the Competition Act provides for the imposition and collection of competitive transition charges on customers' bills. Because competitive transition charges are imposed based on access to the utility's transmission and distribution system, the customers will be assessed regardless of whether the customers purchases electricity from the utility or an electric generation supplier. The Competition Act provides, however, that the utility's right to recover transition or stranded costs is contingent on the continued operation at reasonable availability levels of the generation facilities for which the stranded costs were awarded, except where continued operation is no longer economic on a production cost basis because of the transition to a competitive market. See "Risk Factors-Unusual Nature of Intangible Transition Property" in this Prospectus.

PP&L AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS

      The Recovery of Stranded Costs May be Facilitated by the Issuance of Transition Bonds. The Competition Act authorizes the PUC to issue "qualified rate orders" approving the issuance of transition bonds to facilitate the recovery or financing of stranded costs and related expenses of an electric utility. A utility, a finance subsidiary of a utility or a third-party assignee of a utility may issue transition bonds. Under the Competition Act, proceeds of transition bonds are required to be used principally to reduce stranded costs and the related capitalization costs of the utility as well as to pay related expenses. The transition bonds are secured by intangible transition property and payable from the intangible transition charges (with respect to PP&L, the "Intangible Transition Charges") and may have a maximum maturity of ten years. The amounts of intangible transition charges must be allocated to customer classes in a manner that does not shift interclass or intraclass costs and maintains consistency with the allocation methodology for utility production plant accepted by the PUC in the utility's most recent base rate proceeding. Intangible transition charges can be imposed only when and to the extent that transition bonds are issued.

      The Competition Act contains a number of provisions designed to facilitate the securitization of stranded costs and related expenses.

      The PUC Can Declare That a Qualified Rate Order is Irrevocable. Under the Competition Act, intangible transition property (with respect to PP&L, the "Intangible Transition Property") is created by the issuance by the PUC of a qualified rate order. The Competition Act grants to the PUC the power to specify that all or a portion of a qualified rate order will be irrevocable. The Competition Act provides that to the extent that the PUC declares all or a portion of a qualified rate order irrevocable, the PUC may not, by any subsequent action, reduce, postpone, impair or terminate either the order or the intangible transition charge authorized therein. In addition, under the Competition Act, the Commonwealth pledges and agrees with the holders of the transition bonds, and with any assignee or finance party, not to limit or alter or in any way impair or reduce the value of intangible transition property or the intangible transition charges until the related transition bonds are fully discharged. The Competition Act provides, however, that nothing precludes the Commonwealth from limiting or altering intangible transition property or the qualified rate order, provided that adequate compensation is made by law for the full protection of the intangible transition charges collected pursuant to the qualified rate order and of the holders of the transition bonds and any assignee or finance party. See "Risk Factors-Legal, Legislative or Regulatory Action Which Could Adversely Affect Transition Bondholders" in this Prospectus.

      The PUC May Adjust Intangible Transition Charges. The Competition Act requires the PUC to provide in all qualified rate orders a procedure for expeditiously approving periodic adjustments to the intangible transition charges. The Competition Act provides that the PUC must determine whether the adjustments are required on each anniversary of the issuance of the qualified rate order or at additional intervals as specified by the PUC. The PUC must approve the adjustment, if required, within 90 days of each request for adjustment.

       Current Customers Cannot Avoid Paying Competitive Transition Charges and Intangible Transition Charges. The Competition Act provides that the competitive transition charges and the intangible transition charges are "non-bypassable" which means that a utility collects these charges from retail consumers of electricity within the utility's service territory who access the utility's transmission and distribution system, and that the utility is entitled to collect intangible transition charges from those customers even if they elect to purchase electricity from another supplier or choose to operate self-generation equipment while accessing the utility's transmission and distribution system. However, the intangible transition charges are not payable by any person who self-generates electricity with facilities that do not access the utility's transmission and distribution grid.

      Intangible Transition Property May be Assigned. The Competition Act further provides that to the extent that the utility, or any assignee of intangible transition property, assigns, sells, transfers or pledges any interest in intangible transition property, the PUC will authorize the utility to contract with the assignee for the utility to

   1. continue to operate the system to provide electric services to the utility's customers,

   2. impose and collect the applicable intangible transition charges for the benefit and account of the assignee, and

   3. account for and remit the applicable intangible transition charges to or for the account of the assignee.

In addition, to the extent specified in the qualified rate order, the obligations of the utility under this contract:

   1. will be binding upon the utility, its successors and assigns, and

   2. will be required by the PUC to be undertaken and performed by the utility and any other entity which provides electric service to a person that is a customer of the utility located within the utility's service territory, as a condition to providing service to the customer or the municipal entity providing these services in place of the utility.

      The Competition Act Protects the Transition Bonds' Lien on Intangible Transition Property. The Competition Act provides that a valid and enforceable security interest in intangible transition property automatically attaches from the time the related transition bonds are issued if:

   1. value is given by purchasers of the transition bonds and

   2. a filing is made with the PUC to perfect the security interest either before or within 10 days after issuance of transition bonds.

The Competition Act provides that security interests in the intangible transition property are created and perfected only by means of a separate filing with the PUC in accordance with the provisions of the Competition Act. Upon perfection, the statutorily created lien attaches both to intangible transition property and to all revenues and proceeds of intangible transition property, whether or not such revenues have accrued. The Competition Act provides that this filing will take precedence over any other filing and will be enforceable against the assignee and all third parties, including judicial lien creditors, subject only to rights of any third parties holding security interests in intangible transition property previously perfected in accordance with the Competition Act. The Competition Act provides that priority of security interests in intangible transition property will not be defeated or adversely affected by:

   1. commingling of revenues with other funds of the utility or its assignee or

   2. changes to the qualified rate order or the intangible transition charges.

      The Competition Act Characterizes the Transfer of Intangible Transition Property as a True Sale. The Competition Act provides that a transfer by the utility or an assignee of intangible transition property will be treated as a true sale of the transferor's right, title and interest and not as a pledge or other financing, other than for federal and state income and franchise tax purposes, if: (i) the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer and (ii) the transaction is approved in a qualified rate order. See "Risk Factors-The Risks Associated With Potential Bankruptcy Proceedings" in this Prospectus.

ONLY A PENNSYLVANIA UTILITY MAY SUE FOR NONPAYMENT OF INTANGIBLE TRANSITION CHARGES

      The Competition Act states that only a utility, its successor or any other entity providing electric service to consumers may bring actions against consumers for nonpayment of the intangible transition charges. In addition, the Competition Act grants to the PUC exclusive jurisdiction over all disputes arising out of the obligations to impose and collect the intangible transition charges by a utility, its successor or any other entity which provides electric service to a consumer.

                         PP&L'S RESTRUCTURING PLAN

THE HISTORY OF PP&L'S RESTRUCTURING PLAN

      The Initial Pennsylvania PUC Decision. In accordance with the provisions of the Competition Act, in April 1997, PP&L filed with the PUC a comprehensive restructuring plan (the "Restructuring Plan") detailing its proposal to implement full customer choice of electric generation suppliers. PP&L's restructuring plan identified $4.5 billion of retail electric generation-related stranded costs. Thirty-nine parties intervened in the PUC proceeding and evidentiary hearings were held during August 1997. On June 15, 1998, the PUC issued an order concerning PP&L's restructuring plan (the "PUC Restructuring Order"). The PUC Restructuring Order authorized PP&L to recover stranded costs of $2.864 billion, less an adjustment associated with depreciation of the Susquehanna nuclear plant, over 8 1/2 years beginning in 1999.

      PP&L, and Other Parties, Object to the PUC Decision. On July 15, 1998, PP&L filed a complaint in the U.S. District Court for the Eastern District of Pennsylvania (the "Eastern District Court") seeking injunctive and monetary relief on the grounds that the provisions of the PUC Restructuring Order were preempted by the Federal Power Act and that implementation of the Competition Act by the PUC in the Restructuring Order violated several provisions of the U.S. Constitution. Also on July 15, 1998, PP&L filed a Petition for Review in the Commonwealth Court of Pennsylvania (the "Commonwealth Court") invoking the original jurisdiction of the Commonwealth Court on the grounds that the provisions of the PUC Restructuring Order and implementation of the Competition Act violated the Pennsylvania Constitution. Finally, on July 15, 1998, PP&L filed a Petition for Review in the Commonwealth Court appealing the PUC Restructuring Order based upon errors of law, an arbitrary and capricious abuse of administrative discretion, and the deprivation of the due process of law. In addition to these actions, the Anthracite Region Independent Power Producers Association and the Schuylkill Energy Resources also filed appeals to the Commonwealth Court challenging various aspects of the PUC's Restructuring Order. Also, the PP&L Industrial Customer Alliance, the Office of Consumer Advocate, Mid-Atlantic Power Supply Association, Enron Power Marketing, Inc. and the Commission on Economic Opportunity filed cross-appeals in PP&L's action in Commonwealth Court. See "Legal Activity Challenging the Competition Act or the PUC Order--Litigation Relevant to the Competition Act" in this Prospectus.

      The Joint Petition Is Filed. On August 12, 1998, PP&L and all but three of the parties that participated in PP&L's Restructuring Plan proceeding filed a Joint Petition for Full Settlement of PP&L, Inc.'s Restructuring Plan and Related Court Proceedings (the "Joint Petition") with the PUC. The three parties that did not sign the Joint Petition agreed to abide by the terms and conditions contained therein. On August 13, a slightly amended Joint Petition was filed with the PUC. The terms and conditions of the Joint Petition represented a comprehensive settlement which resolved all issues on appeal before the Eastern District Court and the Commonwealth Court arising from challenges to the PUC Restructuring Order. See "Legal Activity Challenging the Competition Act or the PUC Order--Litigation Relevant to the Competition Act" in this Prospectus. On August 27, the PUC approved the Joint Petition, amended its prior decisions and issued a Final Order (together with the order of the PUC supplementing that Final Order, the "PUC Order").

THE PUC ORDER

      PP&L May Recover $2.97 Billion in Stranded Costs. The PUC Order authorizes PP&L to recover $2.97 billion of the net electric generation related costs which traditionally would be recoverable under a regulated environment but which may not be recoverable in a competitive electric generation market and which the PUC determines will remain following mitigation by PP&L (the "Stranded Costs"), together with a pre-tax return of 10.86% on the unamortized balance thereof. The PUC authorized the recovery of PP&L's Stranded Costs over an 11-year transition period beginning January 1, 1999 and ending December 31, 2009. Recovery of Stranded Costs and related expenses, as well as the allowed return, are to be through Competitive Transition Charges. PP&L is authorized to issue or cause the issuance of transition bonds and to collect Intangible Transition Charges designed to recover $2.85 billion of its $2.97 billion in Stranded Costs.

       The following table shows the average levels of Competitive Transition Charges for the years 1999 through 2009.


                                    TABLE 1

         AVERAGE LEVELS OF COMPETITIVE TRANSITION CHARGES - 1999-2009

         Kwh           CTC Revenue    CTC Rate      T&D      Shopping    Bundled
Year     Consumed      Requirement   (Cents/kwh)  Rate(3)    Credit(4)    Rate(5)
                                      With GRT   (Cents/kw  (Cents/kwh) (Cents/kwh)
                                       (1)(2)
1999  33,108,701,350   $ 497,938,161   1.57         1.74       3.81        7.12
2000  33,605,331,870   $ 498,026,787   1.55         1.74       4.13        7.42
2001  34,109,411,848   $ 496,670,612   1.52         1.74       4.16        7.42
2002  34,621,053,026   $ 481,094,845   1.45         1.74       4.23        7.42
2003  35,140,368,821   $ 473,995,034   1.41         1.74       4.27        7.42
2004  35,667,474,354   $ 461,682,489   1.35         1.74       4.33        7.42
2005  36,202,486,469   $ 438,637,302   1.27         n/a        4.41        n/a
2006  36,745,523,766   $ 447,325,670   1.27         n/a        4.78        n/a
2007  37,296,706,623   $ 433,106,206   1.21         n/a        4.84        n/a
2008  37,856,157,22    $ 411,419,380   1.14         n/a        4.91        n/a
2009  38,423,999,580   $ 377,372,565   1.03         n/a        5.02        n/a

--------------------
(1) The gross receipts tax is imposed on public utilities (including electric utilities) organized under the laws of, or doing business in, the Commonwealth and is currently levied at the rate of 4.4% on each dollar of an electric utility's gross receipts arising from sales of energy to particular Customers.

(2) Subject to adjustment for actual collections. Under the Joint Petition, kwh are estimated to increase 1.5 percent per year on a system average basis.

(3)   Transmission and Distribution Rate.

(4) "Shopping Credit" for generation, which is the bundled rate for electricity consumption that PP&L charged its customers prior to the implementation of the Competition Act minus PP&L's Competitive Transition Charges and minus PP&L's Transmission and Distribution Rate. This represents the amount that Customers' can apply towards electricity generation charges they receive from other Electricity Generation Suppliers, less the 4% system average reduction from the current total bundled bill of Customers in 1999.

(5)   Sum of the CTC Rate plus the T&D Rate plus the Shopping Credit.

      Figures in the table result in the recovery of $2.97 billion of Stranded Costs plus the allowed return from the estimated number of Customers and at projected usage levels in the period during which the Competitive Transition Charges will be collected, taking into account the 4% system average reduction from the current total bundled bill of Customers in 1999. Both the Competitive Transition Charges and the Intangible Transition Charges are subject to adjustment.

      PP&L May Securitize Up to $2.85 Billion of its Stranded Costs. Under the PUC Order, PP&L may securitize through the issuance of transition bonds up to $2.85 billion of the $2.97 billion in Stranded Costs that the PUC authorized PP&L to recover. The charging of Intangible Transition Charges associated with the issuance of transition bonds must terminate no later than December 31, 2009. Once the Transition Bonds are issued, Competitive Transition Charges will be reduced by the amount of Intangible Transition Charges, and PP&L will be required to reduce rates by an additional amount necessary to pass through to Customers 75% of the net savings achieved as a result of the issuance of the Transition Bonds. See "The PUC Order and the Intangible Transition Charges" in this Prospectus.

      PP&L Must Unbundle its Electric Rates. The Joint Petition requires PP&L to unbundle its retail electric rates on January 1, 1999 into the following components:

   1. distribution charges,

   2. transmission charges,

   3. Competitive Transition Charges and, if applicable, Intangible Transition Charges,

   4. a Shopping Credit for generation and

   5. a metering and billing credit.

      PP&L Must Reduce its Electric Rates for One Year. The PUC Order requires PP&L to reduce rates during 1999 by 4% on a system average basis. The Joint Petition extends the rate caps on generation rates until December 31, 2009 and extends rate caps on transmission and distribution rates until December 31, 2004. PP&L's unbundled rates, rate reductions and rate caps are reflected in the schedule of system-wide average rates included in the Joint Petition and shown in Table 2 below.


                                    TABLE 2

       SCHEDULE OF SYSTEM-WIDE AVERAGE RATES (PER KILOWATT-HOUR ("KWH")

 Effective     Transmission   CTC         Shopping    Generation    Total
 Date          & Distribu-    (1)          Credit     Rate Cap(2)   Rate(3)
                tion(4)

Jan. 1, 1999      1.74        1.57           3.81        5.38        7.12
Jan. 1, 2000      1.74        1.55           4.13        5.68
                                                                     7.42
Jan. 1, 2001      1.74        1.52           4.16        5.68
                                                                     7.42
Jan. 1, 2002      1.74        1.45           4.23        5.68
                                                                     7.42
Jan. 1, 2003      1.74        1.41           4.27        5.68
                                                                     7.42
Jan. 1, 2004      1.74        1.35           4.33        5.68
                                                                     7.42
Jan. 1, 2005      (4)         1.27           4.41        5.68        (4)
Jan. 1, 2006      (4)         1.27           4.78        6.05        (4)
Jan. 1, 2007      (4)         1.21           4.84        6.05        (4)
Jan. 1, 2008      (4)         1.14           4.91        6.05        (4)
Jan. 1, 2009(5)   (4)         1.03           5.02        6.05        (4)
---------------

(1) CTC rates are fixed by Rate Schedule for each year of the transition period and include Intangible Transition Charges once the Transition Bonds are issued.

(2) The "Generation Rate Cap" equals the sum of the CTC and Shopping Credit. The generation portion of bills for customers who continue to be supplied by PP&L as the supplier of last resort will not, on average, exceed the figures in this column.

(3) The total rate equals the sum of Transmission & Distribution plus Generation Rate Cap. Customers who continue to be supplied by PP&L as the supplier of last resort will, on average, pay the total rate shown in the last column. The 1999 rate represents a 4% reduction from the average bundled rate of 7.42 cents/kwh.

(4) Under the PUC Order the cap on PP&L's transmission and distribution rates is extended through 2004. Under the Competition Act, T&D rates were capped until June 30, 2001.

(5) Effective until December 31, 2009.

      The Competition Act authorizes electric distribution companies to recover changes in their state tax liability resulting from the introduction of competition in the electric market through adjustments in the rates charged to customers, which in some circumstances set forth in the regulations adopted by the PUC may result in rates exceeding the applicable Generation Rate Cap. PP&L may apply for the recovery of state tax liability changes in accordance with the procedures outlined in the PUC's regulations if PP&L in fact experiences increases in its state tax liability as contemplated in the Competition Act. PP&L may seek relief from the Generation Rate Cap for reasons specified in the Competition Act.

      PP&L Must Allow Other Entities to Provide Metering and Billing Services. As provided in the PUC Order, on January 1, 1999, PP&L unbundled its retail electric rates for metering, meter reading and billing and collection services to provide credits for those Customers who may elect to have alternative suppliers perform these services. In mid-1999, for all Rate Schedules (except Residential Rate Schedules for which the starting date is January 1, 2000), PUC-licensed electric generation suppliers may provide billing, collection and meter reading services to retail Customers. An electric generation supplier or other third party that bills on behalf of PP&L must comply with all applicable PUC billing and disclosure requirements, including the unbundling of transmission and distribution rates, absent a specific waiver by the PUC. Only PP&L or any successor electric utility, however, may disconnect or reconnect a consumer's distribution service. Termination of the distribution service is permitted only for failure to pay for transmission and distribution service or provider of last resort service. However, as a result of the order in which payments by Customers are applied, failure to pay Intangible Transition Charges would also result in termination. See "The PUC Order and the Intangible Transition Charges-PP&L's Intangible Transition Charges" in this Prospectus.

      Current PP&L Customers May Choose Their Electric Generation Supplier. Under the Joint Petition, customer choice of electric generation suppliers for commercial and industrial customers will be phased in between January 1, 1999 and January 2, 2000 with one-third of the load of each customer class entitled to choose their electric generation supplier by January 1, 1999, an additional one-third by January 2, 1999 and the remaining one-third by January 1, 2000. In a settlement of the PUC's Interim Order regarding installed capacity issues at Docket No. I-00980078, PP&L agreed that all residential customers can choose their generation suppliers on and after January 2, 1999. With respect to Rate Schedules LP-4, LP-5, IS-T, IS-P and LPEP (and applicable riders), all of which are in the Large Commercial and Industrial Customer Class, all customers can shop on January 1, 1999, but if the individual customer peak load subscriptions exceed the class peak load limitation, then each customer's subscription will be reduced pro rata to meet the class peak load limitation.

HOW THE ELECTRICITY GENERATION SERVICE PROVIDER OF LAST RESORT WILL BE
DETERMINED

      Under the Restructuring Plan and the Joint Petition, PP&L will act as a provider of last resort through December 31, 2009 for all Customers within its service territory who do not choose or cannot choose to purchase power from alternative suppliers, subject to specific terms, conditions and qualifications. On January 1, 2002, 20% of the Residential Customers, determined by random selection, including low-income and inability-to-pay Customers, and without regard to whether these Customers are obtaining generation service from an electric generation supplier, will be assigned to a provider of last resort other than PP&L (the service provided by this supplier, "Competitive Default Service"). The alternative supplier (the "Competitive Default Supplier") will be selected on the basis of an energy and capacity price bidding process approved, established and maintained by the PUC among electric generation suppliers who meet specified qualifications. At any time, a Customer assigned to the Competitive Default Supplier can elect to return to PP&L as provider of last resort. Competitive Default Service will be rebid annually, unless an alternative bidding term is approved by the PUC. If, 30 days prior to the annual bid, the number of Residential Customers served by Competitive Default Service has fallen below 17%, a further random selection of Customers will be assigned to Competitive Default Service to restore the number of Customers to the 20% level. The further random selection will be chosen in a manner to be determined by the PUC. Terms and conditions of the Competitive Default Service will be established, maintained and modified by the PUC. By January 1, 2001, the PUC will issue the final standards for PP&L governing the responsibilities and obligations of the competitively determined provider of last resort in PP&L's service territory.

OTHER PROVISIONS OF PP&L'S RESTRUCTURING PLAN

      The Joint Petition also provides that through December 31, 2009, Customers may choose to purchase power from alternative suppliers and later return to take provider of last resort service from PP&L or to their assigned Competitive Default Supplier. PP&L is also authorized to

   1. transfer its generation assets to a separate corporate entity or entities at book value,

   2. include under the capped transmission and distribution rates 0.01 cent per kilowatt-hour for a sustainable energy and economic development fund and

   3. transfer its Energy Plus division to an affiliated corporation.



             THE PUC ORDER AND THE INTANGIBLE TRANSITION CHARGES

THE PUC ORDER

      In the PUC Order, the PUC determined that PP&L's recovery of Stranded Costs as set forth in the Joint Petition is just and reasonable and in the public interest and that securitization of up to $2.85 billion of its Stranded Costs is just and reasonable and in the public interest.

      The Intangible Transition Charges Will Be Assessed, Even if PP&L Delegates its Rights and Responsibilities. The PUC Order provides that, to the extent that PP&L, or any assignee, assigns, sells, transfers, or pledges any interest in Intangible Transition Property created by the PUC Order, the PUC authorizes PP&L to contract, for a specified fee, with the assignee for PP&L to

   1. continue to operate the system to provide electric services to Customers in PP&L's service territory,

   2. impose and collect the Intangible Transition Charges for the benefit and account of the assignee,

   3. make periodic adjustments of Intangible Transition Charges contemplated under the PUC Order, and

   4. account for and remit the applicable Intangible Transition Charges to or for the account of the assignee free of any charge, deduction or surcharge of any kind (other than the specified fee referred to above).

The PUC Order also authorizes PP&L to agree that an alternative party, which may be a Trustee, will replace PP&L under its contract with the assignee and perform the servicing obligations of PP&L with respect to the Intangible Transition Charges contemplated in the PUC Order. The obligations of PP&L, or any other servicing entity:

   1. shall be binding upon PP&L or the alternative entity, its successors and assigns and

   2. shall be required by the PUC to be undertaken and performed by PP&L and any other entity which provides transmission and distribution services to a person that was a Customer of PP&L located within PP&L's service territory on January 1, 1997, or that became a Customer of electric services within the service territory after January 1, 1997, and is still located within the service territory, as a condition to providing service to the Customer by PP&L or another entity. However, the Intangible Transition Charge is not payable by any person who self-generates electricity with facilities that are not operated in parallel with PP&L's transmission and distribution grid.

      However, any other servicing entity that is not a utility may not be able to fulfill all of the duties of the Servicer contemplated by the Servicing Agreement.

      The PUC Authorized PP&L to Issue Transition Bonds. In the PUC Order, the PUC authorized the issuance of transition bonds in an aggregate principal amount not to exceed $2.85 billion. PP&L, or any assignee of PP&L to whom Intangible Transition Property is sold, may issue and sell, in reliance on the PUC Order, one or more series of transition bonds, each series in one or more classes, secured by Intangible Transition Property, provided that the final maturity of any series of transition bonds may not be later than ten years from the date of issuance and in no event after December 31, 2009. PP&L, or its assignee, is also authorized to refinance transition bonds in a face amount not to exceed the unamortized principal thereof and subject to the foregoing maturity limitation.

      Consistent with the Competition Act, the PUC Order provides that PP&L retains the sole discretion to issue or cause the issuance of transition bonds. Within 120 days after each transition bond issuance, PP&L is required to file with the PUC a description of the financing structure of the transition bonds, including the principal amount, the price at which each series or class of transition bonds was sold, payment schedules, interest rate and other financing costs and the final plans for PP&L's use of the proceeds of the offering. Notwithstanding this filing, the final structure of each issuance of transition bonds is not subject to change or revision by the PUC after the date of issuance.

      The PUC Authorized PP&L to Impose Intangible Transition Charges. Pursuant to the PUC Order, the PUC determined that it was just and reasonable and in the public interest for PP&L to recover from Customers, through Intangible Transition Charges, up to $2.85 billion of Stranded Costs. Under the PUC Order, the PUC authorized PP&L to impose on and collect from Customers, either directly or through bills rendered by electric generation suppliers or other third parties, Intangible Transition Charges in an amount sufficient to recover the aggregate principal amount of transition bonds and to pay interest thereon, plus an amount sufficient to provide for any credit enhancement, to fund any reserves, redemption premiums, if any, servicing fees and other expenses relating to the Transition Bonds (collectively, the "Qualified Transition Expenses"). In addition to the Intangible Transition Charges, PP&L is required to collect and to pay to the Commonwealth a gross receipts tax equal to 4.4% of the amount of Intangible Transition Charges.

      Upon the successful issuance of Transition Bonds, Competitive Transition Charges will be reduced by an amount equal to the revenue requirement of the Stranded Costs for which the Transition Bonds have been issued. In addition, PP&L will reduce the Competitive Transition Charges imposed on Customers by an additional amount necessary to pass through to Customers 75% of the net savings achieved as a result of issuance of the Transition Bonds.

      PP&L Is Allowed to Make Periodic Adjustments to the Intangible Transition Charges. In the PUC Order, the PUC approved the allocation and methodology for imposing Competitive Transition Charges and Intangible Transition Charges on Customers. The PUC Order also authorizes PP&L to make annual adjustments to Intangible Transition Charges if collections of the Intangible Transition Charges fall below the amount necessary to ensure the receipt by the Trustee of revenues sufficient to recover fully the Qualified Transition Expenses. Adjustments during the final 12 months during which any series of transition bonds is outstanding may be quarterly or monthly if necessary to ensure full payment of the transition bonds. The PUC Order states that the revenues received by the Trustee through Intangible Transition Charges shall be determined to be sufficient for the foregoing purpose if, and only if, the amount received by the Trustee in Intangible Transition Charges from Customers (the "ITC Collections") is sufficient to pay Qualified Transition Expenses when due. For each annual adjustment, the PUC Order directs PP&L to file with the PUC:

   1. an accounting of Intangible Transition Charges received by the Trustee for the previous annual period;

   2. a statement of any over- or under-receipts; and

   3. the charge or credit to be added to Intangible Transition Charges to ensure that the Intangible Transition Charges received by the Trustee will be sufficient to amortize the Qualified Transition Expenses in accordance with the amortization schedule for the transition bonds and the corresponding reduction or increase in Competitive Transition Charges.

The PUC Order provides that, in accordance with the Competition Act, the PUC must approve each annual adjustment request within 90 days of PP&L's adjustment filing. During the last year the Transition Bonds are outstanding, the PUC will permit each adjustment request to become effective within 15 days after filing.

      The PUC Authorized PP&L to Sell Intangible Transition Property. Under the PUC Order, the PUC concluded that it is in the public interest, and authorized PP&L and any assignee of PP&L, to assign, sell, transfer or pledge Intangible Transition Property in an amount sufficient to recover all of PP&L's Qualified Transition Expenses and all revenues, collections, claims, payments or money or proceeds arising from Intangible Transition Charges. The PUC directed PP&L to use the proceeds from the sale of Intangible Transition Property principally to reduce Stranded Costs and related capitalization, as well as to pay related expenses.

      Irrevocable PUC Order. The PUC Order declares that the paragraphs in the PUC Order concerning the recovery of $2.85 billion of PP&L's Stranded Costs through the issuance of transition bonds, the imposition of Intangible Transition Charges on Customers in an amount sufficient to recover Qualified Transition Expenses, the methodology and allocation and timing of adjustments to the Intangible Transition Charges and the sale of Intangible Transition Property, among other things, are irrevocable for purposes of the Competition Act, and the PUC accordingly agrees that it will not, directly or indirectly, by any subsequent action, reduce, postpone, impair or terminate the PUC Order or the Intangible Transition Charges.

PP&L'S INTANGIBLE TRANSITION CHARGES

      Calculation of PP&L's Intangible Transition Charges. The Qualified Transition Expenses authorized in the PUC Order are to be recovered from each Customer in each of PP&L's Customer Classes and Rate Schedules.

      Recovery of Qualified Transition Expenses will be allocated among PP&L's Customer Classes based on a one-time calculation of a percentage representing the relative generation-related costs borne by PP&L's Rate Schedules through current electric rates approved by the PUC. PP&L will determine the total amount of Intangible Transition Charges required to be billed to each Rate Schedule in order to generate ITC Collections sufficient to ensure timely recovery of Qualified Transition Expenses. These charges will be reflected in each Customer's bill within each Rate Schedule. The charges will vary among Rate Schedules within a Customer Class.

      The dollar amount of the charge on a Customer's bill is the Intangible Transition Charge payable by the Customer. To the extent that total revenues are affected by changes in usage, number of Customers, rate of delinquencies and write-offs or other factors, ITC Collections will vary from projections. PP&L will recalculate the charge applied to Customers' bills to adjust for such variations on each Calculation Date. See Tables 3, 4, 5, 6, 7, 8 and 9 under "The Seller And Servicer of The Intangible Transition Property-PP&L's Customer Classes and Rate Schedules" in this Prospectus.

      The imposition of Intangible Transition Charges as a result of the issuance of Transition Bonds will result in a corresponding reduction in any Competitive Transition Charges then in effect. In addition, the Competitive Transition Charge will also be reduced by an amount equal to 75% of the savings from securitization of PP&L's Stranded Costs.

      The Period When Intangible Transition Charges Will Be Billed to Customers. Intangible Transition Charges for each Series of Transition Bonds will be assessed on all Customer bills, which will be pro-rated in the case of the first bill after issuance of a Series of Transition Bonds to account for any partial month since the date of issuance. For instance, if a particular Series Issuance Date is August 15, bills that include current charges for services provided before August 15 will not be assessed Intangible Transition Charges for the period prior to August 15, with respect to that Series. Upon each adjustment of Intangible Transition Charges or issuance of additional Series of Transition Bonds, the adjusted Intangible Transition Charges will be assessed in the same manner.

      Intangible Transition Charges Will Be Charged Only for Usage Through December 31, 2009. The Servicer (or electric generation supplier or other third party biller) will continue to charge the Intangible Transition Charges for usage with respect to each Series of Transition Bonds, until the Series has been paid in full, but in no event later than December 31, 2009. Upon payment in full of all Transition Bonds, or December 31, 2009, whichever is sooner, the Servicer will cease assessing Intangible Transition Charges. However, after December 31, 2009 the Servicer (or electric generation supplier or other third party biller) will continue to collect the Intangible Transition Charges accrued by Customers through December 31, 2009. To the extent that ITC Collections exceed the amount necessary to amortize fully all Transition Bonds and pay interest thereon, to fund credit enhancement and to pay related fees and expenses, the ITC Collections will be released by the Trustee to the Issuer.

      The PUC's Intangible Transition Charge Adjustment Process. In order to enhance the likelihood that actual ITC Collections, net of any amounts on deposit in the Reserve Account, are neither more nor less than the amount necessary to amortize the Transition Bonds of each Series in accordance with the related amortization schedule (each an "Expected Amortization Schedule"), to pay interest, to fund the Overcollateralization Subaccount to the amount required to be on deposit in the Overcollateralization Subaccount (the "Scheduled Overcollateralization Level"), to replenish any shortfalls in the Capital Subaccount, and to pay the Trustee's fee, the Servicing Fee and the other expenses and costs included in Qualified Transition Expenses, the Servicing Agreement requires the Servicer to seek, and the Competition Act and the PUC Order require the PUC to approve, annual adjustments to the Intangible Transition Charges based on actual ITC Collections and updated assumptions by the Servicer as to projected future usage of electricity by Customers, expected delinquencies and write-offs and future expenses relating to Intangible Transition Property and the Transition Bonds. In addition, the PUC Order provides that adjustments during the last year that the Transition Bonds are outstanding may be made quarterly or monthly. If at the time of issuance of a Series, the Servicer determines any additional adjustments are required, the dates for these adjustments will be specified in the Prospectus Supplement for the Series. These adjustments will cease with respect to a Series on the final Adjustment Date specified in the related Prospectus Supplement for the Series.

      The Schedule for Making Adjustments to Intangible Transition Charges. The Servicer is required to file a request with the PUC (each, an "Adjustment Request") on October 1 of each year and on any additional date or dates specified in the Prospectus Supplement for any Series of Transition Bonds (each, a "Calculation Date"), requesting modifications to the Intangible Transition Charges which are designed to result in the aggregate outstanding principal balance for each Series or Class (the "Transition Bond Balance") equaling the amount provided for in the Expected Amortization Schedule for that Series or Class (the "Projected Transition Bond Balance"), the amount on deposit in the Overcollateralization Subaccount equaling the Scheduled Overcollateralization Level, and the amount in the Capital Subaccount equaling the Required Capital Amount, each by the Payment Date immediately preceding the next Adjustment Date or the Expected Final Payment Date, as applicable, taking into account any amounts on deposit in the Reserve Subaccount. The Competition Act and the PUC Order require the PUC to approve whether these adjustments should be instituted within 90 days of the Adjustment Request. The adjustments to the Intangible Transition Charges are expected to be implemented on January 1 of the next year and on the date or dates in the final year of ITC Collections for a Series of Transition Bonds specified in the related Prospectus Supplement (each, an "Adjustment Date"). In order to obtain approval of the adjustment as expeditiously as possible, on October 1 of each year PP&L, as Servicer, will file with the PUC a schedule of actual ITC collections for the nine months ended August 31, together with an estimate of ITC collections for the three months ending on the immediately following November 30, and the estimated Intangible Transition Charges for the following year. On December 15, PP&L will file a schedule of actual ITC collections as of November 30, replacing the estimates submitted on October 1, and the actual Intangible Transition Charges for the following year. Adjustments during the final year that the Transition Bonds are outstanding will not reflect updated assumptions of projected future usage of electricity by Customers, expected delinquencies and write-offs and future expenses relating to Intangible Transition Property and the Transition Bonds. During the last year the Transition Bonds are outstanding, the PUC will permit each adjustment request to become effective within 15 days after filing. The adjustment process will continue until the earlier of the final payment of all Series of Transition Bonds and December 31, 2009.

CUSTOMERS WITHIN PP&L'S SERVICE TERRITORY MAY CHOOSE HOW THEIR ELECTRICITY CONSUMPTION IS BILLED

      The PUC Order and subsequent orders of the PUC give Customers the opportunity to choose from several billing options as of mid-1999 for all Rate Schedules, except for Residential Rate Schedules for which the starting date is January 1, 2000: consolidated billing from the utility, consolidated billing from the electric generation supplier or other third party, or separate billing from the utility and from either the electric generation supplier or other third party providing billing services. Any electric generation supplier or other third party that provides consolidated billing is required to pay the utility amounts billed by the utility to the electric generation supplier or other third party, including the Intangible Transition Charges, regardless of the electric generation supplier's or other third party's ability to collect these amounts from its customers. In effect, through this mechanism, the electric generation supplier or other third party will replace the consumer as the obligor on the Intangible Transition Charges, and the Servicer, on behalf of the Issuer, will have limited rights to collect the Intangible Transition Charges from the consumer. The Servicer will have the right to bill and collect Intangible Transition Charges and other amounts payable to the Servicer directly from all of the electric generation supplier's or other third party's consolidated billing customers following a payment default by an electric generation supplier or other third party and the expiration of the applicable grace period. See "Risk Factors-Servicing Risks" in this Prospectus.

      Metering and Billing Guidelines. The PUC Order sets forth and future orders of the PUC will set forth guidelines governing metering, billing and other activities by electric generation suppliers and other third parties. The PUC has determined that if an electric generation supplier or other third party provides consolidated billing, the electric generation supplier or other third party must first establish its creditworthiness by either:

   1. demonstrating that it has an investment-grade rating for its own long-term debt or

   2. depositing with the PUC a letter of credit or other mechanism sufficient to cover 30 days of its expected collections from Intangible Transition Charges.

While the PUC Order provides that an electric generation supplier or other third party that bills consumers must comply with all billing, financial and disclosure requirements applicable to electric generation suppliers, the PUC may waive any of those requirements at any time in the future. These PUC standards include, but are not limited to, data exchange and billing format standards to facilitate the efficient, speedy and non-discriminatory exchange of information between PP&L and any third party electricity generation suppliers necessary to a properly functioning competitive market for retail electric generation services. On October 2, 1998, the Joint Petitioners submitted to the PUC proposed competitive metering and billing specifications which modified the PUC's guidelines as necessary to assure the standards are consistent with PP&L's systems. This filing resolved all outstanding billing and metering issues except for two small issues relating to consolidated electricity generation supplier bills. On October 16, 1998, the PUC approved the Joint Petitioners' competitive billing and metering specifications filing. See "Risk Factors-Servicing Risks" in this Prospectus.

      Discounts PP&L Will Offer to Customers. Under the PUC Order, PP&L will continue to provide existing discounts to some classes of Customers, for instance industrial Customers which consume large amounts of power and Customers in specified low-income assistance programs, among others. These discounts are already accounted for in the average rates to be charged to all other Customers, including the Competitive Transition Charges and the Intangible Transition Charges. In addition, the Competition Act and the PUC Order require PP&L to cooperate with Customer requests for an alternative Competitive Transition Charges payment methodology that fully collects the same present value of Competitive Transition Charges responsibility without underpayment by the Customer or over collection by PP&L. During the 1998 fiscal year, all of PP&L's Customers became eligible to exercise this option.

      Special Charges and Termination Fees for Customers Who Generate Some or All of Their Electricity Needs. The recovery of both Competitive Transition Charges and Intangible Transition Charges from industrial and commercial Customers that significantly reduce their purchases of electricity generation from PP&L through the installation of on-site generation equipment will be governed by special arrangements as set forth in the Joint Petition. These special arrangements were designed so that Customers who operate generation equipment in parallel with PP&L's transmission and distribution system pay their fully allocated share of Stranded Costs and related expenses through Competitive Transition Charges and Intangible Transition Charges. For each self-generating consumer, the Servicer will determine annually, after the end of each calendar year in which Competitive Transition Charges or Intangible Transition Charges are assessed, whether the consumer purchased at least 10% fewer kwh of electricity through the transmission and distribution system than the consumer purchased in the applicable base year. For consumers who began self-generation on or after January 1, 1999, the base year is 1996. If the consumer installs on-site generation, which after January 1, 1999 operates in parallel with other generation on the Servicer's system and which reduces by 10% or more the consumer's purchase of electricity through the PP&L's transmission and distribution system, the Servicer will bill the consumer separately in an amount equal to the total Competitive Transition Charges and Intangible Transition Charges that the consumer paid in the preceding calendar year plus one-third of the difference between:

   1. the total Competitive Transition Charges and Intangible Transition Charges that the Customer would have paid using usage and demand data for the base year (as adjusted for any portion not related to self-generation) and

   2. the total Competitive Transition Charges and Intangible Transition Charges that the Customer paid in the preceding calendar year.

There are other special rules for Customers whose peak load during 1996 was at least 4 megawatts and who can prove that they were actively considering self-generation as of December 31, 1998 or earlier. Based upon its experience to date and assessment of the current state of technology, PP&L does not expect the number of Customers who self-generate or the kwh produced by self-generation to be significant. The calculation of any adjusted Intangible Transition Charges will reflect self-generation at the time of each calculation.

PP&L'S UNIVERSAL SERVICE PROGRAM FOR LOW-INCOME CUSTOMERS

      PP&L provides five programs that provide energy assistance to low-income Customers:

   1. Customer Assistance and Referral Evaluation Service;

   2. Operation HELP;

   3. Winter Relief Assistance Program;

   4. Keep Warm Plan; and

   5. On Track Payment Program Pilot.

The PUC ordered that PP&L increase its funding levels for these programs from approximately $7 million (the expense incurred for these programs in 1997) to $18.5 million by 2002. The implementation and management of these Universal Service Programs, or any other Universal Service Programs which may be implemented in the future are not expected to affect materially Intangible Transition Charge recovery.

       LEGAL ACTIVITY CHALLENGING THE COMPETITION ACT OR THE PUC ORDER

LITIGATION RELEVANT TO THE COMPETITION ACT

      The Union Action and the Fumo Action. Two actions, one filed by the Utility Workers Union of America (the "Union Action") and one filed by a group of plaintiffs including State Senator Vincent J. Fumo (the "Fumo Action"), respectively, alleged that the adoption of the Competition Act violated provisions of the Pennsylvania Constitution governing legislative procedure. In particular, these plaintiffs alleged that enactment of the Competition Act by attaching it to a bill to increase the maximum legal operational age of taxicabs in Philadelphia (a change already enacted by the legislature) violated Pennsylvania constitutional provisions prohibiting any bill from addressing more than one subject, prohibiting any bill from being altered or amended during passage so as to change its original purpose and requiring every bill to be considered on three separate days in each house of the General Assembly.

      The Commonwealth Court Upholds the Competition Act. On September 24, 1998 the Commonwealth Court of Pennsylvania ruled in favor of the PUC in the Fumo Action. The Court first rejected Fumo's argument that the Competition Act was altered and amended during passage so as to change its original purpose and meaning. The Court stated that absent confusion or deception as to the content of a bill, there is no clear violation of the Pennsylvania Constitution. The Court then said that since the title of the bill which was to become the Competition Act included, the words ". . . PROVIDING FOR RESTRUCTURING OF THE ELECTRIC UTILITY INDUSTRY. . .", the Commonwealth's representatives were on notice as to contents of the bill. The Court then rejected Fumo's allegation that the bill encompassed more than one subject. The Court ruled that since the bill involved amendments to the Commonwealth's Public Utility Code and related subjects dealing with public utility regulation, there were no obvious constitutional violations which occurred in the enactment of the Competition Act. Finally the Court rejected Fumo's contention that the Competition Act was not considered on three separate days in each house of the legislature. The court held that since the Competition Act was initially considered on three different days in the House and three different days in the Senate, " . . . it passed constitutional muster even though the Senate amendments themselves did not receive a separate three days of consideration in the House of Representatives."

      On September 24, 1998 the Commonwealth Court dismissed the Union Action on identical grounds by which it rejected the Fumo Action.
Petitioners in these two cases did not seek further court review and the time period for doing so has expired.

      The IP&L Action. A separate action challenging the Competition Act, filed by Indianapolis Power & Light Co. ("IP&L"), alleges that the Competition Act's provision allowing PECO Energy Company ("PECO"), another electricity provider in the Commonwealth of Pennsylvania, to recover Stranded Costs discriminates against interstate commerce in violation of the Commerce Clause of the United States Constitution. In an opinion dated May 7, 1998, the Commonwealth Court ruled against IP&L, holding, as a matter of law, that the Competition Act does not violate the Commerce Clause. IP&L then petitioned the Pennsylvania Supreme Court for allowance of appeal. In the petition, IP&L claims that the payment of Stranded Costs to PECO discriminates against interstate commerce by favoring in-state electricity producers over out-of-state electricity producers. On September 29, 1998, the Pennsylvania Supreme Court refused to review the Commonwealth Court's ruling in the IP&L case, without comment. On January 11, 1999, IP&L filed a petition for a Writ of Certiorari to the United States Supreme Court seeking a review of the Pennsylvania Commonwealth Court's decision. On March 8, 1999 the Supreme Court rejected IP&L's petition without comment.

      PP&L's Action Which Led to the Filing of the Joint Petition. During July 1998, PP&L filed a petition with the Commonwealth Court requesting the Commonwealth Court to halt implementation of the Competition Act because the PUC had misapplied the Competition Act in promulgating its Restructuring Order. Also during July 1998, PP&L filed suit in the Federal District Court for the Eastern District of Pennsylvania asking the court to halt the implementation of the Competition Act because it violated the Interstate Commerce Clause of the United States Constitution. In July 1998, PP&L filed an appeal to the Commonwealth Court challenging various aspects of the PUC's Restructuring Order. In addition to these actions, Anthracite Region Independent Power Producers Association and Schuylkill Energy Resources also filed appeals to the Commonwealth Court challenging various aspects of the PUC's Restructuring Order. The PP&L Industrial Customer Alliance, the Office of Consumer Advocate, Mid-Atlantic Power Supply Association, Enron Power Marketing, Inc. and the Commission on Economic Opportunity filed cross-appeals in PP&L's action in Commonwealth Court. On August 13, 1998, PP&L and all of the parties who had participated in PP&L's Restructuring Plan cases, with the exception of the Sierra Club, Penn PIRG and Lehigh Greens, filed the Joint Petition with the PUC. The Joint Petition was approved by the PUC through the PUC Order.

      Under the terms of the Joint Petition, PP&L and the entities referenced in the preceding paragraph petitioned the Commonwealth Court to end further consideration of their actions. In addition, PP&L petitioned the Eastern District Court to end its action. The three parties who did not sign the Joint Petition (the Sierra Club, Penn PIRG and Lehigh Greens) agreed to abide by the terms and conditions contained in the Joint Petition. The various courts have granted the parties' requests and all of the court cases arising from PP&L's Restructuring Plan have been terminated or withdrawn.

      Litigation in Other Jurisdictions Which Could Adversely Affect Transition Bondholders. A legal action successfully challenging under the U.S. Constitution or federal law a state deregulation statute similar to the Competition Act adopted by a jurisdiction other than Pennsylvania could establish legal principles that would serve as a basis to challenge the Competition Act. Whether or not a subsequent challenge to the Competition Act would be successful would depend on the similarity of the other statute and the applicability of the legal precedent to the Competition Act. While the Competition Act would not become invalid automatically as a result of a court decision invalidating another state's statute, this decision could establish a legal precedent for a successful challenge to the Competition Act that could adversely affect Transition Bondholders. Legal challenges brought in jurisdictions other than Pennsylvania that assert claims that are based on state laws other than the laws of Pennsylvania would not, however, have a direct effect on the Competition Act or the interests of the Transition Bondholders.

LEGISLATIVE ACTIVITY

      Possible Federal Preemption of the Competition Act. At least one bill was introduced in the 105th Congress prohibiting the recovery of stranded costs, and this prohibition could negate the existence of Intangible Transition Property. That bill, The Consumers Electric Power Act of 1997, ("H.R. 1230"), was introduced on April 8, 1997 and referred to the House Commerce Committee, which referred it to the Subcommittee on Energy and Power. On October 21, 1997, the Subcommittee on Energy and Power held hearings, but on October 22, 1997 these hearings were concluded. The 105th Congress adjourned without taking any further action on H.R. 1230. As of the date hereof, no member of Congress had introduced a bill that would affect the existence or value of stranded costs in the 106th Congress. Although the 105th Congress did not pass H.R. 1230, no prediction can be made as to whether any future bills, that prohibit the recovery of stranded costs, will become law or, if they become law, what their final form or effect will be. There is no assurance that the courts would consider this preemption a "taking." Moreover, even if this preemption of the Competition Act and/or the PUC Order by the federal government were considered a "taking," for which the government had to pay the estimated market value of the Transferred Intangible Transition Property at the time of the taking, there is no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the Transition Bonds.

      Possible Commonwealth Amendment or Repeal of the Competition Act. Under the Competition Act, the Commonwealth has pledged to and agreed with transition bondholders that it will not limit or alter or in any way impair or reduce the value of intangible transition property or intangible transition charges approved by a qualified rate order, until the Transition Bonds and interest thereon are fully paid and discharged. The Competition Act also provides, however, that subject to the requirements of law, nothing contained in the Competition Act precludes limitation or alteration by the Commonwealth if "adequate compensation is made by law" for the full protection of the intangible transition charges collected pursuant to a qualified rate order and of transition bondholders. It is unclear what "adequate compensation . . . by law" would be given to Transition Bondholders by the Commonwealth if it attempts to limit or alter Intangible Transition Property or Intangible Transition Charges. Accordingly, no assurance can be given that this provision would fully compensate Transition Bondholders for their investment.

      In the opinion of Morgan, Lewis & Bockius, LLP, counsel to PP&L, under the Contract Clauses of the United States and Pennsylvania Constitutions, the Commonwealth could not repeal or amend the Competition Act or take any other action that substantially impairs the rights of the Transition Bondholders, unless this action is a reasonable exercise of the Commonwealth's sovereign powers and of a character appropriate to the public purpose justifying this action. To date, no cases addressing these issues in the context of Transition Bonds have been decided. There have been cases in which courts have applied the Contract Clause of the United States Constitution and parallel state constitutional provisions to strike down legislation, reducing or eliminating taxes or public charges which supported bonds issued by public instrumentalities, or otherwise reducing or eliminating the security for the Transition Bonds. Based upon case law, in the opinion of Morgan, Lewis & Bockius, LLP it would appear unlikely that the Commonwealth could reduce, modify, alter or take any other action with respect to the Intangible Transition Property which would substantially impair the rights of Transition Bondholders, unless the action is reasonable and appropriate to further a legitimate public purpose. Moreover, in the opinion of Morgan, Lewis & Bockius, LLP, under the Taking Clauses of the United States and Pennsylvania Constitutions, the Commonwealth could not repeal or amend the Competition Act (by way of legislative process) or take any action in contravention of its pledge and agreement (described above) without paying just compensation to the Transition Bondholders if doing so would constitute a permanent appropriation of the property interest of Transition Bondholders in the Intangible Transition Property and deprive the Transition Bondholders of their reasonable expectations arising from their investments in the Transition Bonds. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the Transition Bonds. In addition, there can be no assurance that a repeal of or amendment to the Competition Act will not be sought or adopted or that any action by the Commonwealth may not occur, any of which might constitute a violation of the Commonwealth's pledge and agreement with the Transition Bondholders. In any event, costly and time-consuming litigation might ensue. Any litigation might adversely affect the price and liquidity of the Transition Bonds and the dates of payments of interest on and principal thereof and, accordingly, the weighted average lives thereof. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the Transition Bondholders, the outcome of any litigation cannot be predicted with certainty, and accordingly, Transition Bondholders could incur a loss of their investment.

POTENTIAL UNEXPECTED REGULATORY ACTION BY THE PUC

      Even with the enactment of the Competition Act, the PUC will continue to regulate some aspects of the electric industry in Pennsylvania, including full regulation of electric distribution companies, the establishment of financial and other qualifications of electric generation suppliers and other third parties, guidelines governing customer billing and collection, metering and disclosure requirements applicable to electric generation suppliers or other third parties participating in the new market in Pennsylvania. Pursuant to the Competition Act, the PUC Order issued to PP&L includes an irrevocable pledge that the PUC will not directly or indirectly, by any subsequent action, reduce, postpone, impair or terminate the PUC Order or the Intangible Transition Charges authorized under the PUC Order. The PUC nevertheless might attempt to revise or rescind any of its regulations in ways that ultimately have an adverse impact upon the Intangible Transition Charges. Any new or amended regulations or orders by the PUC could have an effect on the Transition Bonds. In the Sale Agreement, the Seller agrees to take legal or administrative actions, including instituting and provoking legal actions as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or supplement to the Competition Act, the PUC Order or the Intangible Transition Property by regulatory action, legislative enactment or constitutional amendment materially adverse to the holders of Transition Bonds, or proceedings of third parties, which, if successful, would result in a breach of representations concerning the Intangible Transition Property, the PUC Order or the Competition Act. See "The Sale Agreement" in this Prospectus. There is no assurance that the Seller would be able to take this action or that any action the Seller is able to take would be successful. Future PUC regulations or orders may affect the rating of the Transition Bonds, their price or the rate of Intangible Transition Charge Collections and, accordingly, the amortization of Transition Bonds and their weighted average lives. As a result, Transition Bondholders could suffer a loss of their investment.

         THE SELLER AND SERVICER OF THE INTANGIBLE TRANSITION PROPERTY

PP&L, INC.

      PP&L is an operating electric utility, incorporated under the laws of the Commonwealth of Pennsylvania in 1920. PP&L provides electricity delivery service to approximately 1.3 million Customers in a 10,000 square mile territory in 29 counties of central eastern Pennsylvania, with a population of approximately 2.6 million persons. This service area has 129 communities with populations over 5,000, the largest cities of which are Allentown, Bethlehem, Harrisburg, Hazleton, Lancaster, Scranton, Wilkes-Barre and Williamsport. This territory is primarily urban and suburban, with an industrial-based economy. In addition to delivery of its own generation or purchased power, PP&L is delivering power supplied by licensed electricity generation suppliers pursuant to the Competition Act. PP&L also markets wholesale electricity in 28 states and Canada. During 1998, about 96% of total operating revenue was derived from electric energy sales and marketing activities, with 26% coming from residential customers, 22% from commercial customers, 15% from industrial customers, 34% from wholesale sales and 3% from others.

PP&L RESOURCES, INC.

   PP&L is the primary subsidiary of PP&L Resources, Inc., a holding company formed in 1995. The assets of PP&L comprise approximately 92% of PP&L Resources's consolidated assets, and the financial condition and results of operation of PP&L are currently the principal factors affecting the financial condition and results of operations of PP&L Resources. PP&L Resources' other subsidiaries include:

   1. PP&L Global, Inc., an international independent power company which invests in and develops world-wide power projects;

   2. PP&L Spectrum, Inc., which markets energy-related services and products;

   3. PP&L Capital Funding, which engages in financing for PP&L Resources and its subsidiaries other than PP&L;

   4. Penn Fuel Gas, Inc., which provides natural gas distribution, transmission and storage services and sells propane; and

   5. H.T. Lyons, Inc., McClure Company and McCarl's Inc. which provide mechanical contractor and engineering services.

PP&L'S CUSTOMER CLASSES AND RATE SCHEDULES

      PP&L's Customer Rate Classes. PP&L's Customer base is divided into three rate classes (each, a "Customer Class"): residential ("Residential"), small commercial and industrial ("Small Commercial and Industrial") and large commercial and industrial ("Large Commercial and Industrial"). These Customer Classes are determined by the voltage level that the class uses, and not by the characteristics of the Customers within the class. In its rate calculation and filings, PP&L uses the designations:

   1. "Secondary Voltage Level Customers - Residential" to describe the Residential Customer Class,

   2. "Secondary Voltage Level Customers - Non-Residential" to describe the Small Commercial and Industrial Customer Class (which includes street-lighting) and

   3. Transmission/Primary Voltage Level Customers to describe the Large Commercial and Industrial Customer Class.

Nevertheless, in effect, residential customers predominantly comprise the first customer class, small commercial and industrial customers predominantly comprise the second Customer Class and large commercial and industrial customers predominantly comprise the third Customer Class. Each Customer Class includes a number of rate schedules (each, a "Rate Schedule"). Customer Classes and Rate Schedules are created by PP&L and approved by the PUC, and are subject to change. Any changes will be reflected in any Adjustment Request filed with the PUC by the Servicer. The current Customer Classes and Rate Schedules were effective on or before November 1, 1997. They are:

Residential

   "Rate Schedule RS" - Residential Service: Single-phase Electric Delivery Service is available to: 1) a single family dwelling and appurtenant detached buildings; 2) a separate dwelling unit in an apartment house;
   3) a single farm dwelling and general farm uses; and 4) a building previously wired for single meter service which is converted to not more than 8 separate dwelling units served through one meter.

   "Rate Schedule RTS" - Residential Service - Thermal Storage: This Rate
   Schedule is applicable to service which would otherwise qualify under Rate Schedule RS except for the following: 1) two or more separate dwelling units supplied through a single meter; 2) seasonal service and seasonal use Customers; 3) service with separate meter controlled water heater service; and 4) residential service with general farm use which includes more than 2,000 watts of connected farm load. This Rate
   Schedule is restricted to existing Customers in the Rate Schedule as of December 31, 1995.

   "Rate Schedule RTD" - Residential Service - Time-of-Day: Single-phase Electric Delivery Service is available to: 1) a single family dwelling and appurtenant detached building; and 2) a separate dwelling unit in an apartment house. This Rate Schedule will be restricted to existing Customers in this Rate Schedule as of January 1, 2000.

Small Commercial and Industrial:

   "Rate Schedule GS-1" - General Service: This rate schedule is for small general service at secondary voltage or at a higher available voltage at the option of the Customer. The billing demand is limited to 5 kilowatts for accounts served under discontinued rate schedule FC as of June 28, 1980.

   "Rate Schedule GS-3" - Large General Service at Secondary Voltage or
   Higher: This rate schedule is for large general service at secondary voltage, or at a higher available voltage at the option of the Customer.

   "Rate Schedule GH-1(R)" - Single Meter Commercial Space Heating Service:
   This rate schedule is for all electric commercial service supplied through one meter when electricity is the sole source of all of the Customer's energy requirements. Customers may include wholesale and retail trade and associated warehousing operations, office buildings, and establishments providing professional personal or business services. This rate schedule is in the process of elimination and is available only to service locations supplied continuously on or after August 21, 1972, and to locations served under discontinued Rate Schedule GH-4 as of September 26, 1984.

   "Rate Schedule GH-2(R)" - Separate Meter General Space Heating Service:
   This rate schedule is for separately metered electric space heating service to Customers whose general use is supplied under some other general service rate schedule, and may include service for general use in all electric apartment buildings when individual living units in the building are metered separately under a residential rate schedule. This rate schedule is in the process of elimination and is available only to service locations supplied continuously on or after August 21, 1972, and also to prospective service locations where a definitive rate commitment has been made as of that date for so long as service is continuous thereafter.

   "Rate Schedule IS-1" - Interruptible Service to Greenhouses: This rate schedule is for general service at secondary voltage to greenhouses or other environmentally controlled growing facilities which use a minimum of 300KW of interruptible lighting load as a daylight supplemental.

   "Rate Schedule SA" - Private Area Lighting Service: This rate schedule is for the lighting of yards, private roadways, alleys and other areas supplied from existing overhead secondary distribution.

   "Rate Schedule SM" - Mercury Vapor Street Lighting Service: This rate schedule is for lighting service from overhead or underground facilities on public areas such as streets, highways, bridges and parks, to municipalities, other governmental agencies, or private property Customers, when this service is supplied under Company's standard form of contact in accordance with the various laws applicable thereto.

   "Rate Schedule SHS" - High Pressure Sodium Street Lighting Service: This service is available only to the following type of Customer: metal pole overhead - existing locations served under another of PP&L's street lighting rate schedules and locations previously served under Hershey Electric Company's Rate Schedule SMVO.

   "Rate Schedule SE" - Energy Only Street Lighting Service: This rate schedule is available only to municipalities or other governmental agencies for the operation of mercury vapor, high pressure sodium, or metal halide street lighting systems on public areas such as streets, highways, bridges and parks where the municipality or other governmental agency provides for the installation, ownership, operation and maintenance of the street lighting equipment.

   "Rate Schedule SI-1(R)" - Municipal Street Lighting Service: This rate schedule is for municipal lighting service on public streets, highways, bridges, parks, etc., to municipalities or other governmental agencies when this service is supplied under PP&L's standard form of contract in accordance with the various laws applicable thereto. The rates for incandescent lamps are limited to those fixtures and lamp sizes installed on or before and supplied continuously after March 28, 1972. This rate schedule will be eliminated as of January 1, 2002.

   "Rate Schedule TS" - Municipal Traffic Lighting Service: This rate schedule is for traffic signal lighting service to cities, boroughs, and townships. The minimum under this rate schedule is 50 watts. This rate schedule is in the process of elimination and service hereunder is available only to existing locations continuously supplied as of August 26, 1976. It is available to any municipality using PP&L's standard delivery service for electric traffic signal lights installed, owned and maintained by the municipality.

   "Rate Schedule BL" - Borderline Service - Electric Service: Available under reciprocal agreements to neighboring electric utilities for resale in their adjacent territory.

Large Commercial and Industrial:

   "Rate Schedule LP-4" - Large General Service at 12,470 Volts or Higher:
   This rate schedule is for large general service supplied from available lines of 12,470 volts or higher when the Customer furnishes and maintains all equipment necessary to transform the energy from line voltage.

   "Rate Schedule IS-P" - Interruptible Large General Service at 12,470 Volts or Higher: This rate schedule is for interruptible large general service supplied from available lines of 12,470 volts or higher where the Customer furnishes and maintains all equipment necessary to transform the energy from line voltage. Interruptible service under this rate schedule is available to Customers with at least 1,000 kilowatts of year-round interruptible power who contract to accept interruptible service for at least one year.

   "Rate Schedule LP-5" - Large General Service at 69,000 Volts or Higher:
   This rate schedule is for large general service supplied from available lines of 69,000 volts or higher when the Customer furnishes and maintains all equipment necessary to transform the energy from line voltage. It applies to 3 phase, 60 Hertz service.

   "Rate Schedule LP-6" - Large General Service at 69,000 Volts or Higher:
   This rate schedule is for large general service supplied from available lines of 69,000 volts or higher when the Customer furnishes and maintains all equipment necessary to transform the energy from line voltage, that does not fall under the Rate Schedule LP-5.

   "Rate Schedule IS-T" - Interruptible Large General Service at 69,000 Volts or Higher: This rate schedule is for interruptible large general service supplied from available lines of 69,000 volts or higher where the Customer furnishes and maintains all equipment necessary to transform the energy from line voltage. It applies to 3 phase, 60 Hertz service. Interruptible service under this rate schedule is available to Customers with at least 1,000 kilowatts of year-round interruptible power who contact to accept interruptible service for at least one year.

   "Rate Schedule LPEP" - Power Service to Electric Propulsion: This rate schedule is available for electric propulsion service from PP&L's high voltage lines of 69,000 volts or higher, where the Customer furnishes and maintains all equipment necessary to transform the energy from line voltage.

   "Rate Schedule ISM" - Interruptible Service by Agreement: This service is available to large general service Customers who take service from available transmission lines of 69,000 volts or higher. The Customer furnishes and maintains all equipment necessary to transform the energy from line voltage. This service is available only to Customers who require interruptible service which is different than that provided in PP&L's other rate schedules, and who accept service interruptions pursuant to a service agreement.

   "Rate Schedule Standby" - Standby Basic Utility Supply Service: PP&L will provide this service to Qualifying Facilities as defined in the Public Utility Regulatory Policies Act of 1978. PP&L will also provide this service to a Customer that contracts with a Qualifying Facility and that must be served under the requirements of either federal or state law. This service is provided only where PP&L has available capacity and facilities adequate for the service requested and only pursuant to a power purchase or interconnection agreement with PP&L.

      Customers in Rate Schedules that are eliminated are expected to remain in the same Customer Class. In addition, Customers have historically migrated between Rate Schedules as their voltage requirements changed, Customer migration between Rate Schedules has not been and is not expected to be significant. Customers are not expected to migrate between Customer Classes.

      Rate Adjustment Among Rate Schedules Within the Three Classes. Each Customer Class is responsible for a fixed percentage of the Intangible Transition Charges. The Intangible Transition Charges will be determined for each Rate Schedule within the three Customer Classes. The Intangible Transition Charges will be adjusted by Rate Schedule within each Customer Class, but not among Customer Classes. The Competition Act prohibits allocating Intangible Transition Charges to customer classes in a manner that results in the interclass or intraclass shifting of costs. In prior decisions, the PUC has ruled that performing rate adjustments by Customer Classes does not constitute interclass or intraclass shifting of costs.

      Statistics Regarding PP&L's Total Customers. The following tables show, by Customer Class and Rate Schedule within each Customer Class the number and percentage of retail electric Customers (Table 3), retail electric usage (Table 4) and retail electric revenues (Table 5). All Rate Schedules will be billed Intangible Transition Charges. For the Intangible Transition Charges assessed to individual Rate Schedules as of any Series Issuance Date and any adjustment thereto, in each case giving effect to the issuance of Transition Bonds on that date, see the related Prospectus Supplement. There can be no assurance that total Customers, the composition of total Customers by Customer Class and Rate Schedule, or usage levels or revenues for each Customer Class and Rate Schedule will remain at or near the levels reflected in the following tables.


                                                             TABLE 3

                                              NUMBER OF RETAIL ELECTRIC CUSTOMERS

                         Year Ended        Year Ended        Year Ended        Year Ended         Year Ended     Quarter Ended
                          12/31/94          12/31/95          12/31/96          12/31/97           12/31/98         3/31/99
Rate Schedule (1)              % of              % of              % of              % of              % of              % of
                        Avg.   Total      Avg.   Total      Avg.   Total      Avg.   Total      Avg.   Total      Avg.   Total
                        #      Customers  #      Customers  #      Customers  #      Customers  #      Customers  #      Customers
                        -----  ---------  -----  ---------  -----  ---------  -----  ---------  -----  ---------  -----  ---------
Residential

  Rate Schedule RS
  Rate Schedule RTS
  Rate Schedule RTD
Total

Small Commercial &
Industrial

  Rate Schedule GS-1
  Rate Schedule GS-3
  Rate Schedule GH-1(R)
  Rate Schedule GH-2(R)
  Rate Schedule IS-1
  Rate Schedule SA
  Rate Schedule SM
  Rate Schedule SHS
  Rate Schedule SE
  Rate Schedule SI-1(R)
  Rate Schedule TS
  Rate Schedule BL
Total

Large Commercial &
Industrial

  Rate Schedule LP-4
  Rate Schedule IS-P
  Rate Schedule LP-5
  Rate Schedule LP-6
  Rate Schedule IS-T
  Rate Schedule LPEP
  Rate Schedule ISM
  Rate Schedule Standby
Total

---------------
(1) For a description of the meanings of Customer Class and Rate Schedule abbreviations, see "-PP&L's Customer Classes and Rate Schedules" above.



                                                           TABLE 4

                                  ACTUAL RETAIL ELECTRIC USAGE (PER MEGAWATT-HOUR ("MWH")

                         Year Ended        Year Ended        Year Ended        Year Ended       Year Ended      Quarter Ended
Rate Schedule (1)         12/31/94          12/31/95          12/31/96          12/31/97         12/31/98          3/31/99
                                % of              % of              % of              % of             % of             % of
                        MwH     total     MwH     total     MwH     total     MwH     total    MwH     total    MwH     total
                        -----   -----     -----   -----     -----   -----     -----   -----    -----   -----    -----   -----
Residential

  Rate Schedule RS
  Rate Schedule RTS
  Rate Schedule RTD
Total

Small Commercial &
Industrial

  Rate Schedule GS-1
  Rate Schedule GS-3
  Rate Schedule GH-1(R)
  Rate Schedule GH-2(R)
  Rate Schedule IS-1
  Rate Schedule SA
  Rate Schedule SM
  Rate Schedule SHS
  Rate Schedule SE
  Rate Schedule SI-1(R)
  Rate Schedule TS
  Rate Schedule BL
Total

Small Commercial &
Industrial

  Rate Schedule LP-4
  Rate Schedule IS-P
  Rate Schedule LP-5
  Rate Schedule LP-6
  Rate Schedule IS-T
  Rate Schedule LPEP
  Rate Schedule ISM
  Rate Schedule Standby
Total

---------------
(1) For a description of the meanings of Customer Class and Rate Schedule abbreviations, see "-PP&L's Customer Classes and Rate Schedules" above.


      Actual usage fluctuations are highly dependent on weather conditions. See "The Seller and Servicer of the Intangible Transition Property-How PP&L Forecasts the Number of Customers and the Amount of Electricity Usage." The actual total annual usage has increased for each of the past two years. The compounded annual growth rate for actual usage for all Customer Classes from 1994 through 1998 was %. There can be no assurance that future usage rates will be similar to historical experience. See "Risk Factors-Servicing Risks" in this Prospectus.



                                                        TABLE 5

                                  RETAIL ELECTRIC REVENUES (DOLLARS IN THOUSANDS)

                         Year Ended        Year Ended        Year Ended        Year Ended       Year Ended      Quarter Ended
Rate Schedule (1)         12/31/94          12/31/95          12/31/96          12/31/97         12/31/98          3/31/99
                                % of              % of              % of              % of             % of             % of
                          $     total       $     total       $     total       $     total      $     total      $     total
                        -----   -----     -----   -----     -----   -----     -----   -----    -----   -----    -----   -----
Residential

  Rate Schedule RS
  Rate Schedule RTS
  Rate Schedule RTD
Total

Small Commercial &
Industrial

  Rate Schedule GS-1
  Rate Schedule GS-3
  Rate Schedule GH-1(R)
  Rate Schedule GH-2(R)
  Rate Schedule IS-1
  Rate Schedule SA
  Rate Schedule SM
  Rate Schedule SHS
  Rate Schedule SE
  Rate Schedule SI-1(R)
  Rate Schedule TS
  Rate Schedule BL
Total

Large Commercial &
Industrial

  Rate Schedule LP-4
  Rate Schedule IS-P
  Rate Schedule LP-5
  Rate Schedule LP-6
  Rate Schedule IS-T
  Rate Schedule LPEP
  Rate Schedule ISM
  Rate Schedule Standby
Total

---------------
(1) For a description of the meanings of Customer Class and Rate Schedule abbreviations, see "-PP&L's Customer Classes and Rate Schedules" above.



   The Percentage Concentration Within PP&L's Large Commercial and Industrial Customers. For the period ended __________, the largest Customer represented approximately ____%, and the ten largest Customers represented approximately ____%, of PP&L's Large Commercial and Industrial Customer Class revenues. There are no material concentrations in either of the other two Customer Classes.

      There can be no assurance that current Customers will remain Customers or that the levels of Customer concentration in the future will be similar to those set forth above.

   PP&L's Delinquency and Write-Off Experience. The following table sets forth the delinquency and write-off experience with respect to payments to PP&L for Residential Customers as well as for all other Customers, for each of the periods indicated below. During the last three years, the delinquency experience for all Customers has improved substantially due to more aggressive collection efforts. However, these efforts have increased the amount of write-offs. The amount of write-offs is expected, but is not assured, to decline in coming years due to the completion of a residential security deposit policy which is scheduled for December 31, 1999. PP&L does not expect, but cannot assure, that the delinquency or write-off experience with respect to ITC Collections will differ substantially from the rates indicated. For example, changes in the retail electric market, including but not limited to the introduction of electric generation suppliers, or other third parties, who, beginning in mid-1999, will be permitted to provide consolidated billing to PP&L's Customers, could mean that historical delinquency and write-off ratios will not be indicative of the future rates:

                                    TABLE 6

             DELINQUENCIES AS PERCENTAGE OF TOTAL BILLED REVENUES


              Year Ended  Year Ended   Year Ended   Year Ended   Year Ended      Quarter
                                                                                  Ended
               12/31/94    12/31/95      12/31/96     12/31/97     12/31/98      3/31/99
               --------   -----------   ----------   ----------   ----------    ---------
Residential


30+ days              %             %            %            %            %              %

60+ days              %             %            %            %            %              %

90+ days              %             %            %            %            %              %


All Other


30+ days              %             %            %            %            %              %

60+ days              %             %            %            %            %              %

90+ days              %             %            %            %            %              %



                                  TABLE 7

     NET WRITE-OFFS AS A PERCENTAGE OF BILLED RETAIL ELECTRIC REVENUES


              Year Ended   Year Ended   Year Ended  Year Ended   Year Ended      Quarter
                                                                                  Ended
               12/31/94     12/31/95     12/31/96     12/31/97     12/31/98      3/31/99
               ---------   -----------  -----------   ---------   -----------  ------------
Residential            %             %            %           %             %             %



All Other              %             %            %           %             %             %



Total                  %             %            %           %             %             %

HOW PP&L FORECASTS THE NUMBER OF CUSTOMERS AND THE AMOUNT OF ELECTRICITY USAGE

      Accurate projections of the number of Customers, usage and retail electric revenue are important in setting, maintaining and adjusting the Intangible Transition Charges to levels sufficient to recover interest on and principal of the Transition Bonds, to maintain the Scheduled Overcollateralization Level, to fund any shortfalls in the Capital Subaccount and to pay the Trustee's fee, the Servicing Fee and the other expenses and costs included in Qualified Transition Expenses. See "The PUC Order and the Intangible Transition Charges-PP&L's Intangible Transition Charges" and "Risk Factors-Unusual Nature of Intangible Transition Property" in this Prospectus.

      On a monthly basis, PP&L compares its sales forecast to actual consumption to determine the accuracy of its forecasting model. PP&L historically has prepared annual forecasts of electric energy sales for the following year and several years thereafter. The principal uses of the electric energy forecasts have been for short-term budgeting and rate-setting purposes. PP&L has also prepared longer-term forecasts of customer peak demand and energy consumption, primarily for use in facilities planning. PP&L most recently updated its electric energy forecasting models in 1998. PP&L uses sophisticated models to generate forecasts of short-term monthly sales as well as reasonable long-term forecasts for all customer classes. The residential model forecasts electric energy sales bases on electricity price, real income, household size, weather and changes in the saturation and efficiency of appliances other than heating and cooling. The commercial and industrial models forecast electric energy sales based on electricity price, employment, industrial output and weather. Known and measurable industrial plant additions, expansions and closures are incorporated into the electricity sales projections, based on information obtained by PP&L. PP&L uses economic forecasts, prepared by an independent economic forecasting and consulting firm employed by PP&L, as inputs to its forecasting models. Weather inputs to the forecasting models are based on normal weather conditions, which are developed from historical averages.

      In addition, PP&L will use its annual sales forecast to determine the appropriate levels of Intangible Transition Charges from time to time. As a result, PP&L's ability to accurately predict energy consumption may affect the timing of collections of Intangible Transition Charges.

      Actual sales can deviate from forecasted sales for many reasons, including the general economic climate in PP&L's service territory as it impacts net migration of Customers; weather as it impacts air conditioning and heating usage; levels of business activity; and the availability of more energy efficient appliances, new energy conservation technologies and the Customer's ability to acquire these new products.

      The table below compares actual usage for a particular year to the related forecast prepared during the previous year. For example, the annual 1994 variance is based on a forecast prepared in 1993. The variances for the Residential Customer Class, ranged from a low of _______ to a high of ________. The variances for the Small Commercial and Industrial Customer Class, ranged from a low of ________ to a high of _________. The variances for the Large Commercial and Industrial Customer Class, ranged from a low of _______ to a high of . There can _______. There can be no assurance that the future variance between actual and expected consumption in the aggregate or by Customer Class will be similar to the historical experience set forth below.

                                    TABLE 8

       ANNUAL FORECAST VARIANCE FOR THE AMOUNT OF ELECTRICITY CONSUMED


                                    1994     1995      1996     1997      1998

RESIDENTIAL

Forecast (in Mwh)

Actual (in Mwh)

Variance (in percentage)

SMALL COMMERCIAL & INDUSTRIAL

Forecast (in Mwh)

Actual (in Mwh)

Variance (in percentage)

LARGE COMMERCIAL & INDUSTRIAL

Forecast (in Mwh)

Actual (in Mwh)

Variance(in percentage)

TOTAL

Forecast

Actual

Variance

      During the last five years, there has been no discernible trend in the variance between projected electricity consumption and actual electricity consumption.

      The table below compares actual number of Customers for a particular year to the related forecast prepared during the previous year. For example, the annual 1994 variance is based on a forecast prepared in 1993. The variances for the Residential Customer Class, ranged from a low of ______ to a high of ______. The variances for the Small Commercial and Industrial Customer Class, ranged from a low of _______ to a high of _________. The variances for the Large Commercial and Industrial Customer Class, ranged from a low of _________ to a high of _________. There can be no assurance that the future variance between actual and expected number of Customers in the aggregate or by Customer Class will be similar to the historical experience set forth below.

                                    TABLE 9

             ANNUAL FORECAST VARIANCE FOR THE NUMBER OF CUSTOMERS


                                    1994     1995      1996     1997      1998
RESIDENTIAL

Forecast (in units)

Actual (in units)

Variance (in percentage)

SMALL COMMERCIAL & INDUSTRIAL

Forecast (in units)

Actual (in units) Variance
  (in percentage)

LARGE COMMERCIAL & INDUSTRIAL

Forecast (in units)

Actual (in units)

Variance(in percentage)

TOTAL

Forecast (in units)

Actual (in units)

Variance (in percentage)

      During the last five years, there has been no discernible trend in the variance between projected number of Customers and actual number of Customers.

PP&L'S BILLING PROCESS

      PP&L operates on a continuous billing cycle, with an approximately equal number of bills being distributed each business day. Accordingly, the initial collection of initial Intangible Transition Charges and changes in the amount of Intangible Transition Charges will occur at different points in each Customer's billing cycle. For the year ended December 31, 1998, PP&L mailed out an average of 65,000 bills daily. Normal billing is for a period of approximately 30 days ending one or two days prior to the mailing of the bill. When a particular Intangible Transition Charge is imposed (or ceases to be imposed) as of a specific date, PP&L customarily pro rates each Customer's usage during its meter reading and billing cycle for purposes of imposing the charge. Accounts with potential billing errors are held by the computer system for review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors, safety problems as identified by the meter-reading staff and possible meter malfunctions. Subject to statutory and legal requirements, PP&L may change its billing policies and procedures from time to time. It is expected that any change would be designed to enhance PP&L's ability to make timely recovery of amounts billed to Customers.

PP&L MAINTAINS LIMITED INFORMATION ON ITS CUSTOMERS' CREDITWORTHINESS

      Under the Servicing Agreement, any changes to customary billing and collection practices instituted by PP&L will apply to the servicing of Intangible Transition Property so long as PP&L is the Servicer.

      Under Pennsylvania law, PP&L is obligated to provide service to new residential customers. New residential and non-residential customers will be required to post a security deposit equal to two months of estimated electricity usage when they apply for electric service, unless they can demonstrate creditworthiness or were previously a customer of PP&L with a satisfactory payment history. The principal means of establishing creditworthiness is by a letter from another utility indicating satisfactory payment history. To help prevent fraud, PP&L uses an on-line identification process for new applicants. The implementation of the on-line identification process will begin during the second quarter of 1999, and will be completed by December 31, 1999.

      PP&L has developed a special reduced payment program ("OnTrack") for some low income Residential Customers who are currently served under or otherwise qualify for Rate Schedule RS. Customers must apply for OnTrack and must demonstrate an inability to pay overdue electric bills, and annual household gross income under 150% of the federal poverty level. Customers in OnTrack qualify for reduced payment amounts and arrearage forgiveness if monthly payments are made on or before the due date.

      PP&L estimates the annual cost of OnTrack at $5.875 million in 1999 and, pursuant to the settlement of PP&L's Restructuring Plan, increasing to a maximum annual cost of $11.7 million in 2002. These costs are reflected in the residential distribution rates set forth in the settlement of PP&L's restructuring plan. As of December 31, 1998, there were approximately 2,000 customers enrolled in OnTrack accounting for approximately $ million of revenues for the twelve months ended December 31, 1998. The PUC has adopted regulations that establish reporting requirements for universal service programs, such as the OnTrack Payment Program, that are applicable to all electric distribution companies.

      In 1998, approximately 79% of total bill payments were received by PP&L via the U.S. mail. During the same period, approximately 9% of total payments were paid in person at third party collectors throughout the service territory. Other payment methods include pay-by-phone, payment by credit card and direct debits of Customer accounts through local banks, which accounted for approximately 12% of bill payments collected in 1998.

      PP&L's Collection Process for Residential Customers. Customer bills for residential Customers are due 20 days after mailing. If a Customer has an overdue balance in excess of $150, or is 60 days overdue in paying his or her bill, PP&L will mail a notice stating that PP&L will shut off electricity service within 10 days if the Customer takes no action to reduce the outstanding balance. At least three days prior to the termination date, another service termination notice is delivered by telephone or by a PP&L service representative in person. On the date of service termination, the PP&L service representative must knock on the Customer's door. If someone answers the door, termination proceeds. If there is no answer at the door, a 48 hour notice is left at the residence. If the Customer does not make a payment or does not agree to pay the overdue amount to PP&L's satisfaction within 48 hours, PP&L terminates electricity service.

      Termination of Service for Residential Customers in the Winter. Power is not customarily disconnected if the delinquent Customer is subject to a PUC-mandated winter moratorium (the "Winter Moratorium"), which requires special approval from the PUC prior to the disconnection of electricity to some residential Customers during the period from December 1 of each year through March 31 of the following year. Currently, residential accounts are managed during the Winter Moratorium through a combination of letters, proactive telephone contacts and negotiated payment plans. Company communications with the delinquent Customer during the Winter Moratorium do not contain the warning that electricity service will be terminated by a particular date.

      PP&L's Collection Process for Governmental Customers. The accounts from Customers in either federal, state or local government have 30 days to pay their electricity charges from the date the bill is mailed. Service termination is generally not used as a means of collection for government accounts. Some government accounts have difficulty paying within the 30 days due to cash flow, payment approval and other factors. Government accounts that are frequently delinquent are referred to a collection agency that specializes in the collection of overdue amounts from commercial accounts.

      PP&L's Collection Process for All Other Customers. Customer bills for commercial and industrial Customers are due 15 days after the bill is mailed. If the Customer does not pay the bill, collection action can begin on the 16th day with a three-day service termination notice delivered via telephone or U.S. mail, if PP&L cannot contact the Customer by telephone. If the overdue balance is not paid within three days after the collection action has begun, service will be terminated.

      Referrals of Delinquent Accounts to Third-Parties. Residential accounts are referred to a collection agency 30 days after the final bill is mailed. The collection agency manages this account for a total of seven and one half months. Unpaid Residential account balances are written-off 90 days after the final bill is mailed. If any unpaid balance remains after seven and one half months of collection activity, it is sold as bad debt. Non-residential accounts with unpaid balances are referred to a collection agency within 30 days of the date that the final bill is mailed. Unpaid non-residential accounts are written-off 90 days after the final bill is mailed.

      Referrals of Delinquent Accounts in Special Circumstances. In some cases, service termination may prove difficult due to certain factors such as, among other items, medical illness and landlord-owned property. If this type of Customer does not have limited income, and has property that PP&L believes to be valuable in attachment, PP&L will refer the entire overdue balance to an attorney. Outside counsel approved by PP&L will litigate the amount in question, perfect a judgment, and take the amount to a sheriff sale for collection. After the judgment is taken, the Customer also becomes responsible for the payment of counsel fees, court costs and interest. Attorney referred amounts are exempt from the service termination process. PP&L uses attorney referrals for overdue accounts for commercial and residential Customers. Certain commercial accounts may also be deemed sensitive, such as nursing homes, daycare centers and hospitals. In these cases, PP&L will refer the entire overdue amount to Dun & Bradstreet for collection. The Dun & Bradstreet collection process consists of telephone and letter communications to Customers. These Customers pay the amounts outstanding through Dun & Bradstreet, which transmits the payments to PP&L.

      How PP&L Will Apply Partial Payments by its Customers. On July 11, 1997, the PUC ruled that all electricity distribution companies must apply partial payments of electricity bills in the following manner:

   1. For a Customer who has an outstanding balance for periods prior to the time that the Customer was permitted to choose its electricity generation supplier (or "Pre-Retail Access"), the payment will be applied as follows:

      (a) to the outstanding Pre-Retail Access balance or the installment amount for a payment agreement on this amount;

      (b) to intangible transition charges and competitive transition charges;

      (c)  to transmission and distribution charges;

      (d)  to supply charges; and

      (e)  to non-basic services charges.

   If the Customer's account develops an outstanding balance for periods after the time that the Customer was permitted to choose its electricity generation supplier (or "Post-Retail Access"), partial payments will be applied to the Pre-Retail Access balance, according to the terms of the Pre-Retail Access payment agreement, before being applied to any other outstanding Post-Retail Access charges.

   2. For a Customer with no Pre-Retail Access but with a Post-Retail Access balance, the payment will be applied as follows:

      (a) to the balance due for prior intangible transition charges, competitive transition charges and transmission and distribution charges;

      (b) to current intangible transition charges and competitive transition charges;

      (c)  to current transmission and distribution charges;

      (d)  to the balance due for prior supply charges;

      (e)  to current supply charges; and

      (f)  to non-basic services.

In its Restructuring Order, the PUC adopted this priority allocation methodology for PP&L.

PP&L'S PROCEDURES FOR COLLECTING INTANGIBLE TRANSITION CHARGES FROM ELECTRIC GENERATION SUPPLIERS AND OTHER THIRD PARTY BILLERS

      PP&L's Restructuring Plan and subsequent orders of the PUC provide specific standards for metering, billing and other activities by electric generation suppliers and other third parties participating in the new market in Pennsylvania. Although PP&L's Restructuring Plan provides that an electric generation supplier that bills customers must comply with all billing, financial and disclosure requirements applicable to electric generation suppliers, the PUC may waive any of those requirements at any time in the future.

      In an order adopted on July 1, 1998, in a case involving PECO, the PUC ordered that third parties that are neither electric distribution companies nor electric generation suppliers, and who have no relationship with end users, are permitted to provide billing and collection services for electric distribution charges, including Intangible Transition Charges and electric generation charges. These third parties will be subject to the same requirements as electric generation suppliers, and, except in limited circumstances, the Servicer, on behalf of the Issuer, will have no rights to collect Intangible Transition Charges from the Customer electing consolidated billing from a third party. Rather, the Issuer will be subject to the risk that the third party does not remit Intangible Transaction Charges.

      The Servicer, on behalf of the Issuer, will pursue any electric generation supplier or other third party that fails to remit the applicable Intangible Transition Charges in a manner similar to the manner in which the Servicer will pursue any failure by its Customers to remit Intangible Transition Charges. The Servicer will have the right to bill and collect Intangible Transition Charges and other amounts payable to the Issuer or the Servicer directly from all of the consolidated billing Customers of the electric generation suppliers or other third parties. If PP&L does not receive payment (except for disputed charges) within 25 calendar days for Residential class Customers or 20 calendar days for all other Customers after the charges are communicated to the electric generation supplier or other third party, then PP&L may provide notice of breach to the electric generation supplier or other third party at any time thereafter, at PP&L's discretion. Upon notice of a breach, the electric generation supplier or other third party will have 20 calendar days to cure this breach. If the electric generation supplier or other third party has not cured this breach within 20 calendar days, PP&L may terminate consolidated billing by the electric generation supplier or other third party and take over billing functions. In no event will these procedures result in a Customer being sent two bills covering the same service.

      Neither the Seller nor the Servicer will pay any shortfalls resulting from the failure of any electric generation suppliers or other third parties to forward ITC Collections to PP&L, as Servicer. There can be no assurance that third parties will use the same customer credit standards as the Servicer or that the Servicer will be able to mitigate credit risks relating to these third parties in the same manner in or to the same extent to which it mitigates the risks relating to its Customers. Any changes in billing and collection regulation might adversely affect the value of the Transition Bonds and their amortization and, accordingly, their weighted average lives by affecting billing terms and the terms of remittances by electric generation suppliers and other third parties to the Servicer or by making it more difficult for the Servicer to collect Intangible Transition Charges. See "Risk Factors-Servicing Risks" in this Prospectus.

PP&L'S EFFORTS TO DEAL WITH THE YEAR 2000 COMPUTER ISSUE

      PP&L is faced with the task of addressing the Year 2000 issue. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year and other programming techniques which limit date calculations or assign special meanings to some dates. Any of PP&L's computer systems that have date-sensitive software or microprocessors may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to measure usage, read meters, process transactions, send bills or operate electric generation stations. In addition, the Year 2000 issue could affect the ability of Customers to receive bills sent by PP&L or make payments on these bills.

      PP&L formed a company-wide Year 2000 coordination committee to raise the awareness of the Year 2000 issue, share information and review the progress. A seven-step approach was developed to achieve Year 2000 compliance by assessing and remedying the problem in application software, hardware, plant control systems and devices containing embedded microprocessors. The seven steps in the plan include awareness, inventory, assessment, remediation, testing, implementation, and contingency planning. PP&L has identified and communicated with critical suppliers, such as fuel suppliers, in order to obtain assurances that they are in compliance with Year 2000 issues. The majority of the responses from these parties are favorable, with some responses still being evaluated and followed-up as appropriate.

      Delivery of electricity is dependent on the overall reliability of the electricity distribution system. PP&L is cooperating and coordinating with the North American Electric Reliability Council and the PJM
Interconnection, L.L.C. (the "PJM") regarding Year 2000 remediation efforts.

      As of December 31, 1998, approximately 75% of the mainframe applications that will remain in production have been determined as being Year 2000 Compliant. It is anticipated that all mission critical systems (i.e. mainframe, embedded technologies, and client server applications) will be Year 2000 Ready by July 1999 and all client systems ready by November 30, 1999. "Year 2000 Compliant" means that computer systems or equipment with date-sensitive chips will accurately process date and time data. "Year 2000 Ready" means that the computer systems or equipment with date-sensitive chips can be used on January 1, 2000, and beyond, but are not fully Year 2000 Compliant.

      PP&L has basic contingency plans to address issues such as blackouts on the electrical grid, restarting generating facilities after these facilities have shut down and disaster recovery procedures for the computing environment. PP&L recognizes that additional contingency plans are necessary and, as part of its Year 2000 strategy, PP&L is currently working on identifying and developing additional contingency plans, as appropriate.

      In July 1998, the PUC initiated a non-adversarial investigation to be conducted by the Office of Administrative Law Judge "to accurately assess any and all steps taken and proposed to be taken to resolve the Year 2000 compliance issue by all jurisdictional fixed utilities and mission-critical service providers such as the PJM." The PUC required that all jurisdictional utilities to file a written response to a list of questions concerning Year 2000 compliance; and that, if mission-critical systems cannot be made Year 2000 compliant on or before March 31, 1999, to file a detailed contingency plan by that date. PP&L filed its written response to these questions in August 1998 and in November 1998 submitted testimony to the PUC that the Company would have its mission-critical systems Year 2000 ready by July 1, 1999 and all systems ready by November 30, 1999.

      At this time, PP&L has achieved the following completion percentages on the seven steps referenced above for Year 2000 compliance: awareness, 87%; inventory, 97%; assessment, 87%; remediation, 70%; testing, 72%; implementation, 56%; and additional contingency plans (beyond the basic plans referenced above), 16%.

      Based upon present assessments, PP&L Resources estimates that it will incur approximately $15 million in Year 2000 related costs. Through December 31, 1998, PP&L Resources spent approximately $8 million in remediation costs, which included assistance from outside consultants. These costs are being funded through internally generated funds and are being expensed as incurred.

                 PP&L TRANSITION BOND COMPANY LLC, THE ISSUER

      PP&L Transition Bond Company LLC (the "Issuer"), a Delaware limited liability company, was formed on March 25, 1999 pursuant to a limited liability company agreement (the "Prior Limited Liability Company Agreement") of CEP Group, Inc., a Pennsylvania corporation wholly owned by PP&L, as sole member of the Issuer. The Prior Limited Liability Company Agreement was subsequently amended and restated in its entirety by an Amended and Restated Limited Liability Company Agreement dated ______, 1999 (the "Limited Liability Company Agreement") executed by PP&L as sole member. The assets of the Issuer are limited to the Intangible Transition Property which was sold to the Issuer (the "Transferred Intangible Transition Property"), the other Collateral, any third-party credit enhancement and any money distributed to the Issuer from the Collection Account in accordance with the Indenture. As of the date of this Prospectus, the Issuer has not carried on any business activities and has no operating history. Audited financial statements of the Issuer are included as an exhibit to this Prospectus.

      The Issuer's Purpose. The Issuer has been created for the sole purpose of purchasing and owning the Transferred Intangible Transition Property, issuing one or more Series of Transition Bonds (each a "Series") from time to time, pledging its interest in the Transferred Intangible Transition Property and other Collateral to the Trustee under the Indenture in order to secure the Transition Bonds and performing activities that are necessary, suitable or convenient to accomplish these purposes. Each series may be comprised of one or more classes (each, a "Class").

      The Interaction Between PP&L and the Issuer. On the issue date for each Series (each, a "Series Issuance Date"), except in the event of a refunding of outstanding Transition Bonds, PP&L will sell Intangible Transition Property to the Issuer pursuant to an agreement (the "Sale Agreement") between PP&L (in this capacity, the "Seller") and the Issuer. PP&L (in this capacity and along with any successors in that capacity, the "Servicer") will service the Transferred Intangible Transition Property pursuant to a Servicing Agreement (the "Servicing Agreement") between the Issuer and the Servicer.

      The Issuer's Management. The Issuer's business will be managed by three managers (the "Managers") appointed from time to time by PP&L or, in the event that PP&L transfers its interest in the Issuer, by the new owner or owners. The Issuer will have at all times following the initial Series Issuance Date at least one Manager (the "Independent Manager") who, among other things, is not and has not been for at least three years from the date of his or her or its appointment (i) a direct or indirect legal or beneficial owner of the Issuer or PP&L or any of their respective affiliates, (ii) a relative, supplier, employee, officer, director, manager, contractor or material creditor of the Issuer or PP&L or any of their respective affiliates, or (iii) a person who controls PP&L or its affiliates. The remaining Managers will be employees or officers of PP&L.

      The Managers will devote the time necessary to conduct the affairs of the Issuer. The following are the Managers as of the date of this
Prospectus:

NAME                AGE                    POSITION AT PP&L

John R. Biggar       54       Senior Vice President and Chief Financial
                              Officer
James E. Abel        48       Treasurer
Jim Pennington       48       Manager - Treasury Operations

      The Managers' Compensation and Limitation on Liabilities. The Issuer has not paid any compensation to any Manager since the Issuer was formed. The Managers other than the Independent Manager will not be compensated by the Issuer for their services on behalf of the Issuer. The Independent Manager will be paid an annual retainer from the assets of the Issuer and will be reimbursed for his or her reasonable expenses, including, without limitation, the reasonable compensation, expenses and disbursements of these agents, representatives, experts and counsel as the Independent Manager may employ in connection with the exercise and performance of his or her rights and duties under the Limited Liability Company Agreement, the Indenture, the Sale Agreement and the Servicing Agreement. The Limited Liability Company Agreement provides that the Managers will not be personally liable under any circumstances except for:

   1. liabilities arising from their own willful misconduct or gross negligence,

   2 liabilities arising from the failure by any of the Managers to perform obligations expressly undertaken in the Limited Liability Company Agreement or

   3. taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by the Managers in connection with the transactions described in this Prospectus.

The Limited Liability Company Agreement further provides that, to the fullest extent permitted by law, the Issuer shall indemnify the Managers against any liability incurred in connection with their services as Managers for the Issuer, unless this liability is based on or arises in connection with the circumstances described in clauses 1 through 3 above.

      The Issuer is a Separate and Distinct Legal Entity. Under the Limited Liability Company Agreement, the Issuer may not file a voluntary petition for relief under the Bankruptcy Code without a unanimous vote of its Managers, including the Independent Manager. PP&L has agreed that it will not cause the Issuer to file a voluntary petition for relief under the Bankruptcy Code. The Limited Liability Company Agreement requires the Issuer to take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of PP&L, other affiliates of PP&L, the Managers or any other person, and that, except for federal and Commonwealth tax purposes, it is not a division of PP&L or any of its affiliated entities or any other person.

      The principal place of business of the Issuer is Two North Ninth Street; Allentown, PA 18101, and its telephone number is (610) 774-5151.

      Administration Agreement. PP&L will provide administrative services for the Issuer pursuant to an administration agreement between the Issuer and PP&L. The Issuer will pay PP&L a market rate fee for performing these services.

         HOW THE ISSUER WILL USE THE PROCEEDS OF THE TRANSITION BONDS

      The Issuer will use the proceeds of the issuance of the Transition Bonds to pay expenses of issuance and to purchase the Transferred Intangible Transition Property from PP&L. PP&L proposes using the proceeds it receives from the sale of the Transferred Intangible Transition Property principally to reduce Stranded Costs and related capitalization as well as to pay related expenses.

                            THE TRANSITION BONDS

      The Transition Bonds will be issued under and secured by a base indenture between the Issuer and the Trustee substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms of each Series of Transition Bonds will be provided in a separate supplement to the base indenture (each supplement, a "Supplemental Indenture" and together with the base Indenture, the "Indenture"). The following summary describes some general terms and provisions of the Transition Bonds. The particular terms of the Transition Bonds of any Series offered by any Prospectus Supplement will be described in the Prospectus Supplement. This summary does not purport to be complete and is subject to, and is qualified by reference to, the terms and provisions of the Transition Bonds and the Indenture.

      The Prospectus Supplement for a Series of Transition Bonds will describe the following terms of the Series and, if applicable, the Classes thereof:

   1. the designation of the Series and, if applicable, the Classes thereof,

   2. the aggregate principal amount of the Transition Bonds of the Series and, if applicable, each Class thereof,

   3. the Bond Rate of the Series or, if applicable, each Class thereof, or the formula, if any, used to calculate the applicable Bond Rate or Bond Rates for the Series, (each a "Bond Rate")

   4. the date or dates on which interest and principal will be payable (each, a "Payment Date"),

   5. the Expected Final Payment Date of the Series and, if applicable, each Class thereof,

   6. the final maturity date for the Series (the "Series Final Maturity Date") and, if applicable, each Class thereof (each, a "Class Final Maturity Date"),

   7. the Series Issuance Date for the Series,

   8. the place or places for payments on the Series,

   9. the authorized initial denominations for the Series,

  10. the redemption provisions, if any, of the Series,

  11. the Expected Amortization Schedule for the Series, and, if applicable, each Class thereof,

  12. the Overcollateralization Amount with respect to the Series and the aggregate Overcollateralization Level as of each Payment Date,

  13. the required funding level for the Capital Subaccount,

  14. the Calculation Dates and Adjustment Dates for the Series,

  15. the terms of any credit enhancement applicable to the Series and

  16. any other terms of the Series or Class that are not inconsistent with the provisions of the Indenture.

The Indenture requires, as a condition to the issuance of each Series of Transition Bonds, that this issuance will not result in any rating agency which has rated the Transition Bonds of any Class or Series at the time of issuance thereof at the request of the Issuer (each, a "Rating Agency") reducing or withdrawing its then current rating of any outstanding Series or Class of Transition Bonds (the notification in writing by each Rating Agency to the Seller, the Servicer, the Trustee and the Issuer that any action will not result in a reduction or withdrawal being referred to in this Prospectus as the "Rating Agency Condition"). If no Rating Agency remains in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable person designated by the Issuer.

       Definition of Expected Final Payment Date and Final Maturity Date. The "Expected Final Payment Date" for each Series or Class of Transition Bonds will be the date when all interest and principal is scheduled to be paid in accordance with the Expected Amortization Schedule. The "Final Maturity Date" for a Series or Class of Transition Bonds will be on or after the Expected Final Payment Date and is the date by which all principal and interest on the Transition Bonds is required to be paid. Failure to pay the entire outstanding principal amount of the Transition Bonds of any Class by the Expected Final Payment Date will not result in a default on the Class of Transition Bonds until after the Final Maturity Date for the Class.

GENERAL TERMS OF THE TRANSITION BONDS

       The Transition Bonds may be issued in one or more Series, each made up of one or more Classes. The terms of a Series may differ from the terms of another Series, and the terms of a Class may differ from the terms of another Class of these Series. The terms of each Series will be specified in the related Prospectus Supplement.

      The Issuer's Transition Bonds Will be Maintained in Book-Entry Format. The applicable Prospectus Supplement will set forth the procedure for the manner of the issuance of the Transition Bonds of each Series. Generally, each Series of Transition Bonds will initially be represented by one or more Transition Bonds registered in the name of Cede & Co., as the nominee of DTC. The Transition Bonds will be available for purchase in initial denominations specified in the applicable Prospectus Supplement (which denominations will be not less than $1,000). Unless and until definitive Transition Bonds are issued under the limited circumstances described in this Prospectus, no Transition Bondholder will be entitled to receive a physical bond representing a Transition Bond. All references in this Prospectus to actions by Transition Bondholders will refer to actions taken by DTC upon instructions from DTC Participants and all references in this Prospectus to payments, notices, reports and statements to Transition Bondholders will refer to payments, notices, reports and statements to DTC or Cede, as the registered holder of each Series of Transition Bonds, for distribution to the beneficial owners of the Transition Bonds in accordance with DTC's procedures with respect thereto. See "--Transition Bonds Will be Issued in Book-Entry Format" and "--Definitive Transition Bonds" below.

PAYMENTS OF INTEREST AND PRINCIPAL ON THE TRANSITION BONDS

      Interest will accrue on the principal balance of Transition Bonds of a Series or Class at the Bond Rate specified in or determined in the manner specified in the applicable Prospectus Supplement and will be payable to the Transition Bondholders of the Series or Class on each Payment Date, commencing on the Payment Date specified in the related Prospectus Supplement. On any Payment Date with respect to any Series, the Issuer will make principal payments on that Series only until the outstanding principal balance thereof has been reduced to the principal balance specified for that Payment Date in the Expected Amortization Schedule for that Series on that Payment Date, but only to the extent funds are available therefor as described in this Prospectus. Accordingly, principal of the Series or Class of Transition Bonds may be paid later, but not sooner, than reflected in the Expected Amortization Schedule therefor. See "Risk Factors--Other Risks Associated With An Investment In The Transition Bonds" and "Weighted Average Life and Yield Considerations for the Transition Bonds" in this Prospectus.

       The failure to make a scheduled payment of principal on the Transition Bonds, other than upon redemption or on the Final Maturity Date of a Series or Class, does not constitute an Event of Default under the Indenture. The entire unpaid principal amount of the Transition Bonds will be due and payable if an Event of Default under the Indenture occurs and is continuing and the Trustee or the holders of a majority in principal amount of the Transition Bonds of all Series then outstanding, voting as a group, have declared the Transition Bonds to be immediately due and payable. See "The Indenture-What Constitutes an Event of Default on the Transition Bonds" and "Weighted Average Life and Yield Considerations for the Transition Bonds" in this Prospectus.

REDEMPTION OF THE TRANSITION BONDS

      Redemption provisions, if any, for any Series will be specified in the related Prospectus Supplement, including the premiums, if any, payable upon redemption. Unless the context requires otherwise, all references in this Prospectus to principal of the Transition Bonds of a Series insofar as it relates to redemption includes any premium that might be payable thereon if Transition Bonds of the Series are redeemed, as described in the applicable Prospectus Supplement. Notice of redemption of any Series of Transition Bonds will be given by the Trustee to each registered holder of a Transition Bond to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in another manner or at another time as may be specified in the related Prospectus Supplement. Notice of redemption may be conditioned upon the deposit of moneys with the Trustee before the redemption date and this notice will be of no effect unless these moneys are so deposited. All Transition Bonds called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit with the Trustee at that time, and will no longer be considered "outstanding" under the Indenture. The Transition Bondholders will have no further rights with respect thereto, except to receive payment of the redemption price thereof and unpaid interest accrued to the date fixed for redemption from the Trustee.

CREDIT ENHANCEMENT FOR THE TRANSITION BONDS

      Credit enhancement with respect to the Transition Bonds of all Series will be provided principally by adjustments to the Intangible Transition Charges and amounts on deposit in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount. In addition, for any Series of Transition Bonds or one or more Classes thereof, additional credit enhancement may be provided with respect thereto. The amounts and types of credit enhancement, and the provider of credit enhancement, if any, with respect to each Series of Transition Bonds or one or more Classes thereof will be described in the applicable Prospectus Supplement. Credit enhancement may be in the form of an additional reserve account, subordination, additional overcollateralization, a financial guaranty insurance policy, a letter of credit, a credit or liquidity facility, a repurchase obligation, a third party payment or other support, a cash deposit or other credit enhancement, or any combination of the foregoing, as may be set forth in the applicable Prospectus Supplement. If specified in the applicable Prospectus Supplement, credit enhancement for a Series of Transition Bonds may cover one or more other Series of Transition Bonds.

      If any additional credit enhancement is provided with respect to a Series offered hereby, the applicable Prospectus Supplement will include a description of:

   1. the amount payable under the credit enhancement,

   2. any conditions to payment thereunder not otherwise described in this Prospectus,

   3. the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and

   4. any material provisions of any applicable agreement relating to the credit enhancement.

Additionally, in some cases, the applicable Prospectus Supplement may describe information with respect to the provider of any third-party credit enhancement, including:

   1. a brief description of its principal business activities,

   2. its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

   3. if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and

   4. its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the applicable Prospectus Supplement.

TRANSITION BONDS WILL BE ISSUED IN BOOK-ENTRY FORM

      Unless otherwise specified in the related Prospectus Supplement, all Classes of Transition Bonds will initially be represented by one or more bonds registered in the name of Cede & Co., as nominee of DTC, or another securities depository, and will be available to investors only in the form of book-entries maintained indirectly with DTC through organizations that are DTC participants ("Book-Entry Transition Bonds"). Transition Bondholders may also hold Transition Bonds through Cedelbank, societe anonyme ("CEDEL"), or the Euroclear System ("Euroclear") (in Europe), if they are participants in one of those systems or indirectly through organizations that are participants in one of those systems (together with DTC's participants, "Participants").

      The Role of Cede, CEDEL and Euroclear. Cede, as nominee for DTC, will hold the global bond or bonds representing the Transition Bonds. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories which in turn will hold these positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for CEDEL and Morgan Guaranty Trust Company of New York will act as depository for Euroclear (in these capacities, the "Depositories").

      The Function of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Direct participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the Nasdaq-Amex Market Group and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

      The Function of CEDEL. CEDEL is incorporated under the laws of Luxembourg. CEDEL holds securities for its customers ("CEDEL Customers") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. CEDEL provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. CEDEL has established an electronic bridge with Morgan Guaranty Trust as the Operator of the Euroclear system (MGT/EOC) in Brussels to facilitate settlement of trades between CEDEL and MGT/EOC. CEDEL currently accepts over 110,000 securities issues on its books.

      CEDEL Customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations and may include any underwriters, agents or dealers with respect to a Series of Transition Bonds offered hereby. CEDEL's U.S. customers are limited to securities brokers and dealers and banks.

      The Function of Euroclear. Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including Euros and United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, out of its Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As a Federal Reserve System Member, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Terms and Conditions of Euroclear. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      The Rules for Transfers Among DTC, CEDEL or Euroclear Participants. Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Customers and Euroclear Participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving Transition Bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Customers and Euroclear Participants may not deliver instructions directly to the Depositories.

      Cede Will be the Holder of the Issuer's Transition Bonds. Unless and until definitive Transition Bonds are issued, it is anticipated that the only "holder" of Transition Bonds of any Series will be Cede, as nominee of DTC. Transition Bondholders will only be permitted to exercise their rights as Transition Bondholders indirectly through Participants and DTC. All references herein to actions by Transition Bondholders thus refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Transition Bondholders refer to payments, notices, reports and statements to Cede, as the registered holder of the Transition Bonds, for payments to the beneficial owners of the Transition Bonds in accordance with DTC procedures.

      Book-Entry Transfers and Transmission of Payments. While any Book-Entry Transition Bonds of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Transition Bonds and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Transition Bonds. Participants with whom Transition Bondholders have accounts with respect to Book-Entry Transition Bonds are similarly required to make book-entry transfers and receive and transmit these payments on behalf of their respective Transition Bondholders. Accordingly, although Transition Bondholders will not possess physical bonds, the Rules provide a mechanism by which Transition Bondholders will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of indirect Participants and some banks, the ability of holders of beneficial interests in the Transition Bonds to pledge Transition Bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these Transition Bonds, may be limited due to the lack of a definitive Transition Bonds.

      DTC has advised the Trustee that it will take any action permitted to be taken by a Transition Bondholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Transition Bonds are credited.

      How Transition Bond Payments Will Be Credited by CEDEL and Euroclear. Payments with respect to Transition Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Customers or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Tax Matters for the Transition Bonds" in this Prospectus. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Transition Bondholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect these actions on its behalf through DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Transition Bonds among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      Management of DTC is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed Direct Participants and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to security-holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct Participants and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to

   1. impress upon them the importance of these services being Year 2000 compliant; and

   2. determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services.

In addition, DTC is in the process of developing the contingency plans that it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

DEFINITIVE TRANSITION BONDS

      The Circumstances That Will Result in the Issuance of Definitive Transition Bonds. Unless otherwise specified in the applicable Prospectus Supplement, each Class of Transition Bonds will be issued in fully registered, certificated form to Transition Bondholders or their nominees, rather than to DTC or its nominee, only if:

   1. the Issuer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to this Class of Transition Bonds and the Issuer is unable to locate a qualified successor;

   2. the Issuer, at its option, elects to terminate the book-entry system through DTC; or

   3. after the occurrence of an Event of Default under the Indenture, Transition Bondholders representing at least a majority of the outstanding principal amount of the Transition Bonds of all Series advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Transition Bondholders' best interest.

      The Delivery of Definitive Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all affected beneficial owners of Transition Bonds through Participants of the availability of definitive Transition Bonds. Upon surrender by DTC of the definitive bonds representing the applicable Transition Bonds and receipt of instructions for re-registration, the Trustee will authenticate and deliver definitive Transition Bonds, and thereafter the Trustee will recognize the holders of these definitive Transition Bonds as Transition Bondholders under the Indenture.

      The Payment Mechanism for Definitive Transition Bonds. Payments of principal of, and interest on, Definitive Transition Bonds will be made by the Trustee, as paying agent, in accordance with the procedures set forth in the Indenture directly to holders of definitive Transition Bonds in whose names the definitive Transition Bonds were registered at the close of business on the related Record Date specified in each Prospectus Supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the Trustee. The final payment on any Transition Bond, however, will be made only upon presentation and surrender of the Transition Bond at the office or agency specified in the notice of final payment to Transition Bondholders.

      The Transfer or Exchange of Definitive Transition Bonds. Definitive Transition Bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

   WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS

      The rate of principal payments on each Series or Class of Transition Bonds, the aggregate amount of each interest payment on each Series or Class of Transition Bonds and the actual final Payment Date of each Series or Class of Transition Bonds will be dependent on the rate and timing of receipt of ITC Collections. Accelerated receipts of ITC Collections will not, however, result in payment of principal on the Transition Bonds earlier than the related Expected Final Payment Dates since receipts in excess of the amounts necessary to amortize the Transition Bonds in accordance with the applicable Expected Amortization Schedules will be allocated to the Capital Subaccount (if necessary), the Overcollateralization Subaccount or the Reserve Subaccount. However, delayed receipts of ITC Collections may result in principal payments on the Transition Bonds occurring more slowly than as reflected in the Expected Amortization Schedules or later than the related Expected Final Payment Dates. Redemption of any Class or Series of Transition Bonds and acceleration of the Final Maturity Date after an Event of Default in accordance with the terms thereof will result in payment of principal earlier than the related Expected Final Payment Dates.

      The Effect of ITC Collections on the Timing of Transition Bond Payments. The actual payments on each Payment Date for each Series or Class of Transition Bonds and the weighted average life thereof will be affected primarily by the rate of ITC Collections and the timing of receipt of ITC Collections, as well as amounts available in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount. Because the Intangible Transition Charges will be calculated based on estimates of usage and revenue, the aggregate amount of ITC Collections and the rate of principal amortization on the Transition Bonds will depend, in part, on actual energy usage by Customers and the rate of delinquencies and write-offs. Although the Intangible Transition Charges will be adjusted from time to time based in part on the actual rate of ITC Collections, no assurances are given that the Servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the Intangible Transition Charges that will cause ITC Collections to be received at any particular rate. See "Risk Factors-Unusual Nature of Intangible Transition Property" and "The PUC Order and the Intangible Transition Charges-PP&L's Intangible Transition Charges" in this Prospectus; see also "PP&L, Inc." in this Prospectus. If ITC Collections are received at a slower rate than expected, Transition Bonds may be retired later than expected. Because principal will not be paid at a rate faster than that contemplated in the Expected Amortization Schedule for each Series or Class, except in the event of a redemption or the acceleration of the final Payment Date of the Transition Bonds after an Event of Default as specified in the Indenture, the Transition Bonds are not expected to be paid earlier than scheduled. A payment on a date that is earlier than forecasted might result in a shorter weighted average life, and a payment on a date that is later than forecasted might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the Transition Bonds is received in later years, this might result in a longer weighted average life of the Transition Bonds.

                              THE SALE AGREEMENT

      The following summary describes particular material terms and provisions of the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing Intangible Transition Property. The Sale Agreement may be amended by the parties thereto, with the consent of the Trustee, provided notice of the substance of this amendment is provided by the Issuer to each Rating Agency and the Rating Agency Condition has been satisfied. The form of the Sale Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the Sale Agreement.

PP&L'S SALE AND ASSIGNMENT OF INTANGIBLE TRANSITION PROPERTY

      On the Series Issuance Date for the first Series of Transition Bonds (the "Initial Transfer Date"), pursuant to the Sale Agreement, the Seller will sell and assign to the Issuer, without recourse, except as provided therein, Initial Intangible Transition Property representing the irrevocable right to receive through Intangible Transition Charges amounts sufficient to recover Qualified Transition Expenses with respect to the applicable Series of Transition Bonds. The net proceeds received from the sale of the Transition Bonds issued on the Initial Transfer Date will be applied to the purchase of the Transferred Intangible Transition Property. In addition, the Seller may from time to time offer to sell additional Intangible Transition Property to the Issuer, subject to the satisfaction of the conditions specified in the Sale Agreement and the Indenture (each, a "Subsequent Sale"). Each Subsequent Sale will be financed through the issuance of an additional Series of Transition Bonds. If this offer is accepted by the Issuer, the Subsequent Sale will be effective on a date (a "Subsequent Transfer Date") specified in a written notice provided by the Seller to the Issuer.

      In accordance with the Competition Act, upon the execution and delivery of the Sale Agreement and the related bill of sale, the transfer of the Initial Intangible Transition Property will be perfected as against all third persons, including judicial lien creditors, and upon the execution of a subsequent bill of sale and an additional notice, a transfer of Subsequent Intangible Transition Property will also be perfected against all third persons, including judicial lien creditors.

      "Initial Intangible Transition Property" means Intangible Transition Property, as identified in the related bill of sale, sold to the Issuer on the Initial Transfer Date pursuant to the Sale Agreement in connection with the issuance of the initial Series of Transition Bonds. "Subsequent Intangible Transition Property" means Intangible Transition Property, as identified in the related bill of sale, sold to the Issuer on any Subsequent Transfer Date pursuant to the Sale Agreement in connection with the subsequent issuance of a Series of Transition Bonds.

      The Treatment of the Sale of Intangible Transition Property. The Seller's regulatory accounting records and computer systems will reflect the sale and assignment of transferred Intangible Transition Property to the Issuer, although the Seller will treat the Transition Bonds as debt of the Seller for federal and Commonwealth income, gross receipts and franchise tax purposes and for financial accounting purposes. Each sale of Intangible Transition Property under the Sale Agreement is subject to the satisfaction or waiver of each of the following conditions:

   1. on or prior to the Initial Transfer Date or Subsequent Transfer Date, as applicable, the Seller shall have delivered to the Issuer a duly executed bill of sale identifying the Intangible Transition Property to be conveyed on that date, in the form required by the Sale Agreement;

   2. as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, the Seller shall not be insolvent and shall not have been made insolvent by the sale, and the Seller shall not be aware of any pending insolvency with respect to itself;

   3. as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, no breach by the Seller of its representations, warranties or covenants in the Sale Agreement shall exist, and no Servicer Default shall have occurred and be continuing;

   4. as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, the Issuer shall have sufficient funds available to pay the purchase price for the Transferred Intangible Transition Property to be conveyed on that date, and all conditions to the issuance of one or more Series of Transition Bonds intended to provide sufficient funds set forth in the Indenture shall have been satisfied or waived;

   5. on or prior to the Initial Transfer Date or Subsequent Transfer Date, as applicable, the Seller shall have taken all action required to transfer to the Issuer ownership of the Transferred Intangible Transition Property to be conveyed on that date, free and clear of all liens other than liens created by the Issuer pursuant to the Indenture, and the Issuer shall have taken, or the Servicer shall have taken on behalf of the Issuer, any action required for the Issuer to grant the Trustee a first priority perfected security interest in the Collateral and to maintain this security interest;

   6. in the case of a sale of Subsequent Intangible Transition Property only, the Seller shall have provided the Issuer and the Rating Agencies with a timely additional notice specifying the Subsequent Transfer Date for the Subsequent Intangible Transition Property not later than 10 days prior to the Subsequent Transfer Date;

   7. the Seller shall have delivered to the Rating Agencies, the Issuer and the Trustee the opinions of counsel specified in the Sale Agreement;

   8. the Seller shall have delivered to the Trustee and the Issuer an officers' certificate confirming the satisfaction of each condition precedent specified above; and

   9. the Rating Agency Condition shall have been satisfied with respect to any Subsequent Intangible Transition Property sale.

PP&L'S REPRESENTATIONS AND WARRANTIES

      In the Sale Agreement, the Seller will make representations and warranties to the Issuer as of the Initial Transfer Date and any Subsequent Transfer Date to the effect, among other things, that:

   1. all information provided by the Seller to the Issuer with respect to the Transferred Intangible Transition Property is correct in all material respects;

   2. the transfers and assignments contemplated by the Sale Agreement constitute sales of the Initial Intangible Transition Property or the Subsequent Intangible Transition Property, as the case may be, from the Seller to the Issuer, and the beneficial interest in and title to the Transferred Intangible Transition Property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law;

   3. (a) the Seller is the sole owner of the Intangible Transition Property being sold to the Issuer on the Initial Transfer Date or Subsequent Transfer Date, as applicable,

      (b) the Transferred Intangible Transition Property has been validly transferred and sold to the Issuer free and clear of all liens other than liens created by the Issuer pursuant to the Indenture and

      (c) all filings (including filings with the PUC under the Competition
          Act) necessary in any jurisdiction

         (1) to give the Issuer a valid, first perfected ownership interest in Transferred Intangible Transition Property free and clear of all liens of the Seller or anyone claiming through the Seller and

         (2) to give the Trustee a first priority perfected security interest in Transferred Intangible Transition Property have been made;

   4. the PUC Order has been issued by the PUC in accordance with the Competition Act, the PUC Order and the process by which it was issued comply with all applicable laws, rules and regulations and the PUC Order is in full force and effect;

   5. as of the date of issuance of any Series of Transition Bonds, the Transition Bonds are entitled to the protections provided by the Competition Act and, in accordance with the Competition Act, the provisions of the PUC Order relating to the Intangible Transition Property and Intangible Transition Charges are not revocable by the PUC;

   6. (a) under the Competition Act, neither the Commonwealth nor the PUC may limit, alter or in any way impair or reduce the value of Intangible Transition Property or Intangible Transition
          Charges approved by the PUC Order or any rights thereunder, except such a limitation or alteration may be made by the Commonwealth if adequate compensation is made by law for the full protection of the Intangible Transition Charges and of Transition Bondholders;

      (b) under the laws of the Commonwealth and the United States, neither the Commonwealth, the PUC nor any other governmental entity can take any action that impairs the rights of the Transition Bondholders unless this action is a reasonable exercise of the Commonwealth of Pennsylvania's sovereign powers and appropriate to further a legitimate public purpose, and, under the Pennsylvania and United States Constitutions, in the event this action constitutes a permanent appropriation of the property interest of Transition Bondholders in the Intangible Transition Property and deprives the Transition Bondholders of their reasonable expectations arising from their investments in Transition Bonds, this action cannot be taken unless just compensation, as determined by a court of competent jurisdiction, is provided to Transition Bondholders;

   7. there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Competition Act, the PUC Order, the Intangible Transition Property or the Intangible Transition Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the PUC Order;

   8. no other approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or transfer of Intangible Transition Property, except those that have been obtained or made;

   9. except as disclosed by the Seller to the Issuer, there are no proceedings or investigations pending or, to the best of the Seller's knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties challenging the PUC Order or the Competition Act;

   10.no failure on the Initial Transfer Date or any Subsequent Transfer
      Date or any time thereafter to satisfy any condition imposed by the Competition Act with respect to the recovery of stranded costs will adversely affect the creation or transfer under the Sale Agreement of the Intangible Transition Property or the right to collect Intangible Transition Charges;

   11.the assumptions used in calculating Intangible Transition Charges are reasonable and made in good faith;

   12.(a) Intangible Transition Property, other than Intangible Transition
          Property retained by the Seller, constitutes a current property right;

      (b) Intangible Transition Property includes, without limitation;

          (1) the irrevocable right of the Issuer to receive, subject to the limitations on electricity rates specified in Section 2804 (4) of the Competition Act, through Intangible Transition Charges an amount sufficient to recover all of the Seller's Qualified Transition Expenses described in the PUC Order in an amount equal to the aggregate principal amount of Transition Bonds plus an amount sufficient to provide for any credit enhancement (including the Overcollateralization Amount relating to each Series of Transition Bonds), to fund any reserves and to pay interest, premium, if any, servicing fees and other expenses relating to the Transition Bonds,

         (2) all right, title and interest of the Seller or the Issuer applicable to the Transition Bonds in the PUC Order and in all revenues, collections, claims, payments, money, or proceeds of or arising from the Intangible Transition Charges applicable to the Transition Bonds set forth in the PUC Order to the extent that in accordance with the Competition Act, the PUC Order and the rates and charges authorized under the PUC Order are declared to be irrevocable, and

         (3) the right to obtain adjustments to the Intangible Transition Charges pursuant to the PUC Order; and

      (c) the PUC Order provides that paragraphs 5 through 21 of the PUC Order, including the right to collect Intangible Transition Charges, are irrevocable by the PUC;

   13. the Seller is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;

   14. the Seller has the corporate power and authority to execute and deliver the Sale Agreement and to carry out its terms, the Seller has full corporate power and authority to own the Intangible Transition Property and sell and assign the Initial Intangible Transition Property, in the case of the Initial Transfer Date, and the Subsequent Intangible Transition Property, in the case of each Subsequent Transfer Date, as applicable, and the Seller has duly authorized this sale and assignment to the Issuer by all necessary corporate action and the execution, delivery and performance of the Sale Agreement have been duly authorized by the Seller by all necessary corporate action;

   15. the Sale Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

   16. the consummation of the transactions contemplated by the Sale Agreement and the fulfillment of the terms thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any applicable indenture, agreement or other instrument; nor violate any law or any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties;

   17. no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Seller of the Sale Agreement, the performance by the Seller of the transactions contemplated by the Sale Agreement or the fulfillment by the Seller of the terms of the Sale Agreement, except those which have previously been obtained or made;

   18. there are no proceedings or investigations pending or, to the Seller's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties

      (a) asserting the invalidity of the Sale Agreement, the Servicing Agreement, any bills of sale for Intangible Transition Property, the Limited Liability Company Agreement or the certificate of formation filed with the State of Delaware to establish the Issuer (collectively, the "Basic Documents") or the Transition Bonds,

      (b) seeking to prevent the issuance of Transition Bonds or the consummation of the transactions contemplated by the Basic Documents or the Transition Bonds,

      (c) seeking any determination or ruling that could be reasonably expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents or the Transition Bonds, or

      (d) challenging the Seller's treatment of the Transition Bonds as debt of the Seller for federal and Commonwealth income, gross receipts or franchise tax purposes;

   19. after giving effect to the sale of any Transferred Intangible Transition Property under the Sale Agreement, the Seller:

      (a)  is solvent and expects to remain solvent;

      (b) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

      (c) is not engaged nor does it expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital; and

      (d) believes that it will be able to pay its debts as they become due and that this belief is reasonable; and

   20. the Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business require any qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Seller's business, operations, assets, revenues, properties or prospects).

PP&L'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE AND TO TAKE LEGAL ACTION.

   Under the Sale Agreement, the Seller is obligated to indemnify the Issuer and the Trustee and related parties specified therein, against:

   1. any and all taxes or other fees or charges (other than any taxes imposed on Transition Bondholders solely as a result of their ownership of Transition Bonds) resulting from the acquisition or holding of Transferred Intangible Transition Property by the Issuer or the issuance and sale by the Issuer of Transition Bonds; and

   2. any and all amounts of principal and interest on the Transition Bonds not paid when due in accordance with their terms and the amount of any deposits to the Issuer required to have been made in accordance with the terms of the Basic Documents which are not made when so required and any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such person, together with any reasonable costs and expenses incurred by that person, as a result of the Seller's breach of any of its representations or warranties contained in the Sale Agreement.

These indemnification obligations will rank pari passu with other general unsecured obligations of the Seller. The indemnities described above will survive the termination of the Sale Agreement and include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses).

      PP&L Is Not Obligated to Undertake Legal Action. Notwithstanding the foregoing, but subject to the Seller's covenant to fully preserve, maintain and protect the interests of the Issuer in the Intangible Transition
Property, the Seller will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the Sale Agreement.

SUCCESSORS TO PP&L

      The Sale Agreement provides that any person which succeeds to the major part of the electric distribution business of the Seller will be the successor to the Seller if this person is considered a "Successor" as defined by the Competition Act. The Sale Agreement further requires that:

   1. immediately after giving effect to any transaction referred to in this paragraph, no representation or warranty made in the Sale Agreement will have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default will have occurred and be continuing;

   2. the Rating Agencies will have received prior written notice of the transaction and the Rating Agency Condition will have been satisfied; and

   3. officers' certificates and opinions of counsel specified in the Sale Agreement will have been delivered to the Issuer and the Trustee.

GOVERNING LAW FOR THE SALE AGREEMENT BETWEEN PP&L AND THE ISSUER

      The Sale Agreement will be governed by and construed under the laws of the Commonwealth of Pennsylvania.



                          THE SERVICING AGREEMENT

      The following summary describes the material terms and provisions of the Servicing Agreement pursuant to which the Servicer is undertaking to service Intangible Transition Property. The form of the Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the Servicing Agreement.

      The Servicing Agreement may be amended by the parties thereto with the consent of the Trustee under the Indenture, provided the Rating Agency condition has been satisfied.

PP&L'S SERVICING PROCEDURES

      General. The Servicer, as agent for the Issuer, will manage, service, administer and make collections in respect of Intangible Transition Property. The Servicer's duties will include:

   1. calculating and billing the Intangible Transition Charges and collecting (from Customers, electric generation suppliers and other third parties, as applicable) and posting all ITC Collections;

   2. responding to inquiries by Customers, electric generation suppliers and other third parties, the PUC, or any federal, local or other state governmental authority with respect to the Intangible
      Transition Property and Intangible Transition Charges;

   3. accounting for ITC Collections and furnishing periodic reports to the Issuer, the Trustee and the Rating Agencies;

   4. selling, as agent for the Issuer, defaulted or written-off accounts in accordance with the Servicer's usual and customary practices; and

   5. taking action in connection with adjustments to the Intangible Transition Charges as described below.

See also "The PUC Order and the Intangible Transition Charges-Customers Within PP&L's Service Territory May Choose How Their Electricity Consumption Is Billed." The Servicer is required to notify the Issuer, the Trustee and the Rating Agencies in writing of any laws or PUC regulations promulgated after the execution of the Servicing Agreement that have a material adverse effect on the Servicer's ability to perform its duties under the Servicing Agreement.

      The Servicer is required to institute any action or proceeding necessary to compel performance by the PUC or the Commonwealth of any of their obligations or duties under the Competition Act or the PUC Order with respect to the Intangible Transition Property. The cost of any action reasonably allocated by the Servicer to the serviced Intangible Transition Property would be payable from ITC Collections as an operating expense.

      Periodically, the Servicer will prepare a forecast of the percentages of amounts billed in a particular calendar month (a "Billing Month") that are expected to be received during each of the following five months in the case of non-residential Customers and six months in the case of residential Customers (the "Collections Curve"). There will be a separate Collections Curve for each Customer Class.

      The Servicer must remit actual ITC Collections for any Billing Month to the Trustee for deposit in the Collection Account not later than five months (in the case of non-residential Customers) or six months (in the case of residential Customers) after that Billing Month. In addition, for so long as a Servicer Default is not continuing and the Rating Agency Condition has been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer must make periodic payments on account of ITC Collections to the Trustee. By the twentieth day of each calendar month (or, if the twentieth is not a Business Day, then by the next Business Day), the Servicer must pay the Trustee for each of the prior five Billing Months (in the case of non-residential Customers) and for each of the prior six Billing Months (in the case of residential Customers) an amount equal to the amount of ITC Collections estimated to have been received during the preceding calendar month, based on the Collections Curve then in effect, for those Billing Months. The sum of the amounts paid to the Trustee over a five-month period (in the case of non-residential Customers) or a six-month period (in the case of residential Customers) based on the Collections Curve following a particular Billing Month is referred to as the "Collections Curve Payment" for that Billing Month. Each date on which the Servicer must remit ITC Collections and pay Collection Curve Payments to the Bond Trustee for deposit in the Collection Account is a "Remittance Date". A "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Allentown, Pennsylvania, or in the City of New York are required or authorized by law or executive order to remain closed.

      On or before the Remittance Date in the fifth month (in the case of non-residential Customers) or the sixth month (in the case of residential Customers) after a Billing Month, the Servicer will compare actual ITC Collections it has received for that Billing Month (the "Actual ITC Collections") to the Collections Curve Payments previously made to the Trustee for that Billing Month. If the Collections Curve Payments previously made for a Billing Month exceed Actual ITC Collections for that Billing Month (the excess, an "Excess Curve Payment"), the Servicer may either:

   1. reduce the amount that the Servicer remits to the Trustee for deposit in the Collection Account on that Remittance Date by the amount of the Excess Curve Payment, or

   2. require the Trustee to pay the Servicer from the Collection Account or any subaccount of the Collection Account the amount of the Excess Curve Payments, which upon payment becomes property of the Servicer.

If the Collections Curve Payments made for a Billing Month are less than Actual ITC Collections for that Billing Month (this deficiency, a "Curve Payment Shortfall"), the Servicer must pay the Curve Payment Shortfall to the Trustee on that Remittance Date, in addition to any other amounts due on that Remittance Date, for deposit in the Collection Account. Any Excess Curve Payment or Curve Payment Shortfall for a Remittance Date will not affect the underlying Collections Curve Payments otherwise due on that Remittance Date.

POTENTIAL LIMITATIONS TO COLLECTING INTANGIBLE TRANSITION CHARGES

      Uncertainties Created by Changes in General Economic Conditions and Electricity Usage. General economic conditions and technological changes may significantly alter power consumption or reduce the Customer base in PP&L's historical service area. Additionally, changes in business cycles, departures of Customers from PP&L's historical service area, weather, occurrence of natural disasters, dramatic changes in energy prices, implementation of energy conservation efforts and increased efficiency of equipment, among other things, affect energy usage. If a sufficient number of Customers within a Customer Class leave PP&L's service territory, self-generate while bypassing PP&L's transmission and distribution services, significantly reduce their electricity consumption, or cease consuming electricity altogether, the Intangible Transition Charges, as adjusted from time to time, required to be paid by remaining Customers may become burdensome and could cause the required Intangible Transition Charge to exceed the capped amount that may be charged to the Rate Schedules within that Customer Class. It also could result in greater delinquencies and write-offs or petitions to the PUC, or in legislative proposals to reduce Intangible Transition Changes.

      The Potential for Customers Within PP&L's Service Territory to Generate Their Own Electricity. The Servicer's current forecasts of future electricity demand do not include any shift by Customers to self-generation, because self-generation of electricity by Customers is not expected to be economically viable during the period in which the Transition Bonds will be outstanding. While the applicable Intangible Transition Charges will be imposed on Customers who only partially self-generate, the ability of the Servicer to collect those Intangible Transition Charges may be reduced because the Servicer may not have ready access to data about which Customers are self-generating.

      Uncertainties Associated with Collecting Intangible Transition Charges. PP&L has no historical performance data for Intangible Transition Charges, although Customer and energy usage records are available. These Customer and energy usage records, however, do not reflect Customers' payment patterns or energy usage in a competitive market and do not reflect consolidated billing by electric generation suppliers or other third parties, so these records may have limited predictive value with respect to the Intangible Transition Charges. Furthermore, the Servicer does not have any experience administering this type of asset.

      PP&L's Customers Have Limited Experience in Paying Intangible Transition Charges. Changes in Customer billing and payment arrangements may result in Customer confusion and the misdirection or delay of payments, which could have the effect of causing shortfalls in ITC Collections. Any problems arising from new and untested systems or any lack of experience on the part of the electric generation suppliers or other third parties with customer billing and collections could cause delays in billing and collecting the Intangible Transition Charges resulting in shortfalls in ITC Collections.

THE PUC'S INTANGIBLE TRANSITION CHARGE ADJUSTMENT PROCESS

      Among other things, the Servicing Agreement requires the Servicer to file, and the Competition Act and the PUC Order require the PUC to approve, Adjustment Requests on each Calculation Date based on actual ITC Collections and updated assumptions by the Servicer as to projected future usage of electricity by Customers, expected delinquencies and write-offs and future payments and expenses relating to Intangible Transition Property and the Transition Bonds. In addition, the PUC Order provides that adjustments during the final calendar year during which any Series of transition bonds is outstanding may be implemented quarterly or monthly. The Servicer agrees to calculate these adjustments to result in the Transition Bond Balance equaling the Projected Transition Bond Balance, the amount on deposit in the Overcollateralization Subaccount equaling the Scheduled Overcollateralization Level and the replenishment of any shortfalls in the Capital Subaccount to its required level by the Payment Date immediately preceding the next Adjustment Date or the Expected Final Payment Date, as applicable, taking into account any amounts on deposit in the Reserve Subaccount. The Servicer will file Adjustment Requests on each Calculation Date for the Issuer as specified in the Servicing Agreement. In accordance with the Competition Act and the PUC Order, the PUC has 90 days to approve the adjustments. The adjustments to the Intangible Transition Charges are expected to occur on each Adjustment Date. During the last year the Transition Bonds are outstanding, the PUC will permit each adjustment request to become effective within 15 days after filing. Adjustments to the Intangible Transition Charges will cease with respect to each Series on the final Adjustment Date specified in the Prospectus Supplement for that Series.

      PP&L's Intangible Transition Charge Collections. The Servicer is required to remit all ITC Collections (from whatever source), based on the Collections Curve, to the Issuer and all proceeds of other Collateral, if any, of the Issuer, received by the Servicer to the Trustee for deposit pursuant to the Indenture on each Remittance Date. As long as PP&L or any successor to PP&L's electric distribution business is the Servicer, the Remittance Date is the twentieth calendar day of each month, or if this day is not a Business Day, the next Business Day, provided that, among other things:

   1. PP&L or its successor maintains a short-term rating of at least "A-1" by Standard & Poor's Rating Group ("S&P") and "P-1" by Moody's Investors Service Inc. ("Moody's"), F-1 by Fitch IBCA ("Fitch") or "D-1" by Duff & Phelps or

   2. the Rating Agency Condition has satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with).

If PP&L does not meet these conditions it will be required to remit ITC Collections within two Business Days of receipt. Until ITC Collections are remitted to the Collection Account, the Servicer will not segregate them from its general funds. Remittances of ITC Collections will not include interest thereon prior to the Remittance Date or late fees from Customers, which the Servicer may retain. See "Risk Factors-The Risks Associated With Potential Bankruptcy Proceedings" in this Prospectus.

PP&L MAY PROVIDE A LETTER OF CREDIT TO ENSURE REMITTANCES
ON EACH REMITTANCE DATE

      If specified in the annex to the Servicing Agreement relating to any Series or Class of Transition Bonds and the related Prospectus Supplement, the Servicer will provide a letter of credit assuring remittances of collections of Intangible Transition Charges on each Remittance Date as specified in the related Prospectus Supplement.

PP&L MAY MAKE ADVANCES OF INTEREST AND PRINCIPAL ON THE TRANSITION BONDS

      If specified in the annex to the Servicing Agreement relating to any Series or Class of Transition Bonds and the related Prospectus Supplement, the Servicer will make advances of interest or principal on the related Series of Transition Bonds in the manner and to the extent specified therein.

PP&L'S COMPENSATION FOR ITS ROLE AS SERVICER AND ITS RELEASE OF
OTHER PARTIES

       The Issuer agrees to pay the Servicer a servicing fee on each Payment Date with respect to each Series of Transition Bonds in an amount to be specified in the related Prospectus Supplement (the "Servicing Fee"). The Servicing Fee for each Series (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent funds are available therefor as described under "The Indenture -- How Funds in the General Subaccount Will Be Allocated" in this Prospectus. The Servicing Fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the Transition Bonds. In the Servicing Agreement, the Servicer releases the Issuer and the Trustee from any and all claims whatsoever relating to Intangible Transition Property or the Servicer's servicing activities with respect thereto.

PP&L'S DUTIES AS SERVICER

      In the Servicing Agreement, the Servicer has agreed, among other things, that, in servicing Intangible Transition Property:

   1. except where the failure to comply with any of the following would not adversely affect the Issuer's or the Trustee's respective interests in Intangible Transition Property,

      (a) it will manage, service, administer and make collections in respect of Intangible Transition Property with reasonable care and in material compliance with applicable law, including all applicable PUC regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities that the Servicer conducts for itself and others;

      (b) it will follow standards, policies and procedures in performing its duties as Servicer that are customary in the Servicer's industry;

      (c) it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain rights in respect of Intangible Transition Property;

      (d) it will calculate Intangible Transition Charges in compliance with the Competition Act, the PUC Order and any applicable tariffs;

   2. it will keep on file, in accordance with customary procedures, all documents related to Intangible Transition Property and will maintain accurate and complete accounts, records and computer systems pertaining to Intangible Transition Property; and

   3. it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of Intangible Transition Property as they become due.

The duties of the Servicer set forth in the Servicing Agreement are qualified by any PUC regulations or orders in effect at the time these duties are to be performed.

P&L'S REPRESENTATIONS AND WARRANTIES AS SERVICER

      In the Servicing Agreement, the Servicer will make representations and warranties as of the date the Seller sells or otherwise transfers Intangible Transition Property to the Issuer to the effect, among other things, that:

   1. the Servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and conduct its business as its properties are currently owned and its business is presently conducted and to execute, deliver and carry out the terms of the Servicing Agreement and has the power, authority and legal right to service the Intangible Transition Property;

   2. the Servicer is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to do so;

   3. the Servicer's execution, delivery and performance of the Servicing Agreement have been duly authorized by the Servicer by all necessary corporate action;

   4. the Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

   5. the consummation of the transactions contemplated by the Servicing Agreement does not conflict with or result in any breach of the terms and provisions of or constitute a default under the Servicer's articles of incorporation or by-laws or any material agreement to which the Servicer is a party or bound, result in the creation or imposition of any lien upon the Servicer's properties or violate any law or any order, rule or regulation applicable to the Servicer or its properties;

   6. except for filings with the PUC for Intangible Transition Charges and continuation notices filed under the Pennsylvania Uniform Commercial Code, no governmental approvals, authorizations, consents, orders, or other actions or filings are required for the Servicer to execute, deliver and perform its obligations under the Servicing Agreement, except those which have previously been obtained or made; and

   7. no proceeding or investigation is pending or, to the Servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:

      (a) except as disclosed by the Servicer to the Issuer, seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, the Servicing Agreement; or

      (b) relating to the Servicer and which might adversely affect the federal or state income, gross receipts or franchise tax attributes of the Transition Bonds.

PP&L, AS SERVICER, WILL INDEMNIFY THE ISSUER AND OTHER RELATED ENTITIES

      Under the Servicing Agreement, the Servicer agrees to indemnify the Issuer, the Trustee, on behalf of the Transition Bondholders, and related parties specified in the Servicing Agreement, against any costs, expenses, losses, damages, claims and liabilities that may be imposed upon, incurred by or asserted against any of those persons as a result of:

   1. the Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties or observance of its covenants under the Servicing Agreement or the Servicer's reckless disregard of its obligations and duties under the Servicing Agreement;

   2. the Servicer's breach of any of its representations or warranties under the Servicing Agreement; and

   3. litigation and related expenses relating to its status and obligations as Servicer.

PP&L, AS SERVICER, WILL PROVIDE STATEMENTS TO THE ISSUER AND
TO THE TRUSTEE

      For each Payment Date, the Servicer will provide to the Issuer and the Trustee a statement indicating, with respect to the Transferred Intangible Transition Property, among other things:

   1. the Transition Bond Balance and the Projected Transition Bond Balance for each Series as of the immediately preceding Payment Date and the Projected Transition Bond Balance for the Payment Date immediately preceding the next succeeding Adjustment Date;

   2. the amount on deposit in the Overcollateralization Subaccount and the Scheduled Overcollateralization Level as of the immediately preceding Payment Date;

   3. the amount on deposit in the Reserve Subaccount as of the immediately preceding Payment Date;

   4. the amount on deposit in the Capital Subaccount as of the immediately preceding Payment Date;

   5. the Projected Transition Bond Balance for the next Payment Date and the Servicer's projection of the Transition Bond Balance as of the next Payment Date;

   6. the Scheduled Overcollateralization Level and the Servicer's projection of the amount on deposit in the Overcollateralization Subaccount as of the next Payment Date;

   7. the required Capital Subaccount balance as of the Payment Date immediately preceding the next Payment Date; and

   8. the required Reserve Subaccount balance as of the Payment Date immediately preceding the next Payment Date.

Moreover, on or before each Remittance Date, the Servicer will prepare and furnish to the Issuer and the Trustee a statement setting forth the aggregate amount remitted or to be remitted by the Servicer to the Trustee for deposit on that Remittance Date pursuant to the Indenture. In addition, on or before each Payment Date, the Servicer will prepare and furnish to the Issuer and the Trustee a statement setting forth the transfers and payments to be made on that Payment Date and the amounts thereof. Further, on or before each Payment Date for each Series of Transition Bonds, the Servicer will prepare and furnish to the Issuer and the Trustee a statement setting forth the amounts to be paid to the holders of Transition Bonds of that Series. On the basis of this information, the Trustee will furnish to the Transition Bondholders on each Payment Date the report described under "The Indenture--Reports to Transition Bondholders" in this Prospectus.

PP&L TO PROVIDE COMPLIANCE REPORTS CONCERNING THE SERVICING AGREEMENT

      The Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuer, the Trustee and the Rating Agencies, on or before March 31 of each year, a statement as to compliance by the Servicer during the preceding calendar year (or the relevant portion thereof) with standards relating to the servicing of Intangible Transition Property. This report (the "Annual Accountant's Report") will state that the firm has performed the procedures in connection with the Servicer's compliance with the servicing procedures of the Servicing Agreement, identifying the results of these procedures and including any exceptions noted. The Annual Accountant's Report will also indicate that the accounting firm providing the report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. The Servicing Agreement will also provide for delivery to the Issuer and the Trustee, on or before March 31 of each year, a certificate signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Servicing Agreement for the preceding calendar year (or the relevant portion thereof) or, if there has been a default in the fulfillment of any relevant obligation, describing each default. The Servicer has agreed to give the Issuer, each Rating Agency, and the Trustee notice of any Servicer Default under the Servicing Agreement.

MATTERS REGARDING PP&L AS SERVICER

      Pursuant to the PUC Order, PP&L may assign its obligations under the Servicing Agreement to any electric distribution company, as this term is defined in the Competition Act, which succeeds to the major part of PP&L's electric distribution business. Under the Servicing Agreement, any person which succeeds to the major part of the electric distribution business of the Servicer, which assumes the obligations of the Servicer, will be the successor of the Servicer under the Servicing Agreement. The Servicing Agreement further requires that:

   1. immediately after giving effect to the transaction referred to in this paragraph, no representation or warranty made by the Servicer in the Servicing Agreement will have been breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default will have occurred and be continuing;

   2. officers' certificates and opinions of counsel will have been delivered to the Issuer, the Trustee, and the Rating Agencies; and

   3. prior written notice will have been received by the Ratings Agencies, and the Rating Agency Condition will have been satisfied.

      The Servicing Agreement provides that, subject to the foregoing provisions, PP&L may not resign from the obligations and duties imposed on it as Servicer except upon a determination, communicated to the Issuer, the Trustee and each Rating Agency and evidenced by an opinion of counsel, that the performance of its duties under the Servicing Agreement are no longer permissible under applicable law. This resignation will not become effective until a successor servicer has assumed the servicing obligations and duties of PP&L under the Servicing Agreement.

      In addition, the PUC Order and the Competition Act require that the Servicer's responsibility to collect the applicable Intangible Transition Charges and other obligations under the Servicing Agreement be undertaken and performed by any other entity that provides transmission and distribution service to the Customers.

      Except as expressly provided in the Servicing Agreement, the Servicer will not be liable to the Issuer for any action taken or for refraining from taking any action pursuant to the Servicing Agreement or for errors in judgment, except to the extent this liability is imposed by reason of the Servicer's wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the Servicing Agreement.

EVENTS CONSTITUTING A DEFAULT BY PP&L IN ITS ROLE AS SERVICER

      "Servicer Defaults" under the Servicing Agreement will include, among other things:

   1. any failure by the Servicer to deliver to the Trustee, on behalf of the Issuer, any required remittance that continues unremedied for a period of three Business Days;

   2. any failure by the Servicer, duly to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement or any other Basic Document to which it is a party, which failure materially and adversely affects Intangible Transition Property and which continues unremedied for 30 days after notice of this failure has been given to the Servicer, by the Issuer or the Trustee or after discovery of this failure by an officer of the Servicer, as the case may be;

   3. any representation or warranty made by the Servicer in the Servicing Agreement proves to have been incorrect when made, which has a material adverse effect on any of the Transition Bondholders or the Issuer and which continues unremedied for 60 days after notice of this failure has been given to the Servicer by the Issuer or the Trustee or after discovery of this failure by an officer of the Servicer, as the case may be; and

   4. specified events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and specified actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

The Trustee with the consent of the holders of 51% of the principal amount of the Transition Bonds of all Series and Classes may waive any default by the Servicer, except a default in making any required remittances to the Trustee.

THE TRUSTEE'S RIGHTS IF PP&L DEFAULTS IN ITS ROLE AS SERVICER

      As long as a Servicer Default under the Servicing Agreement remains unremedied, the Trustee may terminate all the rights and obligations of the Servicer under the Servicing Agreement (other than the Servicer's indemnification obligation and obligation to continue performing its functions as Servicer until a successor Servicer is appointed). Under the Servicing Agreement, the Trustee may appoint a successor Servicer ("Successor Servicer") which will succeed to all the rights and duties of the Servicer under the Servicing Agreement. The Trustee may make arrangements for compensation to be paid to any Successor Servicer. Only a Successor Servicer that is an electric utility may bring an action against a Customer for nonpayment of Intangible Transition Charges, or terminate service for failure to pay Intangible Transition Charges.

      Upon a Servicer Default based upon the commencement of a case by or against the Servicer under the Bankruptcy Code or similar laws (the "Insolvency Laws"), the Trustee and the Issuer may be prevented from effecting a transfer of servicing. See "Risk Factors--The Risks Associated With Potential Bankruptcy Proceedings" and "How a Bankruptcy of the Issuer, Seller or Servicer May Affect Your Investment" in this Prospectus. Upon a Servicer Default because of a failure to make required remittances, the Issuer or its pledgees or transferees will have the right to apply to the PUC for sequestration and payment of revenues arising from the Intangible Transition Property.

THE OBLIGATIONS OF A SERVICER THAT SUCCEEDS PP&L

      In accordance with the provisions of the PUC Order and pursuant to the provisions of the Servicing Agreement, if for any reason a third party assumes or succeeds to the role of the Servicer under the Servicing Agreement, the Servicing Agreement will require the Servicer to cooperate with the Issuer, the Trustee and the Successor Servicer in terminating the Servicer's rights and responsibilities under the Servicing Agreement, including the transfer to the Successor Servicer of all documentation pertaining to Intangible Transition Property and all cash amounts then held by the Servicer for remittance or subsequently acquired by the Servicer. The Servicing Agreement will provide that the Servicer will be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the Successor Servicer. A Successor Servicer may not resign unless it is prohibited from serving by law. The predecessor Servicer is obligated, on an ongoing basis, to cooperate with the Successor Servicer and provide whatever information is, and take whatever actions are reasonably necessary to assist the Successor Servicer in performing its obligations under the Servicing Agreement.

      The Competition Act states that only an electric utility, its successor or any other entity which provides electric service to a person that was a Customer of an electric utility located within the utility's service territory on January 1, 1997, or that became a Customer of electricity generation services within the utility's service territory after January 1, 1997, and is still located within the service territory may sue a retail Customer for failure to pay intangible transition charges. Thus, a third-party entity that is not an electric utility may not sue for non payment of PP&L's Intangible Transition Property, unless this third-party entity is a successor to PP&L.


                               THE INDENTURE

      The following summary describes some of the terms of the Indenture pursuant to which Transition Bonds will be issued. The form of the Indenture, including the form of the Supplemental Indenture, has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the Indenture. See "PP&L, Inc." in this Prospectus.

THE SECURITY FOR THE TRANSITION BONDS

      To secure the payment of principal of and premium, if any, and interest on, and any other amounts owing in respect of, the Transition Bonds pursuant to the Indenture, the Issuer will grant to the Trustee for the benefit of the Transition Bondholders a security interest in all of the Issuer's right, title and interest in and to the following Collateral:

   1. the Transferred Intangible Transition Property sold by the Seller to the Issuer pursuant to the Sale Agreement and all proceeds thereof;

   2. the Sale Agreement;

   3. all bills of sale delivered by the Seller pursuant to the Sale
      Agreement;

   4. the Servicing Agreement;

   5. the Collection Account and all amounts on deposit therein from time to time, with the exception of $100,000 which is to be held in the Collection Account free of the lien of the Indenture to ensure that the Issuer has sufficient assets to pay its expenses as they come due;

   6. all other property of whatever kind owned from time to time by the Issuer, which other property is not expected to be substantial;

   7. all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

   8. all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing,

provided that cash or other property released to the Issuer from the Collection Account in accordance with the provisions of the Indenture will not be subject to the lien of the Indenture. See "-How Funds in the General Subaccount Will Be Allocated" below.

TRANSITION BONDS MAY BE ISSUED IN VARIOUS SERIES OR CLASSES

      Transition Bonds may be issued under the Indenture from time to time to finance the purchase by the Issuer of Intangible Transition Property (a "Financing Issuance") or to pay the cost of refunding, through redemption or payment, all or part of the Transition Bonds (a "Refunding Issuance"). The aggregate principal amount of Transition Bonds that may be authenticated and delivered under the Indenture may not exceed $2.85 billion plus the amount of any Refunding Issuance. Any Series of Transition Bonds may include one or more Classes which differ, among other things, as to interest rate and amortization of principal. The terms of all Transition Bonds of the same Series will be identical, unless a Series includes more than one Class, in which case the terms of all Transition Bonds of the same Class will be identical. The particular terms of the Transition Bonds of any Series and, if applicable, Classes thereof, will be set forth in the Supplemental Indenture for that Series. The terms of this Series and any Classes thereof will not be subject to prior review by, or consent of, the Transition Bondholders of any previously issued Series. See "Risk Factors-Other Risks Associated With An Investment In The Transition Bonds," "The Transition Bonds" and "PP&L's Restructuring Plan" in this Prospectus.

      The issuance of more than one Series of Transition Bonds is not expected to adversely affect collections of Intangible Transition Charges to make payments on the other Series, since Intangible Transition Charges and adjustments thereof are generally based on the total principal amount of all Transition Bonds outstanding.

      Under the Indenture, the Trustee will authenticate and deliver an additional Series of Transition Bonds only upon receipt by the Trustee of, among other things, a certificate of the Issuer that no Event of Default has occurred and is continuing, an opinion of counsel to the Issuer and evidence of satisfaction of the Rating Agency Condition.

      Opinion of Independent Certified Public Accountants Required for Each Series or Class. In addition, in connection with the issuance of each new Series, the Trustee will have to receive a certificate or opinion of a firm of independent certified public accountants of recognized national reputation based on the assumptions used in calculating the initial Intangible Transition Charges with respect to the Transferred Intangible Property or, if applicable, the most recent revised Intangible Transition Charges with respect to the Transferred Intangible Tangible Property, to the effect that, after giving effect to the issuance of the new Series and the application of the proceeds therefrom, the Intangible Transition Charges will be sufficient to pay all fees and expenses, interest of each Series of Transition Bonds when due, principal of each Series of Transition Bonds in accordance with the Expected Amortization Schedule therefor, and to fund the Scheduled Overcollateralization Level and replenish any shortfalls in the Capital Subaccount as of each Payment Date taking into account any amounts on deposit in the Reserve Subaccount.

       If the issuance is a Refunding Issuance, the amount of money necessary to pay premiums, if any, and the outstanding principal balance of and interest on the Transition Bonds being refunded will be deposited into a separate account with the Trustee.

THE COLLECTION ACCOUNT FOR THE TRANSITION BONDS

      Under the Indenture, the Issuer will establish one or more segregated trust accounts in the Trustee's name, which collectively comprise the "Collection Account", with the Trustee or at another Eligible Institution. Funds received from collections of the Intangible Transition Charges will be deposited into the Collection Account. The Collection Account will be divided into subaccounts, which need not be separate bank accounts: the General Subaccount, one or more Series Subaccounts, the Overcollateralization Subaccount, the Capital Subaccount, the Reserve Subaccount and, if required by the Indenture, one or more Defeasance Subaccounts (each, a "Defeasance Subaccount"). All amounts in the Collection Account not allocated to any other subaccount will be allocated to the General Subaccount. Unless the context indicates otherwise, references in this Prospectus to the Collection Account include all of the subaccounts contained therein. All monies deposited from time to time in the Collection Account, all deposits therein pursuant to the Indenture, and all investments made in Eligible Investments with these monies, will be held by the Trustee in the Collection Account as part of the Collateral.

      The Definition of "Eligible Institution".  Eligible Institution means:

   1. the corporate trust department of the Trustee; or

   2. a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which:

      (a) has either:

          (1) a long-term unsecured debt rating of "AAA" by S&P and Fitch and "A1" by Moody's; or

          (2) a certificate of deposit rating of "A-1+" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies; and

      (b) whose deposits are insured by the Federal Deposit Insurance
          Corporation.

      Appropriate Investments for Funds in the Collection Account. So long as no Default or Event of Default has occurred and is continuing, all funds in the Collection Account shall be invested in any of the following:

   1. direct obligations of, and obligations fully and unconditionally guaranteed as to the timely payment by, the United States of America;

   2. demand deposits, time deposits, certificates of deposit of depository institutions or trust companies specified in the Indenture;

   3. commercial paper having, at the time of investment, a rating in the highest rating category from each Rating Agency;

   4. demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

   5. money market funds which have the highest rating from each Rating Agency (including funds for which the Trustee or any of its affiliates is investment manager or advisor);

   6. banker's acceptances issued by any depository institution or trust company referred to in clause 2 above;

   7. repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or agencies or instrumentalities thereof, entered into with depository institutions or trust companies in each case as specified in the Indenture; or

   8. any other investment permitted by each Rating Agency (collectively, the "Eligible Investments"); provided, however, that:

      (a) any book-entry security, instrument or security having a maturity of one month or less that would be an Eligible Investment but for its failure (or the failure of the obligor thereon) to have the rating specified above shall be an Eligible Investment if the book-entry security, instrument or security (or the obligor thereon) has a long-term unsecured debt rating of at least "A2" by Moody's (or the equivalent thereof by the other Rating Agencies) or a short-term rating of at least "P-1" by Moody's (or the equivalent thereof by the other Rating Agencies); and

      (b) any book-entry security, instrument or security having a maturity of greater than one month that would be an Eligible Investment but for its failure (or the failure of the obligor thereon) to have the rating specified above shall be an Eligible Investment if this book-entry security, instrument or security (or the obligor thereon) has a long-term unsecured debt rating of at least "A1" by Moody's (or the equivalent thereof by the other Rating Agencies) and a short-term rating of at least "P-1" by Moody's (or the equivalent thereof by the other Rating Agencies).

      These Eligible Investments may not:

   1. mature later than the Business Day prior to the next Payment Date; or

   2. be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof.

In the case of a defeasance, the Issuer will deposit U.S. government obligations in the Defeasance Subaccount to fund the defeasance of that Series. No moneys held in the Collection Account may be invested, and no investment held in the Collection Account may be sold, unless the security interest granted and perfected in the Collection Account will continue to be perfected in the investment or the proceeds of the sale in either case without any further action by any person.

      Remittances to the Collection Account. On each Remittance Date, the Servicer will remit all ITC Collections (from whatever source) and all proceeds of other Collateral received by the Servicer to the Trustee under the Indenture for deposit in the Collection Account. "Indemnity Amounts" means any amounts paid by the Seller or the Servicer to the Trustee, for itself or on behalf of the Transition Bondholders, in respect of indemnification obligations pursuant to the Sale Agreement and the Servicing Agreement. See "The Sale Agreement" and "The Servicing Agreement" in this Prospectus.

      General Subaccount. ITC Collections remitted by the Servicer to the Trustee, will be deposited into a subaccount entitled the "General Subaccount". All investment earnings realized on the General Subaccount will be released to the Issuer. On each Payment Date, the Trustee will allocate amounts in the General Subaccount to make the allocation described under "How Funds in the General Subaccount Will Be Allocated" below.

      Series Subaccount. Upon the issuance of each Series of Transition Bonds, a subaccount entitled the "Series Subaccount" will be established with respect to that Series. On the Business Day preceding each Payment Date, allocations will be made to each Series Subaccount as described under "How Funds in the General Subaccount Will Be Allocated" below. On each Payment Date, the Trustee will withdraw funds from the Series Subaccount to make payments on the related Series of Transition Bonds.

      Capital Subaccount. Upon the issuance of each Series of Transition Bonds, the Seller will make a capital contribution in an amount equal to the amount specified in the related Prospectus Supplement, representing a capital contribution from PP&L (with respect to each Series, the "Required Capital Amount") to the Issuer, and the Issuer will pay this amount to the Trustee for deposit into a subaccount (the "Capital Subaccount") which will be invested in Eligible Investments. The Trustee will draw on amounts in the Capital Subaccount to the extent that, after the allocation of funds in accordance with clauses 1 through 9 in "How Funds in the General Subaccount Will Be Allocated" below, amounts on deposit in the General Subaccount, the Series Subaccounts, the Reserve Subaccount and the Overcollateralization Subaccount are insufficient to make scheduled distributions and to pay expenses of the Issuer, the Trustee and the Servicer and other fees and expenses specified in the Indenture. If any Series of Transition Bonds has been retired as of any Payment Date, the amounts on deposit in the Capital Subaccount allocable to that Series will be released to the Issuer, free of the lien of the Indenture.

      Overcollateralization Subaccount. ITC Collections to the extent available as described in "How Funds in the General Subaccount Will Be Allocated" below will be allocated to a subaccount (the "Overcollateralization Subaccount") on each Payment Date. Each Prospectus Supplement will specify the Scheduled Overcollateralization Level on each Payment Date for the Overcollateralization Subaccount for the related Series of Transition Bonds. The overcollateralization amount will be funded over the life of the Transition Bonds for each Series as specified in the related Prospectus Supplement, and in aggregate will equal the amount stated in the related Prospectus Supplement (the "Overcollateralization Amount").

Amounts in the Overcollateralization Subaccount will be invested in Eligible Investments. On each Payment Date, the Trustee will draw on amounts in the Overcollateralization Subaccount to the extent that, after allocation of funds in accordance with clauses 1 through 9 in "How Funds in the General Subaccount Will Be Allocated" below, amounts on deposit in the General Subaccount, the Series Subaccounts and the Reserve Subaccount are insufficient to make scheduled distributions and to pay expenses of the Issuer, the Trustee and the Servicer and other fees and expenses specified in the Indenture. If any Series of Transition Bonds has been retired as of any Payment Date, the amounts on deposit in the Overcollateralization Subaccount allocable to that Series will be released to the Issuer, free of the lien of the Indenture.

      Reserve Subaccount. ITC Collections available on any Payment Date that are not necessary to pay clauses 1 to through 11 in "How Funds in the General Subaccount Will Be Allocated" below will be allocated to a subaccount entitled the "Reserve Subaccount".

      Amounts in the Reserve Subaccount will be invested in Eligible Investments. On each Payment Date, the Trustee will draw on amounts in the Reserve Subaccount, if any, to the extent that, after the allocation of funds in accordance with clauses 1 through 9 in "How Funds in the General Subaccount Will Be Allocated" below, amounts on deposit in the General Subaccount and the Series Subaccounts are insufficient to make scheduled distributions and pay expenses of the Issuer, the Trustee, the Servicer and other fees and expenses specified in the Indenture.

      Defeasance Account. In the event funds are remitted to the Trustee in connection with the exercise of the Legal Defeasance Option or the Covenant Defeasance Option, the Issuer will establish a Defeasance Account for each Series into which funds set aside for future payment of the Transition Bonds will be deposited. All amounts in a Defeasance Account will be applied by the Trustee, in accordance with the provisions of the Transition Bonds and the Indenture, to the payment to the holders of the particular Transition Bonds for the payment or redemption of which these amounts were deposited with the Trustee, including all sums due for principal, premium, if any, and interest. See "The Issuer's Legal Defeasance and Covenant Defeasance Options" below.

HOW FUNDS IN THE GENERAL SUBACCOUNT WILL BE ALLOCATED

      Amounts remitted from the Servicer to the Trustee, and all investment earnings on the subaccounts in the Collections Account, will be deposited into the General Subaccount of the Collection Account. On the Business Day preceding each Payment Date, the Trustee will allocate all amounts on deposit in the General Subaccount of the Collection Account in the following priority:

   1. all amounts owed to the Trustee (including legal fees and expenses) will be paid to the Trustee;

   2. all amounts owed to the Independent Manager will be paid to the Independent Manager;

   3. the Servicing Fee and all unpaid Servicing Fees from prior Payment Dates will be paid to the Servicer;

   4. the administration fee payable under the Administration Agreement between the Issuer and PP&L will be paid to PP&L.

   5. so long as no Event of Default has occurred and is continuing or would be caused by this payment, all operating expenses of the Issuer other than those specified in clauses 1, 2, 3 and 4 above will be paid to the Persons entitled thereto, provided that the amount paid on any Payment Date pursuant to this clause 5 may not exceed [$ ] in the aggregate for all Series;

   6. an amount equal to Interest payable on each Series of Transition Bonds for the Payment Date will be allocated to the corresponding Series Subaccount or will be paid to the counterparty on any interest rate swap between the Issuer and that counterparty if so specified in the related Prospectus Supplement;

   7. an amount equal to Principal of each Series or Class of Transition Bonds payable as a result of acceleration triggered by an Event of Default, principal of any Series or Class of Transition Bonds payable on the Final Maturity Date for that Series or Class, or the principal payable with respect to a Redemption Date will be allocated to the corresponding Series Subaccount;

   8. an amount equal to Principal scheduled to be paid on each Series of Transition Bonds on the next Payment Date (excluding amounts provided for pursuant to clause 7 above) will be allocated to the corresponding Series Subaccount;

   9. all unpaid operating expenses of the Issuer will be paid to the persons entitled thereto;

   10. any amount necessary to replenish the Capital Subaccount will be allocated to that subaccount;

   11. an amount will be allocated to the Overcollateralization Subaccount to cause the amount in the Overcollateralization Subaccount to equal the Scheduled Overcollateralization Level;

   12. an amount equal to investment earnings on amounts in General Subaccount and the Capital Subaccount will be released to the Issuer;

   13. the balance, if any, will be allocated to the Reserve Subaccount;
       and

   14. following repayment of the outstanding Series of Transition Bonds, the balance, if any, will be released to the Issuer free from the lien of the Indenture.

   "Interest" means, for any Payment Date for any Series of Transition Bonds, the sum, without duplication, of:

   1. an amount equal to the amount of interest accrued at the applicable interest rates from the prior Payment Date with respect to that Series;

   2. any unpaid interest plus any interest accrued on this unpaid interest;

   3. if the Transition Bonds have been declared due and payable, all accrued and unpaid interest thereon; and

   4. with respect to a Series to be redeemed prior to the next Payment Date, the amount of interest that will be payable as interest on the Series on that Redemption Date.

    "Principal" means, with respect to any Payment Date and any Series of Transition Bonds:

   1. the amount of principal scheduled to be paid on the next Payment Date;

   2. the amount of principal due on the Final Maturity Date of any Series;

   3. the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the Transition Bonds;

   4. the amount of principal and premium, if any, due as a result of a redemption of Transition Bonds prior to the next Payment Date pursuant to the Indenture; and

   5. any overdue payments of principal.

      If on any Payment Date funds in the General Subaccount are insufficient to make the allocations contemplated by clauses 1 through 9 of the first paragraph of this subsection, the Trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

   1. from the Reserve Subaccount,

   2. from the Overcollateralization Subaccount, and

   3. from the Capital Subaccount.

REPORTS TO HOLDERS OF THE TRANSITION BONDS

      With respect to each Series of Transition Bonds, on or prior to each Payment Date, the Trustee will deliver a statement prepared by the Trustee to each Transition Bondholder of that Series which will include (to the extent applicable) the following information (and any other information so specified in the applicable Supplemental Indenture) as to the Transition Bonds of that Series with respect to that Payment Date or the period since the previous Payment Date, as applicable:

   1. the amount paid to Transition Bondholders of that Series in respect of principal;

   2. the amount paid to Transition Bondholders of that Series in respect of interest;

   3. the Transition Bond Balance and the Projected Transition Bond Balance for that Series as of the relevant Payment Date;

   4. the amount on deposit in the Overcollateralization Subaccount and the Scheduled Overcollateralization Level, with respect to that Series and as of the relevant Payment Date;

   5. the amount on deposit in the Capital Subaccount as of the relevant Payment Date; and

   6. the amount, if any, on deposit in the Reserve Subaccount for all Series as of the most recent Payment Date.


THE ISSUER AND THE TRUSTEE MAY MODIFY THE INDENTURE

      Modifications of the Indenture that Do Not Require Consent of Transition Bondholders. Without the consent of any of the holders of the outstanding Transition Bonds but with prior notice to the Rating Agencies, the Issuer and the Trustee may execute a Supplemental Indenture for any of the following purposes:

   1. to correct or amplify the description of the Collateral, or better to assure, convey and confirm unto the Trustee the Collateral, or to subject to the lien of the Indenture additional property;

   2. to evidence the succession, in compliance with the applicable provisions of the Indenture, of another person to the Issuer, and the assumption by any applicable successor of the covenants of the Issuer contained in the Indenture and in the Transition Bonds;

   3. to add to the covenants of the Issuer, for the benefit of the Holders of the Transition Bonds, or to surrender any right or power therein conferred upon the Issuer;

   4. to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

   5. to cure any ambiguity, to correct or supplement any provision of the Indenture or in any Supplemental Indenture which may be inconsistent with any other provision of the Indenture or in any Supplemental Indenture or to make any other provisions with respect to matters or questions arising under the Indenture or in any Supplemental Indenture; provided, however, that:

      a. this action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Transition Bondholder; and

      b. the Rating Agency Condition shall have been satisfied with respect thereto;

   6. to evidence and provide for the acceptance of the appointment under the Indenture by a successor Trustee with respect to the Transition Bonds and to add to or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements specified in the Indenture;

   7. to modify, eliminate or add to the provisions of the Indenture to the extent necessary to effect the qualification of the Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to the Indenture any other provisions as may be expressly required by the Trust Indenture Act; or

   8. to set forth the terms of any Series that has not theretofore been authorized by a Supplemental Indenture, provided that the Rating Agency Condition has been satisfied.

      Additional Modifications to the Indenture that Do Not Require the Consent of Transition Bondholders. Additionally, without the consent of any of the Transition Bondholders, the Issuer and Trustee may execute a Supplemental Indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture, or to modify in any manner the rights of the Transition Bondholders under the Indenture; provided, however, that

   1. this action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Transition Bondholder and

   2. the Rating Agency Condition shall have been satisfied with respect thereto.

      Modifications That Require the Approval of the Transition Bondholders. The Issuer and the Trustee also may, with prior notice to the Rating Agencies and with the consent of the holders of not less than a majority of the outstanding amount of the Transition Bonds of each Series or Class to be affected, execute a Supplemental Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating of any of the provisions of, the Indenture or modifying in any manner the rights of the Transition Bondholders under the Indenture; provided, however, that this Supplemental Indenture may not, without the consent of the holder of each outstanding Transition Bond of each Series or Class affected thereby:

   1. change the date of payment of any installment of principal of or premium, if any, or interest on any Transition Bond, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of the Indenture and the related applicable Supplemental Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or premium, if any, or interest on the Transition Bonds, or change any place of payment where, or the coin or currency in which, any Transition Bond or any interest thereon is payable;

   2. impair the right to institute suit for the enforcement of those provisions of the Indenture specified therein regarding payment;

   3. reduce the percentage of the aggregate amount of the outstanding Transition Bonds, or of a Series or Class thereof, the consent of the holders of which is required for any Supplemental Indenture, or the consent of the holders of which is required for any waiver of compliance with those provisions of the Indenture specified therein or of defaults specified therein and their consequences provided for in the Indenture;

   4. reduce the percentage of the outstanding amount of the Transition Bonds required to direct the Trustee to direct the Issuer to sell or liquidate the Collateral;

   5. modify any provision of the section of the Indenture relating to the consent of Transition Bondholders with respect to Supplemental Indentures, except to increase any percentage specified therein or to provide that those provisions of the Indenture or the Basic Documents specified in the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Transition Bond affected thereby;

   6. modify any of the provisions of the Indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any Transition Bond on any Payment Date or change the redemption dates, Expected Amortization Schedules or Series Final Maturity Dates or Class Final Maturity Dates of any Transition Bonds;

   7. decrease the Required Capital Amount with respect to any Series, the Overcollateralization Amount or the Scheduled Overcollateralization Level with respect to any Payment Date;

   8. modify or alter the provisions of the Indenture regarding the voting of Transition Bonds held by the Issuer, the Seller, an affiliate of either of them or any obligor on the Transition Bonds;

   9. decrease the percentage of the aggregate principal amount of the Transition Bonds required to amend the sections of the Indenture which specify the applicable percentage of the aggregate principal amount of the Transition Bonds necessary to amend the Indenture or other related agreements specified therein; or

   10. permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the Collateral for the Transition Bonds or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Transition Bond of the security provided by the lien of the Indenture.

      Enforcement of the Sale Agreement and Servicing Agreement. The Indenture will provide that the Issuer will take all lawful actions to enforce its rights under the Sale Agreement and the Servicing Agreement and to compel or secure the performance and observance by the Seller and the Servicer of each of their respective obligations to the Issuer under or in connection with the Sale Agreement and the Servicing Agreement. So long as no Event of Default occurs and is continuing, the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement and the Servicing Agreement. However, if the Issuer and the Seller or Servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting Intangible Transition Charges, the Issuer must notify the Trustee and the Trustee must notify Transition Bondholders of this proposal and the Trustee may consent thereto only with the consent of the Holder of each Outstanding Transition Bond of each Series or Class materially and adversely affected thereby.

      If an Event of Default occurs and is continuing, the Trustee may, and, at the direction of the holders of a majority of the outstanding amount of the Transition Bonds of all Series shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale Agreement and the Servicing Agreement, and any right of the Issuer to take this action shall be suspended. In the event of a foreclosure, there is likely to be a limited market, if any, for the Transferred Intangible Transition Property, and, therefore, foreclosure may not be a realistic or practical remedy.

      Modifications to the Sale Agreement and the Servicing Agreement. With the consent of the Trustee, the Sale Agreement and the Servicing Agreement may be amended, so long as the Rating Agency Condition is satisfied in connection therewith, at any time and from time to time, without the consent of the Transition Bondholders, provided that this amendment shall not, as evidenced by an opinion of counsel, adversely affect the interest of any Transition Bondholder in any material respect or change the adjustment process for the Intangible Transition Charges in any respect that would materially and adversely affect any Transition Bondholder.

      Notification of the Rating Agencies, the Trustee and the Transition Bondholders of Any Modification. If the Issuer, the Seller or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the Sale Agreement or the Servicing Agreement, or waive timely performance or observance by the Seller or the Servicer under the Sale Agreement or Servicing Agreement, respectively, in each case in a way which would adversely affect the interests of Transition Bondholders, the Issuer shall first notify the Rating Agencies of the proposed amendment and, upon receiving notification regarding the Rating Agency Condition, thereafter shall notify the Trustee and the Trustee shall notify the Transition Bondholders of the proposed amendment and whether the Rating Agency Condition has been satisfied with respect thereto. The Trustee shall consent to this proposed amendment, modification, supplement or waiver only with the consent of the holders of a majority of the outstanding principal amount of the Transition Bonds of each Series or Class affected thereby.

WHAT CONSTITUTES AN EVENT OF DEFAULT ON THE TRANSITION BONDS

      An "Event of Default" is defined in the Indenture as being:

   1. a default for five Business Days in the payment of any interest on any Transition Bond;

   2. a default in the payment of the then unpaid principal of any Transition Bond of any Series on the Series Final Maturity Date for that Series or, if applicable, any Class on the Class Final Maturity Date for that Class;

   3. a default in the payment of the redemption price for any Transition Bond on the redemption date therefor;

   4. a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture (other than those specifically dealt with in 1, 2 or 3 above) and the continuation of that default for a period of 30 days after the earlier of the date notice thereof is given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in principal amount of the Transition Bonds of any Series or Class or the date the Issuer has knowledge of the default; and

   5. some events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

If an Event of Default occurs and is continuing, the Trustee or holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may declare the principal of all Series of the Transition Bonds to be immediately due and payable. This declaration may, under the circumstances specified therein, be rescinded by the holders of a majority in principal amount of all Series of the Transition Bonds then outstanding.

      When the Trustee Can Sell the Collateral. If the Transition Bonds of all Series have been declared to be due and payable following an Event of Default, the Trustee may, in its discretion, either sell the Collateral or elect to have the Issuer maintain possession of the Collateral and continue to apply distributions on the Collateral as if there had been no declaration of acceleration. The Trustee is prohibited from selling the Collateral following an Event of Default other than a default in the payment of any principal, a default for five days or more in the payment of any interest on any Transition Bond of any Series or a default on the payment of the price set for redemption in the related Supplemental Indenture for any Transition Bond on the date for redemption therefor set forth in the related Supplemental Indenture unless:

   1. the holders of 100% of the principal amount of all Series of Transition Bonds consent to this sale; or

   2. the proceeds of this sale or liquidation are sufficient to pay in full the principal of and premium, if any, and accrued interest on the outstanding Transition Bonds; or

   3. the Trustee determines that funds provided by the Collateral would not be sufficient on an ongoing basis to make all payments on the Transition Bonds of all Series as these payments would have become due if the Transition Bonds had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the aggregate principal outstanding amount of the Transition Bonds of all Series.

      Right of Transition Bondholders to Direct Proceedings. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Transition Bonds of any Series if the Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with this request. Subject to these provisions for indemnification and the limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Transition Bonds of all Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Trustee; provided that, among other things:

   1. this direction shall not conflict with any rule of law or with the Indenture;

   2. subject to the provisions specified in the Indenture, any direction to the Trustee to sell or liquidate the Collateral shall be by the holders of 100% of the principal amount of all Series of Transition Bonds then outstanding; and

   3. the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with these direction.

      Waiver of Default. The holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may, in those cases specified in the Indenture, waive any default with respect thereto, except a default in the payment of principal of or premium, if any, or interest on any of the Transition Bonds or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Transition Bonds of all affected Series and Classes.

      No Transition Bondholder of any Series will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the right to foreclose on the Intangible Transition Property or otherwise enforce the lien in the Intangible Transition Property, pursuant to Section 2812(d)(3)(v) of the Competition Act, with respect to the Indenture, unless:

   1. the holder previously has given to the Trustee written notice of a continuing Event of Default;

   2. the holders of not less than 25% in principal amount of the outstanding Transition Bonds of all Series have made written request of the Trustee to institute the proceeding in its own name as Trustee;

   3. the holder or holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in complying with the request;

   4. the Trustee for 60 days after its receipt of the notice, request and offer has failed to institute the proceeding; and

   5. no direction inconsistent with this written request has been given to the Trustee during the 60-day period referred to above by the holders of a majority in principal amount of the outstanding Transition Bonds of all Series.

COVENANTS OF THE ISSUER

      The Issuer will keep in effect its existence, rights and franchises as a limited liability company under Delaware law, provided that the Issuer may consolidate with or merge into another entity or sell substantially all of its assets to another entity and dissolve if:

   1. the entity formed by or surviving the consolidation or merger or to whom substantially all of its assets are sold is organized under the laws of the United States or any state thereof and expressly assumes by a Supplemental Indenture the due and punctual payment of the principal of and premium, if any, and interest on all Transition Bonds and the performance of the Issuer's obligations under the Indenture;

   2. the entity expressly assumes all obligations and succeeds to all rights of the Issuer under the Sale Agreement and the Servicing Agreement pursuant to an assignment and assumption agreement executed and delivered to the Trustee;

   3. no default or Event of Default will have occurred and be continuing immediately after giving effect the merger, consolidation or sale;

   4. the Rating Agency Condition will have been satisfied with respect to this consolidation or merger or sale;

   5. the Issuer has received an opinion of counsel to the effect that this consolidation or merger or sale of assets would have no material adverse tax consequence to the Issuer or any Transition Bondholder, the consolidation or merger or sale complies with the Indenture and all conditions precedent therein provided relating to the consolidation or merger or sale and will result in the Trustee maintaining a continuing valid first priority security interest in the Collateral;

   6. none of the Intangible Transition Property, the PUC Order or PP&L's, the Seller's, the Servicer's or the Issuer's rights under the Competition Act or the PUC Order are impaired thereby; and

   7. any action that is necessary to maintain the lien and security interest created by the Indenture will have been taken.

      Additional Covenants of the Issuer. The Issuer will from time to time execute and deliver all documents, make all filings and take any other action necessary or advisable to, among other things, maintain and preserve the lien and security interest (and priority thereof) of the Indenture and will not permit the validity of the Indenture to be impaired, the lien to be amended, subordinated or terminated or discharged, or any person to be released from any covenants or obligations except as expressly permitted by the Indenture, nor will it permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the Indenture, to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof, or permit the lien of the Indenture not to constitute a continuing valid first priority security interest in the Collateral.

      The Issuer may not, among other things:

   1. except as expressly permitted by the Indenture, the Sale Agreement or the Servicing Agreement sell, transfer, exchange or otherwise dispose of any of the Collateral unless directed to do so by the Trustee in accordance with the Indenture; or

   2. claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Transition Bonds (other than amounts properly withheld under the Code), or assert any claim against any present or former Transition Bondholder because of the payment of taxes levied or assessed upon the Issuer.

      The Issuer may not engage in any business other than purchasing and owning the Transferred Intangible Transition Property, issuing Transition Bonds from time to time, pledging its interest in the Collateral to the Trustee under the Indenture in order to secure the Transition Bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

      The Issuer May Not Engage in Any Other Financial Transactions. The Issuer may not issue, incur, assume or guarantee any indebtedness except for the Transition Bonds or guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, other than the Eligible Investments. The Issuer may not, except as contemplated by the Indenture, the Sale Agreement, the Servicing Agreement and related documents, including the Limited Liability Company Agreement, make any loan or advance or credit to any person. The Issuer will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) other than Intangible Transition Property purchased from the Seller pursuant to, and in accordance with, the Sale Agreement. The Issuer may not make any payments, distributions or dividends to any member of the Issuer in respect of its membership interest in the Issuer, except in accordance with the Indenture.

     The Servicer will deliver to the Trustee the Annual Accountant's Report, compliance certificates and monthly reports regarding distributions and other statements required by the Servicing Agreement. See "The Servicing Agreement" in this Prospectus.

ACCESS TO THE LIST OF HOLDERS OF THE TRANSITION BONDS

      Any Transition Bondholder or group of Transition Bondholders (each of whom has owned a Transition Bond for at least six months) may, by written request to the Trustee, obtain access to the list of all Transition Bondholders maintained by the Trustee for the purpose of communicating with other Transition Bondholders with respect to their rights under the Indenture or the Transition Bonds. The Trustee may elect not to afford the requesting Transition Bondholders access to the list of Transition Bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Transition Bondholders, to all Transition Bondholders.

THE ISSUER MUST FILE AN ANNUAL COMPLIANCE STATEMENT

      The Issuer will be required to file annually with the Trustee a written statement as to the fulfillment of its obligations under the Indenture. In addition, the Issuer will furnish to the Trustee an opinion of counsel concerning filings made by the Issuer on an annual basis and before the effectiveness of any amendment to the Sale Agreement or the Servicing Agreement.

THE TRUSTEE MUST PROVIDE AN ANNUAL REPORT TO ALL TRANSITION BONDHOLDERS

      If required by the Trust Indenture Act of 1939, as amended, ("Trust Indenture Act") the Trustee will be required to mail each year to all Transition Bondholders a brief report relating to, among other items, its eligibility and qualification to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of specific indebtedness owing by the Issuer to it in the Trustee's individual capacity, the property and funds physically held by the Trustee, any additional issue of a Series of Transition Bonds not previously reported and any action taken by it that materially affects the Transition Bonds of any Series and that has not been previously reported.

WHAT WILL TRIGGER SATISFACTION AND DISCHARGE OF THE INDENTURE

      The Indenture will be discharged with respect to the Transition Bonds of any Series upon the delivery to the Trustee of funds sufficient for the payment in full of all of the Transition Bonds of that Series with the Trustee and the Issuer has delivered to the Trustee the officer's certificate and opinion of counsel specified in the Indenture. The deposited funds will be segregated and held apart solely for paying the Transition Bonds, and the Transition Bonds will not be entitled to any amounts on deposit in the Collection Account other than amounts on deposit in the Defeasance Subaccount for the Transition Bonds.

THE ISSUER'S LEGAL DEFEASANCE AND COVENANT DEFEASANCE OPTIONS

      The Issuer may, at any time, terminate:

   1. all of its obligations under the Indenture with respect to the Transition Bonds of any Series ("Legal Defeasance Option"); or

   2. its obligations to comply with the covenants in the Indenture, including the covenants described under "The Indenture--Covenants of the Issuer" (the "Covenant Defeasance Option").

The Issuer may exercise the Legal Defeasance Option with respect to any Series of Transition Bonds notwithstanding its prior exercise of the Covenant Defeasance Option with respect to that Series. If the Issuer exercises the Legal Defeasance Option with respect to any Series, that Series will be entitled to payment only from the funds or other obligations set aside under the Indenture for payment thereof on the Expected Final Payment Date or redemption date therefor as described below. That Series will not be subject to payment through redemption or acceleration prior to the Expected Final Payment Date or redemption date, as applicable. If the Issuer exercises the Covenant Defeasance Option with respect to any Series, the final payment of the Transition Bonds of that Series may not be accelerated because of an Event of Default relating to a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture.

      The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Transition Bonds only if:

   1. the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee cash or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on that Series to the Expected Final Payment Date or redemption date therefor, as applicable, the deposit to be made in the Defeasance Subaccount for that Series;

   2. the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest on the U.S. Government Obligations when due and without reinvestment plus any cash deposited in the Defeasance Subaccount will provide cash at times and in sufficient amounts to pay in respect of the Transition Bonds of that
      Series: (x) principal in accordance with the Expected Amortization Schedule therefor, and/or if that Series is to be redeemed, the redemption price on the redemption date therefor, and (y) interest when due;

   3. in the case of the Legal Defeasance Option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of bankruptcy, insolvency, receivership or liquidation of the Issuer occurs and is continuing at the end of the period;

   4. no default has occurred and is continuing on the day of this deposit and after giving effect thereto;

   5. in the case of the Legal Defeasance Option, the Issuer delivers to the Trustee an opinion of counsel stating that:

      a. the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

      b. since the date of execution of the Indenture, there has been a change in the applicable federal income tax law; and

      in either case confirming that the holders of the Transition Bonds of that Series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the Legal Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

   6. in the case of the Covenant Defeasance Option, the Issuer delivers to the Trustee an opinion of counsel to the effect that the holders of the Transition Bonds of that Series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the Covenant Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred; and

   7. the Issuer delivers to the Trustee a certificate of an authorized officer of the Issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the Transition Bonds of that Series have been complied with as required by the Indenture.

      There will be no other conditions to the exercise by the Issuer of its Legal Defeasance Option or its Covenant Defeasance Option.

       "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in these obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Issuer's option.

THE TRUSTEE

      The Bank of New York will be the Trustee under the Indenture. The Trustee may resign at any time upon 30 days notice by so notifying the Issuer. The holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer will remove the Trustee if the Trustee ceases to be eligible to continue in this capacity under the Indenture, the Trustee becomes insolvent, a receiver or other public officer takes charge of the Trustee or its property or the Trustee becomes incapable of acting. If the Trustee resigns or is removed or a vacancy exists in the office of Trustee for any reason, the Issuer will be obligated to appoint a successor Trustee eligible under the Indenture. No resignation or removal of the Trustee will become effective until acceptance of the appointment by a successor Trustee. The Trustee shall at all times satisfy the requirements of the Trust Indenture Act, as amended and have a combined capital and surplus of at least $50 million and a long term debt rating of "Baa3" or better by Moody's. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity shall without any further action be the successor Trustee.


HOW A BANKRUPTCY OF THE ISSUER, SELLER OR SERVICER MAY AFFECT
YOUR INVESTMENT

      True Sale or Financing. The Seller will represent and warrant in the Sale Agreement that the transfer of the Transferred Intangible Transition Property in accordance with that agreement constitutes a valid sale and assignment by the Seller to the Issuer of the Transferred Intangible Transition Property. The Seller will also represent and warrant in the Sale Agreement, and it is a condition of closing for the sale of Intangible Transition Property, that it will take the appropriate actions under the Competition Act, including filing an intangible transition property notice, to perfect this sale. The Competition Act provides that a transfer of intangible transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a qualified rate order, shall be treated as an absolute transfer of all the transferor's right, title and interest, as in a true sale, and not as a pledge or other financing, of the relevant intangible transition property. The Seller and the Issuer will treat the transactions as a sale under applicable law, although for financial reporting and federal and Commonwealth income, gross receipts and franchise tax purposes the Transition Bonds will be treated as a financing and not a sale. See "The Competition Act--PP&L and Other Utilities May Securitize Stranded Costs" in this Prospectus. If the Seller were to become a debtor in a bankruptcy case and a bankruptcy trustee of the Seller, the Seller itself as debtor in possession or another party in interest were to take the position that the sale of the Transferred Intangible Transition Property to the Issuer was a financing transaction and not a "true sale," there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a Seller bankruptcy and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the Transition Bonds.

      In order to mitigate the impact of the possible recharacterization of a sale of intangible transition property as a financing transaction, the Competition Act and the regulations promulgated thereunder provide that if an intangible transition property notice is filed and the transfer is thereafter held to constitute a financing transaction (as opposed to a true sale), this notice will be deemed to constitute a filing with respect to a security interest. The Competition Act further provides that any relevant filing in respect of transition bonds takes precedence over any other filings. In addition, the Sale Agreement requires that financing statements under the Uniform Commercial Code executed by the Issuer be filed in the appropriate offices in Pennsylvania. As a result of these filings, the Issuer would be a secured creditor of the Seller and entitled to recover against the security, which is the Collateral. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a Seller bankruptcy. Further, if, for any reason, an intangible transition property notice is not filed under the Competition Act or the Issuer fails to otherwise perfect its interest in the Transferred Intangible Transition Property, and the transfer is thereafter deemed not to constitute a true sale, the Issuer would be an unsecured creditor of the Seller.

      Consolidation of the Issuer and the Seller. If the Seller were to become a debtor in a bankruptcy case, a bankruptcy trustee of the Seller, the Seller itself as a debtor in possession or another party in interest may attempt to substantively consolidate the assets and liabilities of the Issuer and the Seller. Although the Seller and the Issuer have taken steps to attempt to minimize this risk (see "PP&L Transition Bond Company LLC, the Issuer" in this Prospectus), no assurance can be given that if the Seller or an affiliate of the Seller (other than the Issuer) were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the Issuer be consolidated with those of the Seller or its affiliate.

      Estimation of Claims; Challenge to Indemnity Claims. If the Seller were to become a debtor in a bankruptcy case, claims (including indemnity claims) by the Issuer against the Seller under the Sale Agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a bankruptcy trustee of the Seller, the Seller as debtor in possession or another party in interest may request that the Bankruptcy Court estimate any contingent claims of the Issuer against the Seller and take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If the Seller were to become a debtor in a bankruptcy case and the indemnity provisions of the Sale Agreement were triggered, a bankruptcy trustee of the Seller, the Seller as debtor in possession or another party in interest might challenge the enforceability of the indemnity provisions. If a court were to hold that the indemnity provisions were unenforceable, the Issuer would be left with a claim for actual damages against the Seller based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

      No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the Seller.

      Status of Intangible Transition Property as Current Property. The Seller has represented in the Sale Agreement, and the Competition Act provides, that the Transferred Intangible Transition Property constitutes a current property right on the date that the PUC Order became effective and that it thereafter exists continuously for all purposes. Nevertheless, no assurance can be given that if the Seller were to become a debtor in a bankruptcy case, a bankruptcy trustee of the Seller, the Seller itself as debtor in possession or another party in interest would not attempt to take the position that, because the payments based on the Transferred Intangible Transition Property are in whole or in part generally usage-based charges, the Transferred Intangible Transition Property comes into existence only as Customers use electricity. If a court were to adopt this position, no assurance can be given that a security interest in favor of the Transition Bondholders would attach to Intangible Transition Charges in respect of electricity consumed after the commencement of a bankruptcy case for the Seller. If it were determined that the Transferred Intangible Transition Property had not been sold to the Issuer, and the security interest in favor of the Transition Bondholders did not attach to Intangible Transition Charges in respect of electricity consumed after the commencement of a bankruptcy case of the Seller, then the Issuer would be an unsecured creditor of the Seller, and delays or reductions in payments on the Transition Bonds could result. Whether or not a court determined that the Transferred Intangible Transition Property had been sold to the Issuer, no assurances can be given that a court would not rule that any Intangible Transition Charges relating to electricity consumed after the commencement of the Seller's bankruptcy cannot be transferred to the Issuer or the Trustee.

      In addition, because the payments based on the Intangible Transition Charges are in whole or in part generally usage-based charges, if the Seller were to become the debtor in a bankruptcy case, a bankruptcy trustee of the Seller, the Seller itself as debtor in possession or another party in interest could assert that the Issuer should pay a portion of the Seller's costs associated with the generation, transmission or distribution by the Seller of the electricity, consumption of which gave rise to the ITC Collections used to make payments on the Transition Bonds.

      Regardless of whether the Seller is the debtor in a bankruptcy case, if a court were to accept the argument that the Transferred Intangible Transition Property comes into existence only as Customers use electricity, a tax or government lien or other nonconsensual lien on property of the Seller arising before the Transferred Intangible Transition Property came into existence could have priority over the Issuer's interest in the Transferred Intangible Transition Property. Adjustments to the Intangible Transition Charges may be available to mitigate this exposure, although there may be delays in implementing these Adjustments.

      Enforcement of Rights by Trustee. Upon an Event of Default under the Indenture, the Competition Act permits the Trustee to enforce the security interest in the Transferred Intangible Transition Property in accordance with the terms of the Indenture and request the PUC to order the sequestration and payment to Transition Bondholders of all revenues arising with respect to the Transferred Intangible Transition Property. The Competition Act provides that this order will remain in full force and effect notwithstanding bankruptcy, reorganization, or other insolvency proceedings with respect to the utility or its assignee. There can be no assurance, however, that the PUC would issue this order after a PP&L bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit this action by the PUC. In that event, the Trustee may under the Indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the PUC, and an order requiring an accounting and segregation of the revenues arising from the Transferred Intangible Transition Property. There can be no assurance that a court would grant either order.

      Bankruptcy of Servicer. The Servicer is entitled to commingle ITC Collections with its own funds until each Remittance Date. The Competition Act provides that the relative priority of a lien created under the Competition Act is not defeated or adversely affected by the commingling of ITC Collections arising with respect to the Intangible Transition Property with funds of the electric utility. However, in the event of a bankruptcy of the Servicer, a party in interest in the bankruptcy might assert, and a court might rule, that ITC Collections commingled by the Servicer with its own funds and held by the Servicer as of the date of bankruptcy were property of the Servicer as of that date and are therefore property of the Servicer's bankruptcy estate, rather than property of the Issuer. If the court so rules, then the court would likely rule that the Trustee has only a general unsecured claim against the servicer for the amount of commingled ITC Collections held as of that date and could not recover the commingled ITC Collections held as of the date of bankruptcy.

      However the court rules on the ownership of the commingled ITC Collections, the automatic stay arising upon the bankruptcy of the Servicer could delay the Trustee from receiving the commingled ITC Collections held by the Servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court's resolution of whether the commingled ITC Collections are property of the Issuer or of the Servicer, including resolution of any tracing of proceeds issues.

      The Servicing Agreement provides that the Trustee, as assignee of the Issuer, together with the other persons specified therein, may vote to appoint a Successor Servicer that satisfies the Rating Agency Condition or may petition the PUC or a court of competent jurisdiction to appoint a Successor Servicer that meets this criterion. However, the automatic stay might delay a Successor Servicer's replacement of the Servicer. Even if a Successor Servicer may be appointed and may replace the Servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that PP&L as Servicer was capable of performing.

               MATERIAL TAX MATTERS FOR THE TRANSITION BONDS

GENERAL: SCOPE OF FEDERAL INCOME TAX OPINION

      Set forth below is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the Transition Bonds which are anticipated to be relevant to most categories of investors and has been prepared and reviewed by Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to PP&L and the Issuer ("Special Tax Counsel"). Special Tax Counsel is of the opinion that this discussion is correct in all material respects. As more fully described below, Special Tax Counsel will render its opinion, subject to the analysis and assumptions contained therein, that the Issuer will not be treated as an entity separate from PP&L for federal income tax purposes. Special Tax Counsel will render no other opinions to the Transferor with respect to the Transition Bonds. In addition, Special Tax Counsel's opinion and this discussion rely in part, on a ruling PP&L and the Issuer have received from the Internal Revenue Service (the "IRS"). Furthermore, this discussion is intended solely as an explanatory discussion of the possible effects of the classification of the Transition Bonds as indebtedness on investors generally and of related tax matters affecting investors generally, and does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax adviser. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed treasury regulations ("Treasury Regulations") thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the Transition Bonds.

      This Summary of Material Federal Tax Matters Is Not Meant to Be Comprehensive. This summary does not address all aspects of federal income taxation that may be relevant to the holders of Transition Bonds in light of their personal investment circumstances nor, except for limited discussions of particular topics, to types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, persons who hold Transition Bonds as positions in a "straddle" or as part of a "hedging," "conversion" or "constructive sale" transaction for United States federal income tax purposes, and persons whose functional currency is not the United States dollar.). This information is directed to prospective purchasers who purchase the Transition Bonds in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Transition Bonds as "capital assets" within the meaning of Section 1221 of the Code. This summary also generally does not address the consequences to holders of the Transition Bonds under state, local or foreign tax laws. Except to the extent discussed below under "Taxation of Foreign
Transition Bondholders," this discussion may not apply to foreign persons who are not subject to United States federal income tax on a net income basis. Taxpayers and preparers of tax returns (including those filed by any partnership or other entity) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

   1. is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and

   2. is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their respective tax advisers and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

      Definition of "United States Person". For purposes of the discussion below, United States Person means:

   1. a citizen or resident of the United States,

   2. a corporation, partnership or other specified entity created or organized in or under the laws of the United States, or any state (including the District of Columbia) or any political subdivision thereof,

   3. an estate the net income of which is subject to United States federal income taxation regardless of its source or

   4. a trust:

      a. over the administration of which a court within the United States is able to exercise primary supervision and

      b. all substantial decisions of which one or more United States Persons have the authority to control,

and "Foreign Person" means a person other than a United States Person.

IT IS RECOMMENDED THAT ALL PROSPECTIVE INVESTORS CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

TAX STATUS OF THE ISSUER AND OF THE TRANSITION BONDS

      The Issuer is a wholly owned, non-corporate subsidiary of PP&L which has not elected to be taxed as a corporation for federal income tax purposes. Tax Counsel has advised PP&L that, as a result, the Issuer will be treated as a division of PP&L and will not be treated as a separate taxable entity. The Issuer and PP&L have received a private letter ruling from the IRS regarding some aspects of the transactions described in this Prospectus, upon which Tax Counsel has relied in rendering its advice and in preparing this section. In that ruling, the IRS ruled that:

   1. the issuance of the PUC Order would not result in the recognition of gross income by PP&L, and

   2. the Transition Bonds would be classified as debt obligations of PP&L.

TAXATION OF UNITED STATES TRANSITION BONDHOLDERS

      For federal income tax purposes, the transactions described in this Prospectus will be treated as an issuance of debt obligations by PP&L to the holders of the Transition Bonds secured by a pledge of the Collateral. Accordingly, assuming, as is anticipated, that the Transition Bonds are issued at par value (or at a discount of not more than the statutorily prescribed de minimus amount each holder of Transition Bonds that is a United States Person will be required to include in income, in accordance with its usual method of accounting, the portion of the stated interest attributable to the Transition Bonds during the period the Transition Bonds are held by the holder.

      Capital Gains Issues for the Transition Bonds. A holder of Transition Bonds that is a United States Person will recognize capital gain or loss upon the sale or exchange of a Transition Bond equal to the difference between the amount realized from this sale or exchange (exclusive of any portion thereof reflecting accrued but unpaid interest, which is taxable as ordinary income) and its tax basis in the Transition Bond. A Transition Bondholder that is a United States Person will have a tax basis in a Transition Bond equal to the Transition Bondholder's purchase price for the Transition Bond (exclusive of any portion thereof representing accrued but unpaid interest), decreased by any principal repayments. Capital gain or loss will be long-term capital gain or loss, provided that the holder has held the Transition Bonds for more than one year at the time of disposition.

   1. 39.6% if the United States Person held the Transition Bond for not more than one year before sale or

   2. 20% if the United States Person held the Transition Bond for more than one year.

INFORMATION REPORTING AND BACKUP WITHHOLDING

      The Trustee or other responsible person will be required to report annually to the IRS, and to each holder of Transition Bonds of record, information specified in the Indenture, including the name, address and taxpayer identification number of the holder, the aggregate amount of principal and interest paid and the amount of tax withheld, if any. This obligation, however, does not apply with respect to some United States Persons, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts, who provide certification as to their status.

      Backup Withholding for Failure to Provide the Correct Taxpayer Identification Number. In the event a United States Person subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or under reports its tax liability, the Issuer or its agents may be required by the Internal Revenue Service to withhold United States federal income tax equal to 31% of each payment of principal and interest on the Transition Bonds. This backup withholding is not an additional tax and will be credited against the Transition Bondholder's United States federal income tax liability, provided that required information is furnished to the IRS.

TAXATION OF FOREIGN TRANSITION BONDHOLDERS

      Payments of interest income received by a Transition Bondholder that is a Foreign Person generally will not be subject to United States federal withholding tax, provided that the Foreign Person complies with the requirements listed below.

      Withholding Taxation on Interest Received by Foreign Persons During 1999. Payments of interest income on the Transition Bonds received by a Foreign Person on or prior to December 31, 1999, will not be subject to United States federal withholding tax (or to backup withholding and information reporting), provided that:

   1. the Foreign Person does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PP&L entitled to vote,

   2. the Foreign Person is not a controlled foreign corporation that is related to PP&L through stock ownership, and

   3. either:

      a. the beneficial owner of the Transition Bonds, under penalties of perjury, provides PP&L or its paying agent with its name and address and certifies that it is not a United States Person or

      b. a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") certifies to PP&L or its paying agent, under penalties of perjury, that this statement has been received from the beneficial owner by it or another Financial Institution and furnishes to PP&L or its agent a copy thereof.

Backup withholding and information reporting also generally will not apply to payments of interest on or prior to December 31, 1999, if the certification described above is received, provided that the payor does not have actual knowledge that the Transition Bondholder is a United States Person.

      Withholding Taxation on Interest Received by Foreign Persons After 1999. Payments of interest income on the Transition Bonds received by a Foreign Person after December 31, 1999, will not be subject to United States federal withholding tax (or to backup withholding and information reporting) provided that requirements 1 and 2 of the preceding paragraph are satisfied and, in general, PP&L or its paying agent has received:

   1. appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury regulations issued under Section 1441 of the Code,

   2. a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury regulations,

   3. a withholding certificate from a person representing to be a "qualified intermediary" that has assumed primary withholding responsibility under these Treasury regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS, or

   4. a statement, under penalties of perjury from an authorized representative of a Financial Institution, stating that the Financial Institution has received from the beneficial owner a withholding certificate described in these Treasury regulations or that it has received a similar statement from another Financial Institution acting on behalf of the foreign beneficial owner.

In general, it will not be necessary for a Transition Bondholder that is a Foreign Person to obtain or furnish a United States taxpayer identification number to PP&L or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest. Interest paid to a holder of Transition Bonds that is a Foreign Person will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable tax treaty provides for the reduction or elimination of this withholding tax. A Transition Bondholder that is a Foreign Person generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if this income is effectively connected with the conduct of a trade or business in the United States. This effectively connected income received by a Foreign Person that is a corporation may in some circumstances be subject to an additional "branch profits tax" at a 30% rate, or if applicable, a lower treaty rate.

      Capital Gains Tax Issues for Foreign Persons. A Transition Bondholder that is a Foreign Person generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of Transition Bonds, unless:

   1. the Foreign Person is an individual who is present in the United States for 183 days or more during the taxable year and as to whom this gain is from United States sources or

   2. the gain is effectively connected with a United States trade or business of the Foreign Person and other requirements are satisfied.

      Sale of the Transition Bonds to or Through the Office of a Broker. The payment of the proceeds of the sale of Transition Bonds to or through the United States office of a broker will be subject to information reporting and possible backup withholding at a rate of 31% unless the owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption in accordance with applicable Treasury regulations. The payment of the proceeds of the sale of Transition Bonds to or through the foreign office of a broker generally will not be subject to this backup withholding tax. However, in the case of the payment of proceeds from the disposition of Transition Bonds through a foreign office of a broker that is a United States Person or a "United States related person," the applicable Treasury regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Foreign Person and the broker has no actual knowledge to the contrary. For this purpose, a "United States related person" is:

   1. a "controlled foreign corporation" for United States federal income tax purposes, or

   2. a Foreign Person 50% or more of whose gross income from all sources for a specified period is derived from activities that are effectively connected with the conduct of a United States trade or business.

Any amounts withheld under the backup withholding rules from a payment to a Foreign Person will be allowed as a refund or a credit against this Foreign Person's United States federal income tax, provided that the required information is furnished to the IRS.

MATERIAL COMMONWEALTH OF PENNSYLVANIA TAX MATTERS

      In the opinion of Morgan, Lewis & Bockius LLP, Special Pennsylvania tax counsel to PP&L and the Issuer, interest from Transition Bonds received by a person who is not otherwise subject to corporate or personal income tax in the Commonwealth will not be subject to these taxes. Neither the Commonwealth nor any of its political subdivisions presently impose intangible personal property taxes and therefore Commonwealth residents will not be subject to these taxes.

                            ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose restrictions on:

   1. employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA,

   2. plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans,

   3. any entities whose underlying assets include plan assets by reason of a plan's investment in these entities (each of 1, 2 and 3, a "Plan") and

   4. persons who have specified relationships to Plans ("parties in interest" under ERISA and "disqualified persons" under the Code (collectively, "Parties in Interest")).

Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86
(1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and this insurance company might be treated as a Party in Interest with respect to a Plan by virtue of this investment. ERISA also imposes specific duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and Section 4975 of the Code prohibit specified transactions between a Plan and Parties in Interest with respect to the Plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.

PLAN ASSET ISSUES FOR AN INVESTMENT IN THE TRANSITION BONDS

      Under a regulation issued by the United States Department of Labor (the "Plan Asset Regulation"), if a Plan makes an "equity" investment in a corporation, partnership, trust or other specified entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless those exceptions set forth in the Plan Asset Regulation apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the Transition Bonds should not be treated as an equity interest for purposes of the Plan Asset Regulation. Accordingly, the assets of the Borrower should not be treated as the assets of Plans investing in the Transition Bonds.

PROHIBITED TRANSACTION EXEMPTIONS

      It should be noted, however, that without regard to the treatment of the Transition Bonds as equity interests or as indebtedness under the Plan Asset Regulation, the Seller and/or its affiliates, as a provider of services to Plans, may be deemed to be Parties in Interest with respect to many Plans. The purchase and holding of Transition Bonds by or on behalf of one or more of these Plans could result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code, unless the transaction were subject to one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Code.

      Examples of Prohibited Transaction Class Exemptions. Potentially applicable administrative class exemptions include the following:

   1. Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts specific transactions involving insurance company pooled separate accounts;

   2. PTCE 95-60, which exempts specific transactions involving insurance company general accounts;

   3. PTCE 91-38, which exempts specific transactions involving bank collective investment funds;

   4. PTCE 84-14, which exempts specific transactions effected on behalf of a Plan by a "qualified professional asset manager" ("QPAM"); or

   5. PTCE 96-23, which exempts specific transactions effected on behalf of a Plan by specific "in-house" asset managers.

It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

      PRIOR TO MAKING AN INVESTMENT IN THE TRANSITION BONDS OF ANY SERIES, A PLAN INVESTOR MUST DETERMINE WHETHER, AND EACH FIDUCIARY CAUSING THE TRANSITION BONDS TO BE PURCHASED BY, ON BEHALF OF OR USING PLAN ASSETS OF A PLAN THAT IS SUBJECT TO THE PROHIBITED TRANSACTION RULES OF ERISA OR
SECTION 4975 OF THE CODE, INCLUDING WITHOUT LIMITATION AN INSURANCE COMPANY GENERAL ACCOUNT, SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT, AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES APPLIES, SO THAT THE USE OF PLAN ASSETS OF THE PLAN TO PURCHASE AND HOLD THE TRANSITION BONDS DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE.

      Conditions That Would Allow the QPAM Exemption to Apply. Plan fiduciaries intending to rely upon the QPAM exemption should consider the following potential prohibited transactions. As noted above, although the Issuer believes that the Transition Bonds should not constitute "equity interests" for purposes of the Plan Asset Regulation, it is nonetheless possible that any Class or Series of Transition Bonds that do not qualify as Publicly Offered Securities could be treated as "equity interests" for purposes of the Plan Asset Regulation, in which case the assets of the Issuer would be treated as the assets of any Plan purchasing that Class or Series. In this event, ITC Collections will be deemed, for purposes of the prohibited transaction rules, to flow indirectly from Customers to Plans that own that Class or Series of Transition Bonds, which in the absence of an applicable exemption could be deemed to constitute a prohibited transfer of property between a Plan and any Party in Interest with respect to the Plan that is also a Customer. The QPAM exemption requires, among other things, that at the time of the proposed transaction, the party in interest (or its affiliate) does not have the authority to appoint or terminate the QPAM as a manager of any of the Plan's assets. This means, however, that if the Plan sponsor, a director of the Plan sponsor or other Party in Interest with respect to a Plan is also a Customer, and this person has the authority to appoint or terminate the QPAM as a manager of the Plan's assets, the holding of that Class or Series of Transition Bonds by the Plan could be deemed to constitute a prohibited transaction to which the QPAM exemption does not apply. Accordingly, fiduciaries intending to rely upon the QPAM exemption should carefully discuss the effectiveness of the QPAM exemption with their legal advisors before purchasing any Class or Series of Transition Bonds.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

      It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to particular breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.

      Department Of Labor Proposed Regulations. As of the date hereof, the Department of Labor has issued proposed regulations under Section 401(c). If the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The proposed regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of Transition Bonds by insurance company general accounts.

GENERAL INVESTMENT CONSIDERATIONS FOR PROSPECTIVE PLAN INVESTORS IN THE TRANSITION BONDS

      Prior to making an investment in the Transition Bonds, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; whether the investment constitutes a direct or indirect transaction with a Party in Interest; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in the Transition Bonds is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      Governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of
Section 4975 of the Code. However, these plans may be subject to substantially similar rules under state or other federal law, and may also be subject to the prohibited transaction rules of Section 503 of the Code.

      The sale of Transition Bonds to a Plan shall not be deemed a representation by the Seller or the Underwriters that this investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.

               PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS

      The Transition Bonds of each Series may be sold to or through underwriters named in the related Prospectus Supplement (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters or any other underwriting arrangement as may be specified in the related Prospectus Supplement or may be offered or placed either directly or through agents. The Issuer and the Trustee intend that Transition Bonds will be offered through various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Transition Bonds may be made through a combination of these methods.

      The distribution of Transition Bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

      The Transition Bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that any of the Transition Bonds will be listed on any securities exchange. There can be no assurance that a secondary market for any Series of Transition Bonds will develop or, if one does develop, that it will continue.

      Compensation to Underwriters. In connection with the sale of the Transition Bonds, Underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Transition Bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the Transition Bonds of a Series may be deemed to be underwriters, and any discounts or commissions received by them from the Issuer and any profit on the resale of the Transition Bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. These Underwriters or agents will be identified, and any compensation received from the Issuer will be described, in the related Prospectus Supplement.

      Other Distribution Issues. Under agreements which may be entered into by the Seller, the Issuer and the Trustee, Underwriters and agents who participate in the distribution of the Transition Bonds may be entitled to indemnification by the Seller and the Issuer against liabilities specified therein, including under the Securities Act. The Underwriters may, from time to time, buy and sell the Transition Bonds, but there can be no assurance that an active secondary market will develop and there is no assurance that this market, if established will continue.

                      RATINGS FOR THE TRANSITION BONDS

      It is a condition of any Underwriter's obligation to purchase the Transition Bonds that each Series or Class receive the ratings indicated in the related Prospectus Supplement.

      Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Transition Bonds, and, accordingly, there can be no assurance that the ratings assigned to any Series or Class of Transition Bonds upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Series or Class of Transition Bonds is revised or withdrawn, the liquidity of this Class of Transition Bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Transition Bonds other than the payment in full of each Series or Class of Transaction Bonds by the applicable Series Termination Date or Class Termination Date.

           VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS

      Some legal matters relating to the Issuer and the issuance of the Transition Bonds will be passed upon for the Issuer by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and for the Underwriters by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Some legal matters relating to PP&L will be passed upon for PP&L by Morgan Lewis & Bockius LLP, Philadelphia, Pennsylvania. Some legal matters relating to the federal tax consequences of the issuance of the Transition Bonds will be passed upon for the Issuer by Skadden, Arps, Slate, Meagher & Flom LLP. Some legal matters relating to Commonwealth of Pennsylvania tax consequences of the issuance of the Transition Bonds will be passed upon for the Issuer by Morgan, Lewis & Bockius LLP.


                       INDEX OF PRINCIPAL DEFINITIONS

      Set forth below is a list of defined terms used in this Prospectus and defined herein and the pages on which the definitions may be found.

                                 TERM PAGE

Actual ITC Collections....................................................77
Adjustment Date...........................................................35
Adjustment Request........................................................35
Annual Accountant's Report................................................82
Basic Documents...........................................................74
Billing Month.............................................................77
Bond Rate.................................................................62
Book-Entry Transition Bonds...............................................65
Business Day..............................................................77
Calculation Date..........................................................35
Capital Subaccount........................................................88
Cede.......................................................................5
CEDEL.....................................................................65
CEDEL Customers...........................................................66
Class.....................................................................60
Class Final Maturity Date.................................................62
Code.....................................................................102
Collateral.................................................................5
Collection Account........................................................86
Collections Curve.........................................................77
Collections Curve Payment.................................................77
Commonwealth..............................................................23
Commonwealth Court........................................................27
Competition Act...........................................................24
Competitive Default Service...............................................31
Competitive Default Supplier..............................................31
Competitive Transition Charges............................................24
Cooperative...............................................................66
Covenant Defeasance Option................................................98
Curve Payment Shortfall...................................................77
Customer..................................................................24
Customer Class............................................................41
Defeasance Subaccount.....................................................86
Depositories..............................................................65
Direct Participants.......................................................66
DTC........................................................................5
Eastern District Court....................................................27
electric generation suppliers.............................................24
Eligible Institution......................................................86
Eligible Investments......................................................87
Equity Interest..........................................................107
ERISA....................................................................107
Euroclear.................................................................65
Euroclear Operator........................................................66
Euroclear Participants....................................................66
Event of Default..........................................................94
Excess Curve Payment......................................................77
Exchange Act............................................................ . 5
Expected Amortization Schedule............................................35
Expected Final Payment Date...............................................63
Financial Institution....................................................105
Final Maturity Date.......................................................63
Financing Issuance........................................................85
Fitch.....................................................................79
Foreign Person...........................................................103
Fumo Action...............................................................37
General Account Regulations..............................................108
General Subaccount........................................................88
Generation Rate Cap.......................................................30
H.R. 1230.................................................................39
Indemnity Amounts.........................................................88
Indenture.................................................................62
Independent Manager.......................................................61
Indirect Participants.....................................................66
Industry................................................................. 68
Initial Intangible Transition Property....................................70
Initial Transfer Date.....................................................70
Insolvency Laws...........................................................84
Intangible Transition Charges.............................................25
Intangible Transition Property............................................25
Interest..................................................................90
IP&L......................................................................38
IRS......................................................................102
Issuer....................................................................60
ITC Collections...........................................................33
Joint Petition............................................................27
Kwh.......................................................................30
Large Commercial and Industrial...........................................41
Legal Defeasance Option...................................................98
Limited Liability Company Agreement.......................................60
Managers..................................................................61
Moody's...................................................................79
Mwh.......................................................................48
non-bypassable............................................................25
On Track..................................................................56
Overcollateralization Amount..............................................88
Overcollateralization Subaccount..........................................88
Participants..............................................................65
Parties in Interest......................................................107
Payment Date..............................................................62
PECO......................................................................38
PJM.......................................................................59
PP&L...................................................................8, 23
PP&L Resources............................................................23
Plan ....................................................................107
Plan Asset Regulation....................................................107
Post-Retail Access........................................................58
Pre-Retail Access.........................................................57
Principal.................................................................90
Prior Limited Liability Company Agreement.................................60
Projected Transition Bond Balance.........................................35
Prospectus Supplement......................................................5
provider of last resort...................................................24
PTCE.....................................................................107
PUC...................................................................14, 24
PUC Order.................................................................27
PUC Restructuring Order...................................................27
QPAM.....................................................................108
Qualified Transition Expenses.............................................33
Rate Schedule.............................................................42
Rate Schedule BL..........................................................43
Rate Schedule GH-1(R).....................................................42
Rate Schedule GH-2(R).....................................................42
Rate Schedule GS-1........................................................42
Rate Schedule GS-3........................................................42
Rate Schedule IS-1........................................................43
Rate Schedule IS-P........................................................43
Rate Schedule IS-T........................................................44
Rate Schedule ISM.........................................................44
Rate Schedule LP-4........................................................43
Rate Schedule LP-5........................................................44
Rate Schedule LP-6........................................................44
Rate Schedule LPEP........................................................44
Rate Schedule RS..........................................................42
Rate Schedule RTD.........................................................42
Rate Schedule RTS.........................................................42
Rate Schedule SA..........................................................43
Rate Schedule SE..........................................................43
Rate Schedule SHS.........................................................43
Rate Schedule SI-1(R).....................................................43
Rate Schedule Standby.....................................................44
Rate Schedule TS..........................................................43
Rate Schedule SM..........................................................43
Rating Agency.............................................................63
Rating Agency Condition...................................................63
Refunding Issuance........................................................85
Registration Statement.....................................................5
Remittance Date...........................................................77
Required Capital Amount...................................................88
Reserve Subaccount........................................................89
Residential...............................................................41
Restructuring Plan........................................................27
Rules.....................................................................67
S&P.......................................................................79
Sale Agreement............................................................60
Scheduled Overcollateralization Level.....................................35
SEC........................................................................5
Securities Act.............................................................5
Seller....................................................................60
Series....................................................................60
Series Final Maturity Date................................................62
Series Issuance Date......................................................60
Series Subaccount.........................................................88
Servicer..................................................................60
Servicer Defaults.........................................................83
Servicing Agreement.......................................................61
Servicing Fee.............................................................79
Shopping Credit...........................................................28
Small Commercial and Industrial...........................................41
Special Tax Counsel......................................................102
Stranded Costs............................................................28
Subaccounts...............................................................10
Subsequent Intangible Transition Property.................................70
Subsequent Sale...........................................................70
Subsequent Transfer Date..................................................70
Successor Servicer........................................................84
Supplemental Indenture....................................................62
Systems...................................................................68
Terms and Conditions......................................................66
Transferred Intangible Transition Property................................60
Transition Bond Balance...................................................35
Transition Bondholder......................................................5
Transition Bonds...........................................................5
Treasury Regulations.....................................................102
Trust Indenture Act.......................................................97
Trustee....................................................................5
U.S. Government Obligations...............................................99
Underwriters.............................................................109
Union Action..............................................................37
United States Person.....................................................103
United States related person.............................................106
Winter Moratorium.........................................................57
Year 2000 Compliant.......................................................59
Year 2000 Ready...........................................................59


     INDEX TO FINANCIAL STATEMENTS OF PP&L TRANSITION BOND COMPANY LLC

                                                                        Page

Report of Independent Accountants........................................F-2
   Statement of Net Assets Available for Issuer Activities...............F-3
   Statement of Changes in Net Assets Available for Issuer Activities....F-4
Notes to Financial Statements............................................F-5
Report of Independent Accountants........................................F-6


                     REPORT OF INDEPENDENT ACCOUNTANTS


To the Owners
of PP&L Transition Bond Company LLC

      In our opinion, the accompanying statement of net assets available for Issuer activities of PP&L Transition Bond Company LLC and related statements of changes in net assets available for Issuer activities present, in all material respects, net asset available for Issuer activity of PP&L Transition Bond Company LLC at ______, 1999 and the changes in its net assets available for Issuer activities for the period from (date of inception) through (date) in conformity with generally accepted accounting principles. These financial statements are the responsibility of PP&L Transition Bond Company LLC's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

_________, 1999


                            --------------------




                                ______, 1999


PP&L Transition Bond Company LLC
Statement of Net Assets Available for Issuer Activities as of  _______, 1999


ASSETS

Cash                                                  $
Unamortized debt issuance costs                       $____________

   Total Assets                                       $

Due to related party (Note ____)                      $____________


Net Assets available for Issuer activities            $
                                                       ============

 See accompanying notes to financial statements.




PP&L Transition Bond Company LLC

Statement of Changes in net assets available for Issuer activities for the period from _____, 1999 (date of inception) to _______, 1999


Additions:
  Contribution by Grantor                                   $
Deductions:

Changes in Net Assets Available for Activities              $
  Net Assets Available for Activities at
  Inception ______, 1999                                    $____________

 Net Assets Available for Activities at _______, 1999       $
                                                             ============


 See accompanying notes to financial statements.




PP&L Transition Bond Company LLC
Notes to Financial Statements


1.    Nature of Operations

      PP&L Transition Bond Company LLC ("The Company"), a limited liability company established by PP&L, Inc. ("PP&L") under the laws of the State of Delaware, was formed on March 25, 1999 pursuant to a limited liability company agreement of PP&L, as sole member of the Company. PP&L is an operating electric utility and is a wholly owned subsidiary of PP&L Resources, Inc.

      The Company was organized for the sole purpose of purchasing and owning the Intangible Transition Property (ITP), issuing Transition Bonds (Bonds), pledging its interest in ITP and other collateral to the Trustee to collateralize the Bonds, and performing activities that are necessary, suitable or convenient to accomplish these purposes. ITP represents the irrevocable right of PP&L, or its successor or assignee, to collect a non-bypassable Intangible Transition Charge (ITC) from customers pursuant to a Qualified Rate Order (PUC Order) issued August 27, 1998 by the Pennsylvania Public Utility Commission (PUC) in accordance with the Pennsylvania Electricity Generation Customer Choice and Competition Act ("applicable law") enacted in Pennsylvania in December 1996. The PUC Order authorizes the ITC to be sufficient to recover $2.85 billion aggregate principal amount of Bonds, plus an amount sufficient to provide for any credit enhancement, to fund any reserves and to pay interest, redemption premiums, if any, servicing fees and other expenses relating to the Bonds. The Company's organizational documents require it to operate in a manner so that it should not be consolidated in the bankruptcy estate of PP&L in the event PP&L becomes subject to a bankruptcy proceeding. Both PP&L and the Company will treat the transfer of ITP to the Company as a sale under applicable law. The Bonds will be treated as debt obligations of the Company.

      For financial reporting and federal and Commonwealth of Pennsylvania income and franchise tax purposes, the transfer of ITP to the Company will be treated as a financing arrangement and not as a sale. Furthermore, the results of operations of the Company will be consolidated with PP&L for financial and income tax reporting purposes.

      2.    Significant Accounting Policies

BASIS OF PRESENTATION

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amount of revenues, expenses, assets, and liabilities and disclosure of contingencies. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

       The Company considers all liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

UNAMORTIZED DEBT ISSUANCE COSTS

      The costs associated with the anticipated issuance of the Bonds have been capitalized and will be amortized over the life of the Bonds utilizing the effective interest method.

INCOME TAXES

      The Company is a wholly owned subsidiary of CEP Group, Inc. which has elected not to be taxed as a corporation for federal income tax purposes. The Company will be treated as a division of PP&L and will not be treated as a separate taxable entity.

      3.    The Bonds

      The purpose of the Company is to issue Bonds pursuant to authority granted by the PUC in the PUC Order. The Company intends to issue Bonds in series (Series) from time to time, the maturities and interest rates of which will depend upon market conditions at the time of issuance. The proceeds will be used to fund the purchase of ITP from PP&L. The Bonds will be collateralized by the ITP and other assets of the Company. Under applicable law, the Bonds will not be an obligation of PP&L or secured by the assets of PP&L. Also under applicable law, the Bonds will be recourse to the Company and will be collateralized on a pro rata basis by the ITP and the equity and assets of the Company. The source of repayment will be the ITC authorized pursuant to a PUC Order, which charges will be collected from PP&L customers by PP&L, as servicer.

      ITC collections will be deposited quarterly by PP&L with the Company and used to pay the expenses of the Company, to pay debt service on the Bonds and to fund credit enhancement for the Bonds. The Company will also pledge the capital contributed by PP&L to secure the debt service requirements of the Bonds. The debt service requirements will include an Overcollateralization Account, a Capital Account and an Overcollateralization Account which will be available to bond holders. Any amounts collateralizing the Bonds will be returned to the Company upon payment of the Bonds.

      4.    Significant Agreements and Related Party Transactions

      Under the Servicing Agreement to be entered into by the Company and PP&L concurrently with the issuance of the first Series of Bonds, PP&L, as servicer, will be required to manage and administer the ITP of the Company and to collect the ITC on behalf of the Company. The Company will pay an annual servicing fee equal to [$ ], which will be determined when the Bonds are issued.

      All debt issuance costs incurred to date have been or will be paid by PP&L and reimbursed by the Company upon issuance of the Bonds.



                             TABLE OF CONTENTS

                           Prospectus Supplement

WHERE TO FIND INFORMATION IN THESE DOCUMENTS.............................S-4
SUMMARY OF TERMS - PROSPECTUS SUPPLEMENT.................................S-6
THE SERIES 1999-_ BONDS..................................................S-9
DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY...........................S-12
DESCRIPTION OF PP&L'S BUSINESS..........................................S-16
MATERIAL FEDERAL INCOME TAX MATTERS FOR THE SERIES 1999-_BONDS..........S-17
UNDERWRITING THE SERIES 1999-_ BONDS....................................S-18
RATINGS FOR THE SERIES 1999-_ BONDS.....................................S-19
INDEX OF PRINCIPAL DEFINITIONS..........................................S-21

                                 Prospectus

INFORMATION ABOUT THE ISSUER THAT IS PUBLICLY AVAILABLE....................5
REPORTS TO TRANSITION BONDHOLDERS..........................................5
INCORPORATION OF DOCUMENTS BY REFERENCE....................................5
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS............6
SUMMARY OF TERMS - PROSPECTUS..............................................8
RISK FACTORS..............................................................14
PP&L, INC.................................................................23
THE COMPETITION ACT.......................................................24
PP&L'S RESTRUCTURING PLAN.................................................27
THE PUC ORDER AND THE INTANGIBLE TRANSITION CHARGES.......................32
LEGAL ACTIVITY CHALLENGING THE COMPETITION ACT OR THE PUC ORDER...........37
THE SELLER AND SERVICER OF THE INTANGIBLE TRANSITION PROPERTY.............41
PP&L TRANSITION BOND COMPANY LLC, THE ISSUER..............................60
HOW THE ISSUER WILL USE THE PROCEEDS OF THE TRANSITION BONDS..............62
THE TRANSITION BONDS......................................................62
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION
  BONDS...................................................................69
THE SALE AGREEMENT........................................................70
THE SERVICING AGREEMENT...................................................76
THE INDENTURE.............................................................84
HOW A BANKRUPTCY OF THE ISSUER, SELLER OR SERVICER MAY AFFECT YOUR
  INVESTMENT.............................................................100
MATERIAL  TAX MATTERS FOR THE TRANSITION BONDS...........................102
ERISA CONSIDERATIONS.....................................................107
PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS............................109
RATINGS FOR THE TRANSITION BONDS.........................................110
VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS...................110
INDEX OF PRINCIPAL DEFINITIONS...........................................111

      The Requirement to Deliver a Copy of the Prospectus. Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the related Series of Transition Bonds, whether or not participating in the distribution of the related Series of Transition Bonds, may be required to deliver a Prospectus and a Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                      PP&L Transition Bond Company LLC


                                     $


                              Transition Bonds
                               Series 1999-_


                                    ___%


                            --------------------


                           PROSPECTUS SUPPLEMENT


                              __________, 1999


                            --------------------


                               [Underwriters]




                                  PART II

Item 14. Other Expenses of Issuance and Distribution

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee.............................................$   278
Printing and Engraving Expenses..............................$     *
Trustee's Fees and Expenses..................................$     *
Legal Fees and Expenses......................................$     *
Blue Sky Fees and Expenses...................................$     *
Accountants' Fees and Expenses...............................$     *
Rating Agency Fees...........................................$     *
Miscellaneous Fees and Expenses..............................$     *
                                                              ------------
Total........................................................$     *
                                                              ============

* To be provided by amendment.


Item 15. Indemnification of Members and Mangers.

       Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

      The Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") of PP&L LLC (the "Issuer") provides that, to the fullest extent permitted by law, the Issuer shall indemnify its members and managers against any liability incurred in connection with any proceeding in which any member or manager may be involved as a party or otherwise by reason of the fact that the member or manager is or was serving in its capacity as a member or manager, unless this liability is based on or arises in connection with the member's or manager's own willful misconduct or gross negligence, the failure to perform the obligations set forth in the LLC Agreement, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the managers in connection with any of the transactions contemplated by the LLC Agreement and related agreements.


Item 16. Exhibits

Exhibit
 No.           Description
-------        -----------

1.1     Form of Underwriting Agreement.*
4.1.1   Limited Liability Company Agreement of PP&L Transition Bond
        Company LLC.
4.1.2 Form of Amended and Restated Limited Liability Company Agreement for PP&L Transition Bond Company LLC*
4.2     Certificate of Formation of PP&L Transition Bond Company LLC.
4.3     Form of Indenture.*
4.4     Form of Transition Bonds.*
5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, relating to legality of the Transition Bonds.*
8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to material federal tax matters.*
8.2 Opinion of Morgan, Lewis & Bockius LLP with respect to material Commonwealth of Pennsylvania tax matters*
10.1    Form of Sale Agreement.*
10.2    Form of Servicing Agreement.*
10.3 Joint Petition for Full Settlement of PP&L's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of Generation Assets dated August 12, 1998.*
23.1.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibits 5.1 and 8.1).*
23.1.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 8.2).*
23.2    Consent of PricewaterhouseCoopers LLP.*
24.1    Power of Attorney.*
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Bank of New York, as Trustee under the Indenture.*
27.1    Financial Data Schedule.*
99.1    Qualified Rate Order issued August 27, 1998.*
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.*


*To be filed by amendment


Item 17. Undertakings

      The undersigned Registrant on behalf of PP&L Transition Bond Company, LLC (the "Issuer") hereby undertakes as follows:

       (a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in this information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(i)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each relevant post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering hereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) with respect to the Issuer that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, theretofore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of this issue.

      (d) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (e) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

      (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on March 31, 1999.

                              PP&L Transition Bond Company LLC


                              By:  /s/  John R. Biggar
                                 -----------------------------
                                 Name:  John R. Biggar
                                 Title: Manager


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   March 31, 1999                 /s/ John R. Biggar
   ---------------               ----------------------
   Date                          Name:  John. R. Biggar
                                 Title: Manager

   March 31, 1999                 /s/ James E. Abel
   ---------------               ----------------------
   Date                          Name:  James E. Abel
                                 Title: Manager

   March 31, 1999                 /s/ Jim Pennington
   ---------------               ----------------------
   Date                          Name:  Jim Pennington
                                 Title: Manager




                             INDEX TO EXHIBITS


Exhibit
  No.           Description
------          -----------
1.1     Form of Underwriting Agreement.*
4.1.1   Limited Liability Company Agreement of PP&L Transition Bond
        Company LLC.
4.1.2 Form of Amended and Restated Limited Liability Company Agreement for PP&L Transition Bond Company LLC*
4.2     Certificate of Formation of PP&L Transition Bond Company LLC.
4.3     Form of Indenture.*
4.4     Form of Transition Bonds.*
5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, relating to legality of the Transition Bonds.*
8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to material federal tax matters.*
8.2 Opinion of Morgan, Lewis & Bockius LLP with respect to material Commonwealth of Pennsylvania tax matters*
10.1    Form of Sale Agreement.*
10.2    Form of Servicing Agreement.*
10.3 Joint Petition for Full Settlement of PP&L's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of Generation Assets dated August 12, 1998.*
23.1.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibits 5.1 and 8.1).*
23.1.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 8.2).*
23.2    Consent of PricewaterhouseCoopers LLP.*
24.1    Power of Attorney.*
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.*
27.1    Financial Data Schedule.*
99.1    Qualified Rate Order issued August 27, 1998.*
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.*

*To be filed by amendment